Exhibit 10.3

$215,000,000.00

CREDIT AGREEMENT

among

AQUASITION LLC,

as Borrower,

AQUASITION II LLC,

as Co-Borrower,

and

MUNICH RE RESERVE RISK FINANCING, INC.,

as Lender

Dated as of May 19, 2021

TABLE OF CONTENTS

Page

Article I DEFINITIONS1

1.1 Defined Terms1

1.2 Other Definitional Provisions23

1.3 Computation of Time Periods23

Article II AMOUNT AND TERMS OF COMMITMENT24

2.1 Loan Commitment24

2.2 Procedures for Borrowing24

2.3 Maturity Date24

2.4 Repayment of Loan; Evidence of Debt24

2.5 Fees25

2.6 Optional Prepayments25

2.7 Mandatory Prepayments25

2.8 Interest Rates, Payment Dates and Computation of Interest and Fees27

2.9 Application of Payments; Place of Payments28

2.10 Increased Costs29

2.11 Taxes30

2.12 Mitigation Obligations32

2.13 Distributions from the Operating Account32

2.14 Distributions from the Control Account33

2.15 Distributions from the Royalty Account34

Article III REPRESENTATIONS AND WARRANTIES34

3.1 Financial Condition34

3.2 No Change34

3.3 Corporate Existence; Compliance with Law34

3.4 Entity Power; Authorization; Enforceable Obligations35

3.5 No Legal Bar36

3.6 Existing Indebtedness36

3.7 No Material Litigation36

3.8 No Default36

3.9 Ownership of Property37

3.10 Insurance38

3.11 Plugging and Abandonment Obligations38

3.12 Transaction Documents38

3.13 Intellectual Property39

3.14 Taxes39

3.15 Federal Regulations39

3.16 Labor Matters39

3.17 ERISA39

3.18 Regulations39

3.19 Capital Stock; Subsidiaries39

3.20 Use of Proceeds40

3.21 Environmental Matters40

i

3.22 Accuracy of Information, etc.41

3.23 Security Documents41

3.24 Solvency42

3.25 Gas Imbalances42

3.26 Hedging Agreements42

3.27 Reserve Reports42

3.28 Sale of Production43

3.29 Contingent Obligations43

3.30 Bank Accounts43

3.31 Material Contracts43

3.32 No Burdensome Restrictions44

3.33 Anti-Corruption Laws; USA PATRIOT Act; Anti-Terrorism Laws and Sanctions44

Article IV CONDITIONS PRECEDENT44

4.1 Conditions to Closing Date44

4.2 Conditions Deemed Fulfilled48

Article V AFFIRMATIVE COVENANTS48

5.1 Financial Statements48

5.2 Reporting Requirements49

5.3 Certificates; Other Information51

5.4 Payment of Obligations52

5.5 Maintenance of Existence; Compliance with Obligations, Requirements, etc.52

5.6 Operation and Maintenance of Property53

5.7 Subordination of Affiliated Operators’ Liens54

5.8 Insurance54

5.9 Maintenance of Material Contracts55

5.10 Inspection of Property; Books and Records; Discussions55

5.11 Notices56

5.12 Environmental Laws56

5.13 Commodity Price Protection57

5.14 Collateral Matters57

5.15 Title Matters58

5.16 Plugging and Abandonment Obligations.59

5.17 Use of Proceeds59

5.18 Accounts59

5.19 Patriot Act Compliance59

5.20 Further Assurances60

5.21 Post-Closing Covenants60

Article VI NEGATIVE COVENANTS60

6.1 Indebtedness60

6.2 Liens61

6.3 Fundamental Changes64

6.4 Disposition of Property64

6.5 Restricted Payments65

6.6 Expenditures66

6.7 Investments66

6.8 Transactions with Affiliates66

6.9 Contingent Obligations67

6.10 Changes in Fiscal Periods67

6.11 Negative Pledge Clauses67

6.12 Lines of Business67

6.13 ERISA67

6.14 Hedging Agreements68

6.15 New Subsidiaries68

6.16 Use of Proceeds68

6.17 Pooling and Unitization68

6.18 Bank Accounts68

6.19 Gas Imbalances, Take-or-Pay or Other Prepayments68

6.20 Amendments to Certain Documents and Agreements68

6.21 Capital Stock69

Article VII EVENTS OF DEFAULT70

7.1 Events of Default70

7.2 Remedies73

Article VIII SECURED PARTIES74

8.1 Collateral Matters74

Article IX MISCELLANEOUS74

9.1 Amendments and Waivers74

9.2 Notices75

9.3 No Waiver; Cumulative Remedies76

9.4 Survival of Representations and Warranties76

9.5 Payment of Expenses76

9.6 Indemnification; Waiver.76

9.7 Successors and Assigns; Assignments78

9.8 Adjustments; Set off78

9.9 Counterparts79

9.10 Severability79

9.11 Integration; Construction79

9.12 Governing Law79

9.13 Submission To Jurisdiction; Waivers80

9.14 Acknowledgments80

9.15 Confidentiality80

9.16 Release of Collateral and Guarantee Obligations81

9.17 Interest Rate Limitation82

9.18 Accounting Changes82

9.19 Waivers of Jury Trial83

9.20 Customer Identification – USA PATRIOT Act Notice83

SCHEDULES:

1.1(a)Mortgaged Properties (Omitted)

1.1(b)Scheduled Debt Service Payment Amount

1.1(d)Transaction Documents (Omitted)

2.1Commitment (Omitted)

3.1(b)Financial Condition (Omitted)

3.4Consents, Authorizations, Filings and Notices (Omitted)

3.5No Legal Bar (Omitted)

3.6Existing Indebtedness (Omitted)

3.10Insurance (Omitted)

3.11Bonds (Omitted)

3.19Capital Stock Ownership (Omitted)

3.21Environmental Matters (Omitted)

3.23(a)UCC Filing Jurisdictions (Omitted)

3.23(b)Mortgage Filing Jurisdictions (Omitted)

3.25Gas Imbalances (Omitted)

3.28Sale of Production (Omitted)

3.30Business Proceeds (Omitted)

3.31Material Contracts (Omitted)

3.32Burdensome Restrictions (Omitted)

5.13Commodity Price Protection (Omitted)

EXHIBITS:

AForm of Borrowing Notice (Omitted)

BForm of Compliance Certificate (Omitted)

CForm of Depositary Agreement

DForm of Security Agreement

EForm of Mortgage

FForm of Solvency Certificate (Omitted)

GForm of Pledge Agreement

HForm of Guaranty

IForm of Monthly Operating Report (Omitted)

This CREDIT AGREEMENT (this “Agreement”), dated as of May 19, 2021, is by and among Aquasition LLC, a Delaware limited liability company (“Borrower”), Aquasition II LLC, a Delaware limited liability company (“Co-Borrower”) and Munich Re Reserve Risk Financing, Inc., a Delaware corporation, as lender (in such capacity, together with its permitted successors and assigns in such capacity, “Lender”).

In consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

Article I
DEFINITIONS
1.1Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

Acceptable Security Interest:  in any Property, a Lien which (a) exists in favor of Lender for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby (other than Permitted Liens), (c) secures the Obligations, and (d) is perfected and enforceable.

Accounting Change:  as defined in Section 9.18.

AFE: as defined in the Management Services Agreement.

Affiliate:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  Notwithstanding the foregoing, no Lender shall be deemed to be an Affiliate of the Loan Parties.

Agreement:  this Credit Agreement, as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

Anti-Corruption Laws:  all laws, rules, and regulations of any jurisdiction applicable to Co-Borrower or Borrower or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

Applicable Premium:  with respect to the Loan being prepaid or repaid, (a) if such prepayment or repayment is made on any date from the Closing Date through and including the third anniversary of the Closing Date, a Cash amount equal to the present value (as calculated by Lender using the Applicable Rate) of the aggregate Dollar amount of scheduled interest payments on the Loan being so prepaid or repaid that would have become due and payable on any Required Payment Date from the applicable Prepayment Date through and including the Maturity Date, (b) if such prepayment or repayment is made on any date from the third anniversary of the Closing Date through and including the fourth anniversary of the Closing Date, a Cash amount equal to 3.0% of the prepaid or repaid principal amount of the Loan, (c) if such prepayment or repayment is made on any date from the fourth anniversary of the Closing Date through and including the fifth anniversary of the Closing Date, a Cash amount equal to 2.0% of the prepaid or repaid principal amount of the Loan, and (d) if such prepayment or repayment is made on any date from the fifth anniversary of the Closing Date through and including the sixth anniversary of the Closing Date, a Cash amount equal to 1.0% of the prepaid or repaid principal amount of the Loan, in each case as calculated by Lender.  From the sixth anniversary of the Closing Date through and including the Maturity Date, there shall not be an Applicable Premium.

Applicable Rate:  an amount equal to 7%.

Assignment Agreement:  collectively, (a) that certain Assignment and Bill of Sale (Oil and Gas Leases) between Services Provider and W&T Energy VI, LLC, as assignors, and Borrower, as assignee, dated as of the date hereof, (b) that certain Assignment and Bill of Sale (Marketing Agreements) between Services Provider, as assignor, and Borrower, as assignee, dated as of the date hereof, (c) that certain Assignment and Bill of Sale (Gathering and Processing Assets) between Services Provider, as assignor and Co-Borrower, as assignee, dated as of the date hereof, and (d) that certain Assignment and Bill of Sale (Marketing Agreements) between Services Provider, as assignor and Co-Borrower, as assignee, dated as of the date hereof.

Authorized Person:  with respect to any Loan Party, any Manager (as defined in the Constituent Documents of such Loan Party) of such Loan Party.

Board:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

BOEM:  the Bureau of Ocean Energy Management, Regulation and Enforcement, including any successor agency thereto.

Borrower:  as defined in the preamble hereto.

Borrowing:  a borrowing consisting of the Loan made by Lender.

Borrowing Notice:  with respect to the request for borrowing of the Loan hereunder, a notice from Borrower and Co-Borrower, substantially in the form of, and containing the information prescribed by, Exhibit A, delivered to Lender.

BSEE:  the Bureau of Safety and Environmental Enforcement, including any successor agency thereto.

Btu:  British Thermal units, a measure of heating value.

Building:  any Building (as defined in the applicable Flood Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Laws).

Business Day:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or Houston, Texas are authorized or required by law to close.

Business Proceeds:  all Monthly Proceeds Revenue and any other source of income or payment received by or on behalf of Borrower, Co-Borrower or any other Loan Party, including

(i) any other proceeds from the sales of Hydrocarbons, (ii) any Net Cash Proceeds, (iii) proceeds from Hedging Agreements, (iv) proceeds from third party producers for gathering, transportation and processing of Hydrocarbons, and (v) any other Cash or Cash Equivalents received by Borrower, Co-Borrower or any other Loan Party from whatever source; provided that the advance of the Loan shall not constitute “Business Proceeds.”

Capital Expenditures:  for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries during such period which are required to be capitalized under GAAP on a balance sheet of such Person, utilizing the “full cost” method of accounting; provided that, in any event, “Capital Expenditures” shall exclude: (i) expenditures for leasehold improvements for which such Person is reimbursed in Cash, is owed a reimbursement in Cash or otherwise receives a credit to use towards amounts payable, in each case, by a Person who is not an Affiliate; and (ii) expenditures to the extent they are made with the Cash and Cash Equivalent proceeds of equity contributions.

Capital Lease:  any lease of a Person with respect to (or other arrangement conveying to a Person the right to use) any Property or a combination thereof, the obligations under which are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

Capital Lease Obligations:  with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

Capital Stock:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent membership, partnership or other ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash:  money, currency or a credit balance in any demand or deposit account.

Cash Equivalents:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized statistical rating organization, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

Casualty Recovery Event:  any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding (or proceeding in lieu thereof) relating to any asset of any Loan Party.

Change in Law:  the occurrence after the date of this Agreement or, with respect to Lender, such later date on which Lender becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by Lender (or, for purposes of Section 2.10(b), by any lending office of Lender or by Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

Change of Control:  the occurrence of any of the following events: (a) Pledgor shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors (or Persons performing similar functions) of Borrower or Co-Borrower (in each case, determined on a fully diluted basis); (b) Pledgor and Services Provider shall cease to own and control, of record and beneficially, directly or indirectly, 100 % of each class of outstanding Capital Stock of Borrower or Co-Borrower, except as otherwise permitted by Section 6.21; or (c) Borrower or Co-Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each Subsidiary of Borrower or Co-Borrower (as applicable), if any, except as otherwise permitted by Sections 6.3 or 6.4.

Closing Date:  the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied.

Co-Borrower:  as defined in the preamble hereto.

Code:  the Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

Collateral:  all Property and interests in Property and any proceeds thereof of the Loan Parties and Co-Borrower, now owned or hereafter acquired, that is subject to a Lien, or that, under the terms of any Security Document, is purported to be subject to such a Lien, in each case, for the benefit of the Secured Parties.  For the avoidance of doubt, the parties do not intend the Collateral to include and in no event shall the Collateral include, or the Security Documents encumber, any Real Property of Co-Borrower, any Building or any other Excluded Asset.

Collateral Coverage Ratio:  as of any date of determination, the ratio equal to (a) the sum of (i) the Reserve Value as of the date of determination, plus (ii) an amount equal to the difference, if positive, between (A) the Excess Cash Balance, minus (B) the Debt Service Reserve Required Amount, in each case, evaluated as of the most recently transpired Quarterly Required Payment Date; divided by (b) the aggregate principal amount outstanding under the Loan as of the date of determination

Commitment:  the commitment of Lender to make the Loan as set forth on Schedule 2.1 in the amount of $215,000,000.00, which may be reduced or terminated pursuant to Article VII or otherwise under this Agreement.

Commodity Exchange Act:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Compliance Certificate:  a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

Constituent Documents:  with respect to any Person, (a) the articles or certificate of incorporation, certificate of formation or partnership, articles of organization, limited liability company agreement or agreement of limited partnership (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

Contingent Obligation:  of a Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

Contractual Obligation:  with respect to any Person, any term, condition or provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

Control Account:  as defined in the Depositary Agreement.

Control Agreement: an agreement in form and substance reasonably satisfactory to Lender which provides for Lender to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts) or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).

Debt Service Reserve Required Amount:  as of any Quarterly Required Payment Date, the aggregate amount of the Scheduled Debt Service Payment Amounts during the period from (and excluding) such Quarterly Required Payment Date through (and including) the next two (2) Quarterly Required Payment Dates immediately following such Quarterly Required Payment Date.

Default:  any of the events specified in Article VII, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

Default Rate:  the Applicable Rate plus 2%.

Defensible Title:  good and indefeasible title, free and clear of all Liens other than Permitted Liens.

Depositary Agreement:  that certain Depositary Agreement among Borrower, Lender and  Depositary Bank, substantially in the form of Exhibit C, entered into on the date hereof and as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

Depositary Bank: UMB Bank, N.A., or such successor bank approved by Borrower and Lender.

Designated Assets:  collectively, “Assigned Interests” and the “Marketing Agreements” each as defined in the Assignment Agreements, which were acquired, directly or indirectly, by Borrower pursuant to the Assignment Agreements.

Designated Oil and Gas Assets Present Value:  with respect to any Proved Developed Producing Reserves, the aggregate net present value of such Oil and Gas Properties calculated before income Taxes, but after reduction for royalties, ordinary lease operating expenses, severance and ad valorem Taxes, Permitted Capital Expenditures, and abandonment costs discounted at the Applicable Rate; using assumptions regarding future prices of Hydrocarbon sales based on Hedged Prices and Hedged Volumes, and the Reserve Report Price Deck on all unhedged volumes, adjusted for historical price differentials and Btu and quality adjustments.  The Designated Assets Present Value shall be calculated and included as part of each Reserve Report, and such Designated Assets Present Value shall remain in effect until the delivery of the next Reserve Report to be delivered.

Disposition:  with respect to any Property, any sale, lease, Sale and Leaseback Transaction, assignment, farm-out, exchange, conveyance, transfer, Casualty Recovery Event or other disposition (including by way of a merger or consolidation) of such Property or any interest therein (excluding the creation of any Permitted Lien on such Property but including the sale or factoring at maturity or collection of any accounts or permitting or suffering any other Person to acquire any interest (other than a Permitted Lien) in such Property) or the entering into any agreement to do any of the foregoing; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

Disqualified Stock:  as to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) requires the payment of dividends (other than dividends payable solely in Capital Stock which does not otherwise constitute Disqualified Stock) or matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the date six months after the Maturity Date.

Distributable Cash Balance Cap:  an amount equal to the difference, if positive, between (a) the Excess Cash Balance, minus (b) the Debt Service Reserve Required Amount, in each case, evaluated as of the most recently transpired Quarterly Required Payment Date.

Dollars and $:  lawful currency of the United States of America.

Environmental Laws:  any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other legally enforceable requirements (including common law) of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, natural resources or human or employee health and safety (to the extent such health and safety relate to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes and regulations.

Environmental Permits:  any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under or issued pursuant to any Environmental Law.

ERISA:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with any Loan Party or Pledgor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

Event of Default:  any of the events specified in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied with respect to such Event of Default.

Excess Cash Balance: an amount equal to  the Control Account balance as of the most recently transpired Quarterly Required Payment Date after giving effect to distributions made or to be made on such date pursuant to Section 2.14(a) through Section 2.14(g).

Excluded Assets: “Excluded Property” as defined in the Security Agreement.

Excluded Swap Obligation:  with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligation of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation or any Guarantee Obligation in respect thereof is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee Obligations of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee Obligation or security interest is or becomes illegal.

Excluded Taxes:  any of the following Taxes imposed on or with respect to Lender or its assignee or required to be withheld or deducted from a payment to Lender or its assignee, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender or its assignee being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. Federal withholding Taxes imposed on amounts payable to or for the account of Lender or its assignee with respect to an applicable interest on a Loan or Commitment pursuant to a law in effect on the date on which (i) Lender or its assignee acquires such interest in the Loan or Commitment or (ii) Lender or its assignee changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to Lender immediately before Lender’s assignee acquired the applicable interest in a Loan or Commitment or to Lender or its assignee immediately before it changed its lending office and (c) Taxes attributable to Lender’s or its assignee’s failure to comply with Section 2.11(e) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

Fair Market Value:  the value that would be paid by a willing third-party buyer to an unaffiliated willing seller on an arms-length basis in a transaction not involving distress or necessity of either party.

FATCA:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of the Code that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Flood Laws:  (a) the National Flood Insurance Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, and (d) all other applicable Requirements of Law relating to policies and procedures that address requirements placed on federally regulated lenders relating to flood matters, in each case, as now or hereafter in effect or any successor statute thereto.

Floor Contracts:  put option contracts that protect against falling oil and gas prices and do not require any payments in respect thereof other than an initial premium or purchase price.  For the avoidance of doubt, Floor Contracts do not include Swaps or collars.

GAAP:  generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparation of the Pro Forma Balance Sheets.

Gas Imbalance:  (a) a sale or utilization by any Loan Party of volumes of natural gas in excess of its gross working interest in such Property, (b) receipt of volumes of natural gas into a gathering system and redelivery by any Loan Party of a larger or smaller volume of natural gas under the terms of the applicable transportation agreement, or (c) delivery to a gathering system of a volume of natural gas produced by any Loan Party that is larger or smaller than the volume of natural gas such gathering system redelivers for the account of any Loan Party, as applicable.

Gathering and Processing Properties:  all tangible Property used in (a) gathering, compressing, treating, processing and transporting natural gas, crude, condensate and natural gas liquids, (b) fractionating and transporting natural gas, crude, condensate and natural gas liquids, (c) processing natural gas, crude, condensate and natural gas liquids, and (d) water distribution, supply, treatment and disposal services thereof, including gathering systems, processing plants, storage facilities, surface leases, rights of way and servitudes related to each of the foregoing.

Gathering and Processing System:  means the Gathering and Processing Properties of Co-Borrower currently or in the future, owned or leased from time to time.

Governmental Authority:  the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Guarantee Obligation:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of such obligation of such other Person, the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower or Co-Borrower (as applicable) in good faith.

Guaranty:  the Guaranty to be executed and delivered by Pledgor to Lender, substantially in the form of Exhibit H, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

Hedge Termination Value:  in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements: (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and, (b) for any date prior to the date referenced in clause (a), the “Exposure” (as defined in the form Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc., or any such successor form, as applicable) with respect to each such Hedging Agreement, calculated as of such date.

Hedged Prices and Hedged Volumes:  prices and volumes, as the case may be, of Hydrocarbons in barrels of oil or natural gas liquids or MMBtu of gas supported by confirmations for Hedging Agreements permitted by Section 6.14.

Hedging Agreement:  with respect to any Person, any agreement or arrangement, or any combination thereof, consisting of commodity Swaps, caps, collar agreements or similar arrangements relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that are customary in the oil and gas business and entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.  For avoidance of doubt, Hedging Agreement shall include any ISDA Master Agreement (including related schedules and annexes thereto) (or other similar master agreement) that governs the specific transactions that constitute a Hedging Agreement.

Highest Lawful Rate:  with respect to Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loan or on other Indebtedness under laws applicable to Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

Hydrocarbon Interests:  all presently existing or after-acquired rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, production payment interests and other similar interests.  Unless otherwise qualified, all references to a Hydrocarbon Interest or Hydrocarbon Interests in this Agreement shall refer to a Hydrocarbon Interest or Hydrocarbon Interests of the Loan Parties.

Hydrocarbons:  collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals, including without limitation, sulfur, and all products therefrom, in each case whether in a natural or a processed state.

Indebtedness:  of any Person at any date, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all Disqualified Stock of such Person, (h) all obligations of such Person relating to any production payment or in respect of production imbalances (but excluding production imbalances arising in the ordinary course of business), (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above; (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (k) all obligations (netted, to the extent provided for therein) of such Person in respect of Hedging Agreements (including obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder).  The Indebtedness of a Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

Indemnified Liabilities:  as defined in Section 9.6(a).

Indemnified Taxes:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

Indemnitee:  as defined in Section 9.6(a).

Independent Accountants:  Ernst & Young LLP or such other independent certified public accountants reasonably acceptable to Lender.

Independent Director:  as defined in Section 4.1(b).

Initial Hedging:  as defined in Section 5.13.

Intellectual Property:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, licenses or rights to use databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Investment:  for any Person (a) the acquisition (whether for Cash, Property of such Person, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, debt securities, partnership or other ownership interests or other securities of, or any Property constituting an ongoing business of, or the making of any capital contribution to, any other Person or any agreement to make any such acquisition or capital contribution, (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business), (c) the entering into of any Guarantee Obligation, or other Contingent Obligation, and (d) any other investment that would be classified as such on a balance sheet of such Person in accordance with GAAP.

Knowledge: the knowledge that any Responsible Officer of Pledgor, Borrower or Co-Borrower, as applicable, actually has after making reasonable inquiry and reasonable diligence for a Person in the role of such Responsible Officer of Pledgor, Borrower or Co-Borrower with respect to the particular fact or matter in question.

Land Costs: as defined in the Management Services Agreement.

Lender:  as defined in the preamble hereto.

Lien:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment or performance of any Indebtedness or other obligation (including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor).

Loan:  as defined in Section 2.1(a).

Loan Documents:  this Agreement, the Security Documents, the Guaranty, the Note, each Qualified Hedging Agreement, and each certificate, agreement, instrument, waiver, consent or document executed by a Loan Party and delivered to Lender or any Affiliate thereof, in connection with or pursuant to any of the foregoing.

Loan Party or Loan Parties:  Borrower and any Subsidiary of Borrower.

LOE: as defined in the Management Services Agreement.

Management Services Agreement:  that certain Management Services Agreement between Borrower, Co-Borrower and Services Provider dated as of the date hereof.

Material Adverse Effect:  a material adverse effect on any of (a) the business, assets, Property or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the legality, validity or enforceability of any provision of any Loan Document or the rights and remedies of the Secured Parties thereunder, (c) the perfection or priority of the Liens granted pursuant to the Security Documents or (d) the ability of any Loan Party to timely perform any of its obligations under any of the Loan Documents to which it is a party.

Material Contract:  as defined in Section 3.31.

Material Environmental Amount:  an amount or amounts payable or reasonably likely to become payable by any Loan Party, individually or in the aggregate in excess of $20,000,000.00 for costs to comply with or any liability under any Environmental Law, failure to obtain or comply with any Environmental Permit, costs of any investigation, and any remediation, of any Material of Environmental Concern, and any other cost or liability, including compensatory damages (including damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

Materials of Environmental Concern:  any petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, natural gas or natural gas products, mercury, hydrogen sulfide, drilling fluids, produced water, asbestos, pollutants, contaminants, radioactive materials, and any other substance of any kind, that is regulated pursuant to or could give rise to liability under any Environmental Law.

Maturity Date:  as defined in Section 2.3.

Midstream Expenditures:  as defined in the Management Services Agreement.

MMbtu:  one million Btu.

Monthly Operating Report:  a report substantially in the form of Exhibit I, setting forth, (a) a statement of net production and sales proceeds of all Hydrocarbons produced from the Oil and Gas Properties, by category of production (natural gas, oil, natural gas liquids and sulfur), (b) LOE, (c) realized price for the sale of Hydrocarbons produced from the Oil and Gas Properties with respect to the NYMEX/CS Contract Price and NYMEX/NG Contract Price, and (d) any unscheduled maintenance, shut-in or other adverse operational issue affecting any well on the Oil and Gas Properties (or affecting any infrastructure servicing any such well) or the Gathering and Processing System.

Monthly Proceeds Revenue:  as defined in the Management Services Agreement.

Moody’s:  Moody’s Investors Service, Inc., or its successor.

Mortgaged Properties:  the Oil and Gas Properties listed on Schedule 1.1(a), together with any additional Oil and Gas Properties which any Loan Party may hereafter acquire, in each case as to which Lender for the benefit of the Secured Parties is granted, or is purported to be granted, a Lien pursuant to one or more Mortgages (excluding such Properties, or any interest therein, which may from time to time be released from the Mortgages pursuant to the terms of this Agreement).

Mortgages:  each of the mortgages made by any Loan Party in favor of, or for the benefit of, Lender for the benefit of the Secured Parties, substantially in the form of Exhibit E (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage is to be recorded) and in form and substance reasonably acceptable to Lender.

Multiemployer Plan:  a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

Net Cash Proceeds:  (a) in connection with any Disposition, the proceeds thereof in the form of Cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Disposition, net of (i) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Security Document), (ii) attorneys’ fees, accountants’ fees, investment bank fees and other reasonable and customary fees and expenses actually incurred in connection therewith and (iii) Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and (b) in connection with any incurrence of Indebtedness for borrowed money, the Cash proceeds received from such incurrence, net of attorneys’ fees, accountants’ fees, investment bank fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith; provided that in the case of each of clauses (a)(i), (a)(ii), (a)(iii) and (b), evidence of such costs and payments is provided to Lender in form and substance reasonably satisfactory to it.

Note:  means that certain promissory term note in the original principal amount of $215,000,000.00 executed jointly and severally by the Borrower and the Co-Borrower and made payable to Lender of even date herewith.

NYMEX/CS Contract Price:  the closing price (expressed in $/bbl) for the applicable production month of the NYMEX CS Crude Oil Futures Contract (available at http://www.cmegroup.com/trading/energy/crude-oil/west-texas-intermediate-wti-crude-oil-calendar-swap-futures_contract_specifications.html).

NYMEX/NG Contract Price:  the closing price (expressed in $/MMBtu but assumed for purposes of this definition to be the equivalent of $/Mcf) for the applicable production month of the NYMEX NG Futures Contract (available at http://www.cmegroup.com/trading/energy/natural-gas/natural-gas_contract_specifications.html).

Obligations:  the unpaid principal of and interest on (including, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loan and all other obligations and liabilities of any Loan Party to Lender or any Secured Qualified Counterparty party to a Qualified Hedging Agreement (other than Excluded Swap Obligations), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Qualified Hedging Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses (including, all fees, charges and disbursements of counsel to Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise.

Oil and Gas Properties:  Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including the Designated Assets, flowlines, wellheads, control systems, umbilicals, manifolds, jumpers, steel tube and thermoplastic hose flying leads, pipelines, production platforms, risers and subsea production systems, oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, barges, boats, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.  Unless otherwise qualified, all references to an Oil and Gas Property or to Oil and Gas Properties in this Agreement shall refer to an Oil and Gas Property or Oil and Gas Properties of the Loan Parties.

Operating Account:  account number 9872567110 located at the Depositary Bank.

Other Connection Taxes:  with respect to Lender or its assignee, Taxes imposed as a result of a present or former connection between Lender or its assignee and the jurisdiction imposing such Tax (other than connections arising from Lender or its assignee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

Other Taxes:  any and all present or future stamp or documentary, intangible, recording or filing Taxes or any other excise Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

Parent Company: with respect to any Person, any direct or indirect parent thereof who owns, directly or indirectly, 100% of the equity interests of such Person.

Patriot Act:  as defined in Section 9.20.

Payment in Full:  the Commitment has expired or been terminated and the principal of and interest on the Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than indemnities and other Contingent Obligations not then due and payable and as to which no claim has been made) shall have been paid in full in Cash.

Pension Plan:  a pension plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan, subject to Title IV of ERISA to Section 412 of the Code, which any Loan Party, Pledgor or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or with respect to which any Loan Party, Pledgor or any ERISA Affiliate has any liability.

Permits:  any and all franchises, licenses, leases, permits, approvals, consents, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements and rights of way of any Governmental Authority or third party.

Permitted Asset Swap:  the Disposition of Oil and Gas Properties made by a Loan Party in exchange for other Oil and Gas Properties so long as the Fair Market Value of the Oil and Gas Properties to be Disposed of are substantially equivalent to the Fair Market Value of the received

Oil and Gas Properties (in any case, as reasonably determined by the Board of Directors or the equivalent governing body of Borrower, or its designee, and, if the Fair Market Value of the Oil and Gas Properties is or exceeds $250,000, Borrower shall deliver a certificate of a Responsible Officer of Borrower certifying to that effect).

Permitted Capital Expenditures:  as defined in Section 6.6.

Permitted Indebtedness:  as defined in Section 6.1.

Permitted Liens:  the collective reference to (a) in the case of Collateral other than Pledged Capital Stock, Liens permitted by Section 6.2 and (b) in the case of Collateral consisting of Pledged Capital Stock, (i) Liens created under the Loan Documents and (ii) non-consensual Liens permitted by Section 6.2 to the extent arising by operation of law.

Person:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

Petroleum Engineers:  Netherland Sewell & Associates, Inc. or such other petroleum engineers of recognized national standing as may be selected by Borrower with the prior consent of Lender (not to be unreasonably withheld, conditioned or delayed).

Plan:  an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party, Pledgor or any ERISA Affiliate sponsors or maintains or to which any Loan Party, Pledgor or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Pension Plan or any Retiree Medical Plan.

Plan Assets:  “plan assets” within the meaning of the Plan Assets Regulation or any other relevant legal authority.

Plan Assets Regulation:  29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

Pledge Agreement:  the Pledge Agreement to be executed and delivered by Pledgor to Lender, substantially in the form of Exhibit G, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

Pledged Capital Stock:  means any Capital Stock in which a Lien or security interest has been granted or intended to be granted to Lender, for itself and on behalf of the Secured Parties pursuant to the Loan Documents.

Pledgor:  Aquasition Energy LLC, a Delaware limited liability company.

Plugging and Abandonment Obligations:  all decommissioning, dismantlement and removal activities and obligations with respect to the Properties as are required by laws, leases, contracts or easements associated with the Properties, the Transaction Documents or any Governmental Authority and further including all well plugging, replugging and abandonment, dismantlement and removal of facilities, pipelines and flowlines and all other assets of any kind related to or associated with operations or activities conducted on the Properties.

Prepayment Date:  with respect to any prepayment pursuant to Sections 2.6 or 2.7, the date of such prepayment.

Pro Forma Balance Sheet:  as defined in Section 3.1(a).

Production Handling Agreement: that certain Production Handling Agreement between Borrower, Services Provider and Co-Borrower dated as of the date hereof.

Projected Oil and Gas Production:  the projected production of Hydrocarbons (measured by volume unit or Btu equivalent, not sales price) from Oil and Gas Properties and interests owned by the Loan Parties which have attributable to them Proved Developed Producing Reserves, as such production is projected in the most recent Reserve Report delivered pursuant to this Agreement, after deducting projected production from any Oil and Gas Properties or Hydrocarbon Interests sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Properties or Hydrocarbon Interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 5.2(c) and otherwise are satisfactory to Lender.

Property:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.  Unless otherwise qualified, all references to Property in this Agreement shall refer to a Property or Properties of the Loan Parties or Co-Borrower.

Proved Developed Producing Reserves:  those Oil and Gas Properties of the Loan Parties designated as proved developed producing (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society of Petroleum Engineers, Inc. from time to time) in the Reserve Report most recently delivered to Lender pursuant to this Agreement; provided that, in any event, “Proved Developed Producing Reserves” shall include wells which at the time of the estimate in such Reserve Report are connected and capable for delivery of Hydrocarbons to the Gathering and Processing System but are temporarily shut-in for scheduled maintenance or other remedial operations for a period not to exceed 90 consecutive days.

Proved Reserves:  those Oil and Gas Properties of the Loan Parties designated as proved (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society of Petroleum Engineers, Inc. from time to time) in the Reserve Report most recently delivered to Lender pursuant to this Agreement.

Purchase Price Refund:  any amount received by any Loan Party after the Closing Date as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by such Loan Party.

Purchasers:  each of the Persons that at any time purchases the Hydrocarbons of a Loan Party produced and saved from or attributable to such Loan Party’s Oil and Gas Properties.

Qualified Counterparty:  any Person that (a) is Lender or an Affiliate of Lender; (b) is a Person engaged in the business of entering into Hedging Agreements for commodity, interest rate or currency risk that has (or the credit support provider of such Person has), at the time Borrower enters into a Hedging Agreement with such Person, a long term senior unsecured debt credit rating of BBB+ or better from S&P or Baa1 or better from Moody’s or a corporate credit rating of AA- or better from S&P or corporate family rating of Aa- or better from Moody’s; or (c) is a Person with a credit quality reasonably acceptable to Lender.

Qualified Hedging Agreement:  any Hedging Agreement entered into by Borrower and any Secured Qualified Counterparty.

Quarterly Required Payment Date:  (a) commencing on September 30, 2021 and thereafter, each December 31, March 31, June 30 and September 30 and (b) the Maturity Date.

Real Property:  the surface, subsurface and mineral rights and interests owned, leased or otherwise held by any Loan Party or its Subsidiaries.

Realized Monthly Net Production: with respect to any particular month, the production of natural gas, oil, natural gas liquids and processed sulfur of Borrower by category of production as set forth in the Monthly Operating Report delivered pursuant to Section 5.2(a)(ii).

Requirement of Law:  as to any Person, the Constituent Documents of such Person, and any law, ordinance, policy, manual provision, guidance, principle of common law, statute, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets is subject including the Securities Act, the Exchange Act, Regulations T, U and X of the Federal Reserve Board, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, the Social Security Act, any Environmental Law, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit, Environmental Permit or environmental, labor or employment, occupational safety or health law, rule or regulation.

Reserve Report:  a report prepared by the Petroleum Engineers or petroleum engineers who are employees of Borrower or Services Provider, regarding the Proved Developed Producing Reserves attributable to the Oil and Gas Properties of the Loan Parties, substantially consistent in both format and content with the Reserve Report delivered pursuant to Section 4.1(e), and otherwise in compliance with Sections 5.2(c) and 5.2(d), as applicable.  Each Reserve Report shall set forth volumes, projections of the future rate of production, Hydrocarbon prices (which shall be based upon the Reserve Report Price Deck), proceeds of production, operating expenses and Capital Expenditures and Designated Assets Present Value.  If any Reserve Report (other than the Reserve Report delivered pursuant to Section 4.1(e)) identifies asset retirement obligations, such Reserve Report shall additionally provide estimates of the timing and costs associated with the retirement of the Property giving rise to such asset retirement obligation in accordance with current Governmental Authority regulations.

Reserve Report Price Deck:  as at any date of measurement, (a) for crude oil and condensate, the applicable NYMEX/CS Contract Price and (b) for natural gas, the applicable NYMEX/NG Contract Price.

Reserve Value: as of any date of determination, the Designated Assets Present Value evaluated in the most recently delivered Reserve Report pursuant to Section 5.2(c) or Section 5.2(d) (provided, that for purposes of this definition, projected net Cash flows from the Oil and

Gas Properties shall exclude estimated production for the periods evaluated in such Reserve Report prior to the last day of the most recently completed calendar month prior to such evaluation) adjusted at the date of determination for the then current Reserve Report Price Deck.

Responsible Officer:  as to any Loan Party or the Co-Borrower, the chief executive officer, president or chief financial officer of such Person (or, if such Person has no officers, any Authorized Person of such Person), but in any event, with respect to financial matters, the chief financial officer of such Person (or, if such Person has no officers, such other Authorized Person who has responsibility for reviewing, and is familiar with, the financial condition of such Person).  Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of Borrower or Co-Borrower, as applicable.

Restricted Payments:  as defined in Section 6.5.

Retiree Medical Plan:  any welfare plan (as defined in Section 3(1) of ERISA), which provides retiree medical or death benefits to any retired or terminated employees, other than as required by Section 4980B of the Code.

Royalty Account:  account number 9872567129 located at the Depositary Bank.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

Sale and Leaseback Transaction:  any sale or other transfer of Property by any Person with the intent of such Person or an Affiliate thereof to lease such Property as a lessee.

Sanctioned Country:  at any time, a country, region or territory which is itself the subject or target of any Sanctions.

Sanctioned Person:  at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant Sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

Sanctions:  all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state,  Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

Scheduled Debt Service Payment Amount:  as of any Quarterly Required Payment Date, the amount of principal and interest on the Loan set forth on Schedule 1.1(b) opposite such date (as such Schedule 1.1(b) may be amended upon a prepayment of the Loan pursuant to Section 2.6 or Section 2.7, as determined by Lender in its reasonable discretion following consultation with Borrower and Co-Borrower).

SEC:  the Securities and Exchange Commission (or successor thereto or an analogous Governmental Authority).

Secured Parties:  collectively, Lender and any Secured Qualified Counterparty.

Secured Qualified Counterparty:  with respect to any Qualified Hedging Agreement, any Qualified Counterparty party thereto that (a) at the time such Qualified Hedging Agreement was entered into was Lender or an Affiliate of Lender or (b) is a party to an enforceable intercreditor agreement with Lender, substantially in the form agreed to by Lender, Borrower and any existing Secured Qualified Counterparty.

Securities Act:  the Securities Act of 1933, as amended.

Security Agreement:  the Security Agreement to be executed and delivered by Co-Borrower, Borrower and each of their Subsidiaries and by Lender, substantially in the form of Exhibit D, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Security Documents:  the collective reference to the Security Agreement, the Pledge Agreement, the Mortgages, the Depositary Agreement, any Control Agreements and all other security documents hereafter delivered to Lender granting a Lien on any Property of any Person to secure any of the Obligations.

Security Termination:  the date upon which Payment in Full has occurred and the expiration or termination of all Qualified Hedging Agreements and payment in full of all obligations owing by any Loan Party thereunder (other than Qualified Hedging Agreements as to which arrangements satisfactory to the applicable Secured Qualified Counterparty shall have been made).

Services Fee:  as defined in the Management Services Agreement.

Services Provider: W&T Offshore, Inc., a Texas corporation.

Solvency Certificate:  a solvency certificate and analysis by the chief financial officer of Pledgor substantially in the form of Exhibit F.

Solvent:  with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirement of Law.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

Subsidiary:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of Capital Stock having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers (or Persons performing similar functions) of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, in each case, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to any direct or indirect Subsidiary or Subsidiaries of Borrower or Co-Borrower, as applicable.

Swap:  a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

Swap Obligation: with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap.

Taxes:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Threshold Amount:  an amount equal to $3,000,000.

Transaction Documents: collectively, (i) the Assignment Agreements, (ii) the Management Services Agreement, (iii) the Production Handling Agreement, (iv) the Transition Services Agreement and (v) all other material agreements, assignments, conveyances, and instruments of any kind delivered in connection therewith regarding the Designated Assets described on Schedule 1.1(d) hereto.

Transition Services Agreement:  that certain Transition Services Agreement between Services Provider and Borrower dated as of the date hereof.

UCC:  the Uniform Commercial Code, as in effect from time to time in the State of Texas or other applicable jurisdiction.

Withholding Agent:  Borrower.

1.2Other Definitional Provisions.
(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower, Co-Borrower and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided that for purposes of calculating the Collateral Coverage Ratio, any non-Cash items arising under FAS 133, 142, 143 or 144 shall be excluded from the relevant calculation.
(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)All calculations of the Collateral Coverage Ratio shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater.  For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.
(f)References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.
(g)The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.
(h)The term “Lender” includes its respective successors.
(i)The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, Capital Stock, securities (as such term is defined in the Securities Act), revenues, accounts, leasehold interests and contract rights.
1.3Computation of Time Periods.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Article II
AMOUNT AND TERMS OF COMMITMENT
2.1Loan Commitment.
(a)Subject to the terms and conditions hereof, Lender agrees to make a term loan to Borrower and Co-Borrower on the Closing Date, requested by Borrower and Co-Borrower pursuant to Section 2.2 in an aggregate principal amount equal to $215,000,000.00 (the “Loan”).
(b)Once borrowed or repaid, the Loan, or any portion thereof, may not be reborrowed, and the Commitment, once terminated or reduced, may not be reinstated.  Lender’s Commitment shall automatically and without notice be reduced to $0 immediately after the funding of the Loan.
(c)The Loan shall amortize as set forth in Section 2.4.
(d)The Borrower and Co-Borrower shall have equal access to the Loan proceeds and each is jointly and severally liable for all of the Obligations, as principal and surety.
2.2Procedures for Borrowing.  To request a Borrowing, Borrower and Co-Borrower shall notify Lender of such request by delivering to Lender a Borrowing Notice signed by Borrower and Co-Borrower not later than 9:00 a.m., Houston, Texas time on the Closing Date.  Not later than 12:00 Noon, Houston, Texas time, on the Closing Date, Lender shall make the Loan available to Borrower and Co-Borrower.
2.3Maturity Date.  The Loan shall mature on May 19, 2028 (the “Maturity Date”).
2.4Repayment of Loan; Evidence of Debt.
(a)Borrower and Co-Borrower shall repay the Loan to Lender (i) commencing on September 30, 2021, an aggregate amount equal to the Scheduled Debt Service Payment Amount as of such date, (ii) thereafter, on each Quarterly Required Payment Date, an aggregate amount equal to the Scheduled Debt Service Payment Amount as of such date, (iii) on the Maturity Date, the aggregate principal amount and accrued but unpaid interest of the outstanding amount under the Loan on such date, and (iv) on such earlier date on which the Loan becomes due and payable.  Borrower and Co-Borrower hereby further agree to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until Payment in Full at the rates per annum, and on the dates, set forth in Section 2.8.  Each payment of the Scheduled Debt Service Payment Amount pursuant to this Section 2.4(a) shall be applied first to the payment of interest then due and payable on the Loan  and second to the payment of principal of the Loan  then due and payable.
(b)Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of Borrower and Co-Borrower resulting from the Loan from time to time, including the amounts of principal and interest payable and paid to Lender from time to time under this Agreement.
(c)Lender, on behalf of Borrower and Co-Borrower, shall maintain a register, at one of its offices in the United States, in which shall be recorded (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower and Co-Borrower to Lender or its assignee hereunder, (iii) the amount of any sum received by Lender or its assignee hereunder from Borrower or Co-Borrower, and (iv) the names and addresses of Lender or its assignee.
(d)The entries made in the register pursuant to this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower and Co-Borrower therein recorded; provided that the failure of Lender to maintain the register, or any error therein, shall not in any manner affect the obligation of Borrower and Co-Borrower to repay (with applicable interest) the Loan  made to Borrower and Co-Borrower by Lender in accordance with the terms of this Agreement.

2.5Fees.

(a)Borrower and Co-Borrower shall pay to Lender, for its own account, a nonrefundable structuring fee in an amount equal to $2,150,000, such fee to be due and payable on the date of any such Borrowing.

(b)Borrower and Co-Borrower agree to pay to Lender any additional fees in the amounts and on the dates from time to time agreed to in writing by Borrower and Co-Borrower and Lender.
2.6Optional Prepayments.
(a)At any time after the Closing Date, Borrower and Co-Borrower may, upon at least three Business Days’ prior written notice to Lender stating the Prepayment Date, prepay the outstanding principal amount of the Loan, in whole (but not in part), together with accrued and unpaid interest through the Prepayment Date on the principal amount prepaid, in accordance with the provisions of this Agreement.  Each prepayment of the Loan pursuant to this Section 2.6(a) made before the Maturity Date shall be accompanied by the Applicable Premium with respect to the principal amount of the Loan being prepaid.

(b)Any such prepayment must be accompanied by payment of Lender’s out-of-pocket expenses.  Upon the giving of any such notice of prepayment, the principal amount of the Loan outstanding, together with the accrued interest thereon through the Prepayment Date and any Applicable Premium shall become due and payable on the Prepayment Date; provided that any such notice may be subject to one or more conditions precedent, including any Disposition, refinancing or Change of Control, and the amount specified to be prepaid shall not become due and payable on the Prepayment Date upon the failure of any one of such conditions.
(c)Any optional prepayment under this Section 2.6 shall be applied to the Loan as set forth in Section 2.9(c).
2.7Mandatory Prepayments.
(a)Unless Lender shall otherwise agree, if any Loan Party or Co-Borrower shall incur any Indebtedness (other than Permitted Indebtedness), then upon receipt of the Net Cash Proceeds from such incurrence, Borrower or Co-Borrower, as applicable, shall apply the Net Cash Proceeds received therefrom to prepay the Loan in the inverse order of maturity in accordance with Section 2.7(f).  The provisions of this Section 2.7(a) do not constitute a consent to the incurrence of any Indebtedness by any Loan Party.
(b)Unless Lender shall otherwise agree, if on any date any Loan Party shall receive Net Cash Proceeds from (i) any Disposition not permitted pursuant to Section 6.4, (ii) any Disposition permitted pursuant to Section 6.4 (excluding any such Disposition permitted by clauses (b), (d), (e), (f) or (g)  of Section 6.4) or (iii) any Purchase Price Refund then, in the case of each of (i), (ii) and (iii), upon receipt by such Person of such Net Cash Proceeds, Borrower shall apply the Net Cash Proceeds received therefrom to prepay the Loan in the inverse order of maturity in accordance with Section 2.7(f); provided that a prepayment shall not be required under this Section 2.7(b) if (A) such Net Cash Proceeds realized by such Person is less than $1,000,000 and (B) the aggregate amount of the Net Cash Proceeds subject to the preceding clause (A) has not exceeded $5,000,000 during the term of this Agreement; provided further that, with respect to any Net Cash Proceeds so realized, at the election of Borrower (so long as no Default shall have occurred and be continuing and as notified by Borrower to Lender on or prior to the date of receipt of such Net Cash Proceeds), such Loan Party may reinvest all or any portion of such Net Cash Proceeds in the purchase of Oil and Gas Properties with Proved Developed Producing Reserves that are of substantially equivalent Fair Market Value to the applicable portion of the Disposed Oil and Gas Properties and such reinvestment shall have been consummated within 180 days after the receipt of such Net Cash Proceeds; provided further, however, that any Net Cash Proceeds not so reinvested at the end of such 180 day period shall be immediately applied to the prepayment of the Loan as set forth in Section 2.7(f) below.  The provisions of this Section 2.7(b) do not constitute a consent to the consummation of any Disposition.
(c)Unless Lender shall otherwise agree, if on any date Borrower terminates, unwinds, closes out, novates, transfers or assigns any Qualified Hedging Agreement with a Hedge Termination Value (after taking into account any other Qualified Hedging Agreement executed since the Closing Date, including those executed substantially concurrently with the taking of any such action) in excess of $1,000,000 and such Hedge Termination Value is paid to Borrower by the counterparty to such Qualified Hedging Agreement, upon receipt by Borrower, Borrower shall apply such Hedge Termination Value received therefrom to prepay the Loan in the inverse order of maturity in accordance with Section 2.7(f); provided that Borrower, in lieu of prepaying the principal amount of the Loan, may use such amounts or a portion thereof to replace such Qualified Hedging Agreement, in whole or in part, with one or more Qualified Hedging Agreements at the same time or prior to the termination of the Qualified Hedging Agreement replaced thereby, the notional volumes, prices and tenors of which are not less favorable to Borrower (taken as a whole) as those set forth in such replaced Qualified Hedging Agreement(s); provided further, however, that any amount not so applied for replacement Qualified Hedging Agreement(s) shall be immediately applied to the prepayment of the Loan as set forth in Section 2.7(f) below.
(d)Unless Lender shall otherwise agree, if on any date any Loan Party shall receive Net Cash Proceeds from any Casualty Recovery Event, then upon receipt by such Person of such Net Cash Proceeds, Borrower shall apply the Net Cash Proceeds received therefrom to prepay the Loan in the inverse order of maturity in accordance with Section 2.7(f); provided that a prepayment shall not be required under this Section 2.7(d) if (A) such Net Cash Proceeds realized by such

Person is less than $1,000,000 and (B) the aggregate amount of the Net Cash Proceeds subject to the preceding clause (A) has not exceeded $5,000,000 during the term of this Agreement; provided further that, with respect to any Net Cash Proceeds so realized, at the election of Borrower (so long as no Default shall have occurred and be continuing and as notified by Borrower to Lender on or prior to the date of receipt of such Net Cash Proceeds), such Loan Party may apply all or any portion of such Net Cash Proceeds within 90 days after the receipt thereof to replace or repair the Property in respect of which such proceeds were received in a commercially reasonable manner; provided, further, however, that any Net Cash Proceeds not so applied at the end of such 90 day period shall be immediately applied to the prepayment of the Loan as set forth in Section 2.7(f) below.
(e)Unless Lender shall otherwise agree, (i) upon the occurrence of a Change of Control, the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable and (ii) if on any date any Loan Party shall receive Net Cash Proceeds from a Disposition permitted pursuant to Section 6.4(g), then upon receipt of the Net Cash Proceeds from such Disposition, Borrower shall apply the Net Cash Proceeds received therefrom to prepay the Loan in the inverse order of maturity in accordance with Section 2.7(f).  The provisions of this Section 2.7(e) do not constitute a consent to the incurrence of any Change of Control or to the consummation of any Disposition.
(f)Each prepayment of the Loan pursuant to this Section 2.7 shall be applied in accordance with Section 2.9(c), including the payment of the unpaid accrued interest to the date of such prepayment on the principal amount prepaid together with all other amounts then owing to Lender under this Agreement or any Loan Document including any out-of-pocket fees and expenses then due and payable under any Loan Document.  Each prepayment of the Loan pursuant to this Section 2.7 (other than prepayments with respect to any Casualty Recovery Event) shall be accompanied by the concurrent payment of the Applicable Premium calculated as of the date such prepayment is received.   If on any date any Loan Party or Co-Borrower shall receive Business Proceeds, including Net Cash Proceeds such proceeds shall be deposited into the Operating Account pursuant to this Agreement.
2.8Interest Rates, Payment Dates and Computation of Interest and Fees.
(a)The Loan shall bear interest, commencing on the Closing Date, at a rate per annum equal to the Applicable Rate; provided that in no event shall such interest rate exceed the Highest Lawful Rate.
(b)(i) If all or a portion of the principal amount of the Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or there shall occur and be continuing any other Event of Default, all outstanding principal under the Loan (whether or not overdue and to the extent legally permitted) shall bear interest at a rate per annum equal to the Default Rate, but in no event to exceed the Highest Lawful Rate, from the date of such nonpayment of principal or occurrence of such Event of Default, respectively, until such amount of principal is paid in full (after as well as before judgment) or until such Event of Default is no longer continuing, respectively, and (ii) if all or a portion of any interest payable on the Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate, but in no event to exceed the Highest Lawful Rate, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).
(c)Subject to Section 2.9(e), interest shall be payable in Cash in arrears on each Quarterly Required Payment Date, provided that interest accruing pursuant to Section 2.8(b) shall be payable from time to time on demand.
(d)If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the rate applicable during such extension period.
(e)All calculations under the Loan Documents of interest chargeable with respect to the Loan and the fees shall be made on the basis of a 360 day year comprised of twelve (12) consecutive thirty (30) day months.
2.9Application of Payments; Place of Payments.
(a)Amounts prepaid on account of the Loan may not be reborrowed.
(b)So long as no Event of Default shall have occurred and be continuing, all amounts that are available for distribution from the Control Account shall be applied as set forth in Section 2.14.
(c)After the occurrence and during the continuance of any Event of Default, Borrower and Co-Borrower hereby irrevocably waive the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agree that Lender may, and shall upon the acceleration of the Obligations pursuant to Section 7.1, apply all payments, or direct all amounts that are available for distribution from the Control Account to be applied, in respect of any Obligations and all proceeds of Collateral in the following order:
i.first, to the payment or reimbursement of Lender for all costs, expenses, disbursements and losses incurred by Lender and which any Loan Party is required to pay or reimburse pursuant to the Loan Documents;
ii.second, to the payment or reimbursement of the other Secured Parties for all costs, expenses, disbursements and losses incurred by such Persons and which any Loan Party is required to pay or reimburse pursuant to the Loan Documents (including the Applicable Premium);
iii.third, to the payment of Obligations under Qualified Hedging Agreements which are then due to Lender and/or an Affiliate of Lender, ratably among them in proportion to the respective amounts payable to them;
iv.fourth, to the payment of interest then due and payable on the Loan;
v.fifth, to the payment of principal of the Loan which are then due;

vi.sixth, to the payment of Obligations under Qualified Hedging Agreements which are then due to the other Secured Qualified Counterparties, ratably among them in proportion to the respective amounts payable to them;
vii.seventh, to the payment of any other Obligation due to Lender; and
viii.eighth, to Borrower and Co-Borrower or as otherwise directed by a court of competent jurisdiction.
(d)All payments (including prepayments) to be made by Borrower and Co-Borrower hereunder, whether on account of principal, interest, premium, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Houston, Texas time, on the due date thereof to Lender at such account as Lender shall specify by notice to Borrower and Co-Borrower from time to time, in Dollars and in immediately available funds.  Any payment made by Borrower or Co-Borrower after 12:00 Noon, Houston, Texas time, on any Business Day shall be deemed to have been made on the next following Business Day.
(e)Each payment of the Loan shall be accompanied by accrued interest through the date of such payment on the amount paid.
2.10Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, Lender;
(ii)impose on Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loan made by Lender; or
(iii)subject Lender to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Taxes attributable to a change in applicable Tax rates) on its Loan, Commitment, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to Lender of making, continuing or maintaining the Loan or of maintaining its obligation to make the Loan or to reduce the amount of any sum received or receivable by Lender hereunder, whether of principal, interest or otherwise, then, upon the request of Lender, Borrower and Co-Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)If Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by Lender to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower and Co-Borrower will pay to Lender, such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.
(c)A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or a Secured Party, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to Borrower and Co-Borrower and shall be conclusive absent manifest error.  Borrower and Co-Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of Lender or a Secured Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of Lender’s right to demand such compensation; provided neither Borrower nor Co-Borrower shall be required to compensate Lender pursuant to this Section 2.10 for any increased costs or reductions incurred more than 270 days prior to the date that Lender notifies Borrower and Co-Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.11Taxes.
(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.11) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by Borrower and Co-Borrower.  Borrower and Co-Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for, Other Taxes.
(c)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.11, such Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(d)Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify Lender, within 20 (twenty) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower and Co-Borrower by Lender shall be conclusive absent manifest error.
(e)Status of Lender or its Assignee.  Lender represents and warrants that it is and at all times during the term of the Agreement shall be a United States person for United States federal income Tax purposes.  Lender agrees that it shall deliver to Borrower and Co-Borrower concurrent with the execution of this Agreement (and from time to time thereafter upon request of Borrower or Co-Borrower), an executed copy of IRS Form W-9 certifying that Lender is exempt from United States federal backup withholding Tax.  Any assignee of Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Co-Borrower, at the time or times reasonably requested by Borrower or Co-Borrower, such properly completed and executed documentation reasonably requested by Borrower or Co-Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any assignee of Lender, if reasonably requested by Borrower or Co-Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Co-Borrower as will enable Borrower and Co-Borrower to determine whether or not such assignee is subject to backup withholding or information reporting requirements.  Lender and its assignee agree that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Co-Borrower in writing of its legal inability to do so.
(f)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Survival.  Each party’s obligations under this Section 2.11 shall survive any assignment of rights by Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h)Defined Terms.  For purposes of this Section 2.11, the term “Applicable Law” includes FATCA.
2.12 Mitigation Obligations.  If Lender requests compensation under Section 2.10, or any of Borrower or Co-Borrower is required to pay any Indemnified Taxes or additional amounts to Lender or any Governmental Authority for the account of Lender pursuant to Section 2.11, then Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.11, as the case may be, in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender.  Borrower and Co-Borrower hereby agree to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.
2.13Distributions from the Operating Account.  Subject to the applicable Control Agreement, all amounts on deposit in the Operating Account shall be applied at the following times and in the following order of priority (in each case, to the extent funds are then available for distribution and such distribution would not reasonably be expected to result in an Event of Default):
(a)First, from time to time, to Lender for any mandatory prepayment of the Loan (including any Applicable Premium) then due pursuant to Section 2.7;
(b)Second,  from time to time, at the direction of the Borrower and Co-Borrower, for the payment of (i) amounts allocable to Land Costs into the Royalty Account, (ii) LOE and Midstream Expenditures in accordance with the Management Services Agreement, (iii) Capital Expenditures in response to health and safety emergencies, (iv) Cash Investments in accordance with and to the extent expressly permitted by Section 6.7(g) and other Cash expenditures made with Business Proceeds from equity contributions, (v) so long as no Event of Default shall have occurred and be continuing, Cash Restricted Payments in accordance with and to the extent expressly permitted by Section 6.5(b),  (vi) Cash Restricted Payments in accordance with and to the extent expressly permitted by Section 6.5(c), and (vii) amounts then payable in respect of previously delivered AFEs in accordance with the Management Services Agreement;
(c)Third, from time to time, at the direction of the Borrower and Co-Borrower, for reinvestment of Net Cash Proceeds in Oil and Gas Properties in accordance with Section 2.7(b); and
(d)Fourth, on the last day of each month, any funds in excess of any AFEs due in accordance with the Management Services Agreement shall be deposited into the Control Account.

2.14Distributions from the Control Account.  Subject to the Depositary Agreement and Section 2.9(c), all amounts on deposit in the Control Account shall be applied at the following times and in the following order of priority (in each case, to the extent funds are then available for distribution and such distribution would not reasonably be expected to result in an Event of Default):
(a)First, from time to time, to the payment or reimbursement of Lender for all costs, expenses, disbursements and losses incurred by Lender and which any Loan Party is required to pay or reimburse pursuant to the Loan Documents;
(b)Second, from time to time, to the payment or reimbursement of the other Secured Parties for all costs, expenses, disbursements and losses incurred by such Persons and which any Loan Party is required to pay or reimburse pursuant to the Loan Documents, ratably among them in proportion to the respective amounts payable to them;
(c)Third, on demand, or if not due on demand, on the last day of each month in which such costs are due and payable, to the extent any fee, other expense or a net payment (including ordinary course settlement payments, default interest, any necessary liquidity charge, and any late or termination amounts thereunder) is then due from Borrower to the Secured Qualified Counterparties on account of any Qualified Hedging Agreements, to such Secured Qualified Counterparties party thereto for such amounts, ratably among them in proportion to the respective amounts payable to them;
(d)Fourth, from time to time, at the direction of the Borrower and Co-Borrower, for the payment of (i) amounts allocable to Land Costs into the Royalty Account, (ii) Capital Expenditures in response to health and safety emergencies or to restore or increase production on a producing well, (iii) Cash expenditures made with Business Proceeds from equity contributions, (iv) Cash Investments in accordance with and to the extent expressly permitted by Section 6.7(g), (v) so long as no Event of Default shall have occurred and be continuing, Cash Restricted Payments in accordance with and to the extent expressly permitted by Section 6.5(b), and (vi) Cash Restricted Payments in accordance with and to the extent expressly permitted by Section 6.5(c);
(e)Fifth, on the last day of each month in which such costs are due and payable, at the direction of the Borrower and Co-Borrower, for payment of amounts due in respect of AFEs previously delivered in accordance with the Management Services Agreement but solely to the extent amounts available in the Operating Account are not sufficient to satisfy such obligations;
(f)Sixth, from time to time, at the direction of the Borrower and Co-Borrower, for reinvestment of Net Cash Proceeds in Oil and Gas Properties in accordance with Section 2.7(b);
(g)Seventh, on each Quarterly Required Payment Date, to Lender for the repayment the Loan pursuant to and in accordance with Section 2.4(a);
(h)Eighth, on each Quarterly Required Payment Date, to Services Provider for such quarter’s Services Fee then due;
(i)Ninth, commencing September 30, 2021, at the direction of the Borrower and Co-Borrower, from time to time, in an aggregate amount not to exceed the Distributable Cash Balance

Cap, for payment of or application to the following, as Borrower and Co-Borrower may elect: (A) Capital Expenditures in accordance with and to the extent expressly permitted by Section 6.6; (B) Cash Restricted Payments in accordance with and to the extent expressly permitted by Section 6.5; (C) Cash Investments in accordance with and to the extent expressly permitted by Section 6.7, and/or (D) any other use not prohibited by the Loan Documents (including prepayments of the Loan pursuant to Section 2.6).
2.15Distributions from the Royalty Account.  Subject to the applicable Control Agreement, all amounts on deposit in the Royalty Account shall be applied, at the direction of the Borrower and Co-Borrower, from time to time, for the payment of Land Costs then due and owing in accordance with the Management Services Agreement.
Article III
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and to make the Loan, (i) Borrower hereby represents and warrants to Lender that to Borrower’s Knowledge on the date hereof and (ii) solely with respect to Sections 3.1(a), 3.3(a), 3.4 through 3.8, 3.10, 3.19, 3.20, 3.21, 3.29 through 3.33, Co-Borrower hereby represents and warrants to Lender that to Co- Borrower’s Knowledge on the date hereof:

3.1Financial Condition.
(a)The unaudited consolidated and consolidating balance sheet of Pledgor and the Borrower, Co-Borrower and their consolidated Subsidiaries as of December 31, 2020 including the notes thereto (the “Pro Forma Balance Sheets”), copies of which have heretofore been furnished to Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loan and the use of proceeds thereof and (ii) the payment of fees, expenses and Taxes in connection with the foregoing.  The Pro Forma Balance Sheet has been prepared based on the best information available to Pledgor, the Borrower and Co-Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Pledgor and the Borrower, Co-Borrower and their consolidated Subsidiaries as of December 31, 2020, assuming that the events specified in the preceding sentence had actually occurred at such date.
(b)Except as provided on Schedule 3.1(b), no Loan Party is liable for any long-term leases or unusual forward or long-term commitments, including, any interest rate or foreign currency Swap or exchange transaction or other obligation in respect of derivatives.
3.2No Change.  There has been no development or event that has had a Material Adverse Effect since December 31, 2020.
3.3Corporate Existence; Compliance with Law.  Except as otherwise set forth in Schedule 3.4,
(a)Each of Co-Borrower and each of the Loan Parties (i) is duly incorporated, organized or formed, as applicable, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, (ii) has the corporate, company or partnership power and authority, as applicable, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation, company or partnership, as applicable, and (if applicable) in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) is in compliance with its Constituent Documents, (v) is in compliance with all Anti-Corruption Laws and all applicable Sanctions and (vi) is in compliance with all other Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Each Loan Party directly, or through the Services Provider indirectly, has all material Permits necessary for the ownership and, if any Loan Party or Services Provider is the operator, operation of the Oil and Gas Properties and the conduct of its businesses, and is in compliance in all material respects with the terms and conditions of all such Permits, except for those Permits the failure of which to have could not, individually or in the aggregate, reasonably be expected to result in liability or loss to the Loan Parties in excess of the Threshold Amount.
(c)Except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to result in liability or loss to the Loan Parties in excess of the Threshold Amount, the Oil and Gas Properties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Requirements of Law and in conformity with the provisions of all leases, subleases, assignment of operating rights, or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, except, in each case, the extent to which the failure to do the same, individually or in the aggregate, could not reasonably be expected to result in liability or loss to the Loan Parties in excess of the Threshold Amount:  (i) no Oil and Gas Property is subject to having allowable production reduced after the Closing Date below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date; and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) is deviated from the vertical or horizontal (as applicable) more than the maximum permitted by Requirements of Law, and such wells are, in fact, bottomed under and are producing from, and the wellbores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).
3.4Entity Power; Authorization; Enforceable Obligations.  Each of Co-Borrower and each Loan Party has the power and authority (corporate or otherwise), and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of Borrower and Co-Borrower, to borrow hereunder.  Each of Co-Borrower and each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents and, in the case of Borrower and Co-Borrower, to authorize the Borrowing on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowing hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents except (i) consents, authorizations, filings and notices described in Schedule 3.4, and (ii) the filings referred to in

Section 3.23.  Each Loan Document has been duly executed and delivered on behalf of Co-Borrower and each Loan Party that is a party thereto.  This Agreement constitutes and each other Loan Document, upon execution will constitute, a legally valid and binding obligation of Co-Borrower and each Loan Party that is a party thereto, enforceable against Co-Borrower and each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5No Legal Bar.  The execution, delivery and performance of this Agreement, the other Loan Documents, the Transaction Documents, the Borrowing hereunder and the use of the proceeds thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, or such other consents, approvals, registrations, authorizations, filings or notices described in Schedule 3.5, (b) will not violate any applicable Requirement of Law or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Co-Borrower, Borrower or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by Co-Borrower, Borrower or any of their Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Co-Borrower, Borrower or any of their Subsidiaries other than Liens created under the Loan Documents.  None of Co-Borrower nor any of the Loan Parties or any of their respective Properties is in violation of, nor will the continued operation of their Properties as currently conducted violate, any law, rule or regulation (including any zoning or building ordinance, code or approval, building permits or any rule or regulation promulgated by BOEM or BSEE or any other Governmental Authority applicable to the exploration, production, permitting operation or plugging and abandonment of their Properties, but excluding Environmental Laws, which are covered in Section 3.21) or any restrictions of record or agreements affecting the Mortgaged Properties, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.
3.6Existing Indebtedness.  Set forth on Schedule 3.6 is a complete and accurate list of all Indebtedness of Co-Borrower and each Loan Party outstanding immediately prior to the effectiveness of this Agreement and the making of the Loan hereunder, and none of Co-Borrower nor any Loan Party shall have any Indebtedness except the Indebtedness incurred under this Agreement and as permitted by Section 6.1.
3.7No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against Co-Borrower or any Loan Party or against any of their respective Properties (a) with respect to any of the Loan Documents, the Transaction Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.
3.8No Default.  None of Co-Borrower nor any Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

As of the Closing Date, no party under the Transaction Documents is in default of any of its material obligations to Co-Borrower or Borrower under any Transaction Document or in breach of any of its representations and warranties in any material respect thereunder.

3.9Ownership of Property.  Except to the extent that the failure of the same, individually or in the aggregate, could not reasonably be expected to result in liability or loss to the Loan Parties in excess of the Threshold Amount:
(a)Each Loan Party has Defensible Title to, or a valid leasehold interest in, all Property material to its business (other than the Oil and Gas Properties), and none of such Property is subject to any Lien other than Permitted Liens.
(b)Each Loan Party has Defensible Title to all of its Oil and Gas Properties which constitute Proved Developed Producing Reserves, and good title to all of the Oil and Gas Properties which constitute, for applicable state law purposes, “personal” or “movable” Property, in each case except for Permitted Liens.  The Mortgaged Properties constitute all of the Real Property owned by the Loan Parties.
(c)The quantum and nature of any interest in and to the Oil and Gas Properties of any Loan Party as set forth in the most recent Reserve Report includes the entire interest of such Loan Party in such Oil and Gas Properties as of the date of such applicable Reserve Report delivered by Borrower to Lender pursuant to Sections 4.1(e), 5.2(c) and 5.2(d), as applicable, and are complete and accurate in all material respects as of the date of such applicable Reserve Report; and there are no “back-in” or “reversionary” interests held by third parties which could materially reduce the interest of such Loan Party in such Oil and Gas Properties except as reflected in the most recent Reserve Report.  The ownership of the Oil and Gas Properties by a Loan Party entitles such Loan Party to the share of the Hydrocarbons produced therefrom or attributable thereto set forth as such Loan Party’s “net revenue interest” therein as set forth in the most recent Reserve Report and does not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development or operations of any such Oil and Gas Property in an amount in excess of the “working interest” of such Loan Party in each Oil and Gas Property set forth in the most recent Reserve Report.
(d)Each Loan Party’s production platforms, subsea risers and umbilicals, and other gathering, transportation, processing and treating facilities and equipment, if any, together with any marketing, gathering, transportation, processing and treating contracts in effect between or among such Loan Party and its Subsidiaries, on the one hand, and any other Person, including Co-Borrower, on the other hand, are sufficient on a firm non-interruptible basis (except to the extent not offered on such basis), on substantially the same or better terms offered to other producers in the area, to gather, transport, process or treat, reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties, and all related charges are accurately reflected and accounted for in each Reserve Report delivered to Lender pursuant to this Agreement.
(e)The Hydrocarbon Interests and operating agreements attributable to the Oil and Gas Properties are in full force and effect in all material respects in accordance with their terms.  All rents, royalties and other payments due and payable under such Hydrocarbon Interests and operating agreements have been properly and timely paid.

3.10Insurance.  Schedule 3.10 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by Co-Borrower, Borrower and each other Loan Party.  As of the Closing Date, all such policies are in full force and effect, all premiums with respect thereto then due covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such policies (a) are sufficient for compliance with all Requirements of Law and of all agreements to which Co-Borrower, Borrower or any other Loan Party is a party; (b) are valid, outstanding and enforceable policies; (c) provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of Co-Borrower, Borrower and each other Loan Party and are in compliance with requirements set forth by BOEM or other Governmental Authorities; (d) will remain in full force and effect through the respective dates set forth in Schedule 3.10 without the payment of additional premiums; and (e) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.  Schedule 3.10 identifies all material risks, if any, which Co-Borrower, Borrower and the other Loan Parties and their respective directors, managing members or officers have designated as being self-insured.  None of Co-Borrower, Borrower nor any other Loan Party has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Notwithstanding anything in this Section 3.10 or in the Loan Documents to the contrary, in no event shall Co-Borrower, Borrower or any Loan Party be required to carry any flood, named storm, named windstorm or similar insurance policies.
3.11Plugging and Abandonment Obligations.  Except as set forth on Schedule 3.11, as of the Closing Date, no Loan Party has knowledge of or has received from any Governmental Authority (a) any written order requiring that a well be plugged and abandoned or (b) a notice of proposed rulemaking regarding a change in current bonding requirements.  Set forth on Schedule 3.11 is a complete and accurate list of all bonds, supplemental bonds, or other securities that secure the payment and performance of the Plugging and Abandonment Obligations, each of which is in full force and effect.  The Loan Parties and Services Provider (i) are exempted from the supplemental bonding requirements imposed by BOEM at 30 CFR 256.53(d) and (e) or (ii) if not exempted, have complied with all supplemental bonding requirements imposed on them by BOEM at 30 CFR 256.53(d) and (e).
3.12Transaction Documents.  Borrower has concurrently herewith delivered to Lender true, correct, and complete copies of the Transaction Documents, duly executed and delivered by each party thereto and in form and substance reasonably acceptable to Lender.  As of the Closing Date, Borrower has not waived or amended any material term or condition thereof.  Borrower hereby acknowledges and agrees that (a) the consummation of the transactions contemplated under this Agreement and the documents included in clauses (i) through (iv) of the definition of “Transaction Documents”, including the making of the Loan on the Closing Date, are intended to be simultaneous for all intents and purposes and (b) all of the conditions precedent to the effectiveness of the Transaction Documents are fully satisfied as of the Closing Date.

3.13Intellectual Property.  Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except to the extent that the failure of the same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No material claim has been asserted and is pending by any Person challenging or questioning the use by any Loan Party of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor is there any valid basis for any such claim.  The use of Intellectual Property by any Loan Party does not infringe on the rights of any Person except to the extent that the failure of the same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
3.14Taxes.  Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves or (b) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
3.15Federal Regulations.  No part of the proceeds of the Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.
3.16Labor Matters.  There are no strikes, stoppages or slowdowns or other labor disputes against any Loan Party pending or threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  All payments due from any Loan Party on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books and balance sheets of such Loan Party.
3.17ERISA.  Each Plan is in compliance, in all material respects, with the applicable provisions of ERISA, the Code and other federal or state law.  Except as would not reasonably be expected to have a Material Adverse Effect, no Loan Party, nor Pledgor or any ERISA Affiliate sponsors, maintains, contributes to, or has any liability (contingent or otherwise), with respect to any Pension Plan or Retiree Medical Plan.  The underlying assets of each Loan Party and Pledgor do not constitute Plan Assets.
3.18Regulations.  Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
3.19Capital Stock; Subsidiaries.
(a)All of the outstanding Capital Stock of Co-Borrower and each Loan Party has been duly authorized and validly issued and is fully paid and non-assessable and has been duly pledged as Collateral under the Security Documents and is free and clear of all Liens (except Liens created under the Security Documents).

(b)The Subsidiaries listed on Schedule 3.19 constitute all the Subsidiaries of Co-Borrower and each Loan Party as of the Closing Date.  Schedule 3.19 sets forth as of the Closing Date the exact legal name as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of Co-Borrower and any Loan Party and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by Co-Borrower and each Loan Party.
(c)There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or profits interests with respect to Capital Stock of Co-Borrower and Borrower granted to employees or directors and directors’ qualifying shares, if any) of any nature relating to any Capital Stock of Co-Borrower and Borrower, except as disclosed on Schedule 3.19.
(d)Except as disclosed on Schedule 3.19, neither Co-Borrower nor Borrower owns or holds, directly or indirectly, any Capital Stock of any Person.
(e)There are no agreements or understandings (other than the Loan Documents) to which Co-Borrower or any Loan Party is a party with respect to the voting, sale or transfer of any shares of Capital Stock of Co-Borrower or Borrower or restricting the transfer or hypothecation of any such shares or interests.
3.20Use of Proceeds.  Borrower and Co-Borrower will use the proceeds of the Loan solely (i) to fund Borrower’s acquisition of the Designated Assets and Co-Borrower's acquisition of the Gathering and Processing Properties and (ii) to pay fees, commissions and expenses in connection with the transactions contemplated by this Agreement and the other Loan Documents.
3.21Environmental Matters.  Except as disclosed on Schedule 3.21, or as could not, individually or in the aggregate, reasonably be expected to result in the payment by Co-Borrower or any Loan Party of a Material Environmental Amount:
(a)Co-Borrower and each Loan Party and any of its respective Properties (i) is, and since August 30, 2019 has been, in compliance with all applicable Environmental Laws; (ii) directly, or through Services Provider indirectly, holds all Environmental Permits (each of which is in full force and effect) required for the ownership and, if Co-Borrower, any Loan Party or Services Provider is the operator, operation of the Properties and the conduct of its businesses; and (iii) is, and since August 30, 2019 has been, in compliance with all such Environmental Permits.
(b)Materials of Environmental Concern are not present at, on, under, in, or about any Oil and Gas Property, Gathering and Processing Property or other Real Property now or formerly owned, leased or operated by Co-Borrower or any Loan Party, or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal), which could reasonably be expected to (i) give rise to liability of Co-Borrower or any Loan Party under any applicable Environmental Law, or (ii) interfere with the continued operations of Co-Borrower or any Loan Party at such property.
(c)There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law or Environmental Permit naming Co-Borrower or any Loan Party or any predecessor in title as a party pending or threatened against Co-Borrower or any Loan Party.
(d)Neither Co-Borrower nor any Loan Party nor any predecessor in title has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation and Liability Act or any similar Environmental Law.
(e)Neither Co-Borrower nor any Loan Party, nor any of their predecessors in title, has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.
(f)Neither Co-Borrower nor any Loan Party has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, of any third party under any Environmental Law or with respect to any Material of Environmental Concern.
(g)Co-Borrower and Borrower have delivered to Lender copies of all material reports, correspondence and other documents in their possession, custody or control regarding compliance by Co-Borrower or any Loan Party with or potential liability of Co-Borrower or any Loan Party under Environmental Laws or Environmental Permits.
3.22Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, any Transaction Document or any other document, certificate or statement furnished to Lender or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement, the other Loan Documents or the Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information contained in the materials referenced in this Agreement are based upon good faith estimates and assumptions believed by management of Borrower to be reasonable at the time made, it being recognized by Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Transaction Documents, or in any other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby, by the other Loan Documents or by the Transaction Documents.
3.23Security Documents.
(a)Each of the Security Documents is effective to create in favor of Lender, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof.  In the case of the Pledged Capital Stock, when any stock certificates representing such Pledged Capital Stock are delivered to Lender and, in the case of Pledged Capital Stock that is a “security” (as defined in the UCC) but is not evidenced by a certificate, when an instructions agreement, in form and substance reasonably satisfactory to Lender, has been delivered to Lender, and in the case of any other Collateral described in the Security Agreement or the Pledge Agreements, when financing statements in appropriate form are filed in the offices specified on Schedule 3.23(a) (which financing statements may be filed by Lender) at any time and such other filings as are specified on Schedule 2 to the Security Agreement or Schedule 2 to the Pledge Agreements have been completed (all of which filings may be filed by Lender) at any time, each of the Security Agreement and the Pledge Agreements shall grant a valid Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Security Agreement or the Pledge Agreements, as applicable), in each case prior and superior in right to any other Person (except Permitted Liens).
(b)Each of the Mortgages is effective to create in favor of Lender, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof; and when the Mortgages are filed in the offices specified on Schedule 3.23(b) (in the case of Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 5.14(b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds and products thereof, as security for the Secured Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Permitted Liens).
3.24Solvency.  The Loan Parties are, taken as a whole, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.
3.25Gas Imbalances.  Except as set forth in Schedule 3.25, there are no Gas Imbalances, take or pay or other prepayments with respect to any Oil and Gas Properties which would require any Loan Party to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.
3.26Hedging Agreements.  Schedule 5.13 sets forth a true and complete list of all Hedging Agreements of each Loan Party in effect as of the Closing Date, the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes and Swap or strike prices, as the case may be), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.
3.27Reserve Reports.  (i) The assumptions stated or used in the preparation of the Reserve Report delivered pursuant to Section 4.1(e) are reasonable (it being understood by Lender that assumptions as to future results are subject to uncertainty and that no assurance can be given that any particular projections will be realized to the extent beyond any Loan Party’s control), (ii) all information furnished by or on behalf of any Loan Party to the Petroleum Engineers for use in the preparation of such Reserve Report was accurate at the time furnished, (iii) there has been no decrease in the amount of the estimated Proved Developed Producing Reserves shown in such Reserve Report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, and (iv) at the time furnished, no Reserve Report omitted any statement or information necessary to cause the same not to be misleading to Lender in any material respect.

3.28Sale of Production.  No Oil and Gas Property is subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period (x) in the case of oil, not in excess of 60 days, and in the case of natural gas liquids, not in excess of 120 days, in each case, after the month in which such production is delivered and (y) in the case of gas, not in excess of 60 days after receipt of the calculation of net obligations owing for the previous fiscal quarter or (ii) whereby payments are made to any Loan Party other than by checks, drafts, wire transfer advices or other similar writings, instruments or communications for the immediate payment of money.  Except for production sales contracts, processing agreements, transportation agreements and other agreements relating to the marketing of production that are listed on Schedule 3.28 in connection with the Oil and Gas Properties to which such contract or agreement relates:  (i) no Oil and Gas Property is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 90 days’(or fewer) notice, other than as consented to by Lender, and (ii) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on the best terms available with third parties not affiliated with any Loan Party.  Each Loan Party is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a production sales contract or marketing contract listed on Schedule 3.28 that is computed in accordance with the terms of such contract, and no Loan Party is having deliveries of production from such Oil and Gas Property curtailed substantially below such Property’s delivery capacity.  All production and sales of Hydrocarbons produced or sold from any Oil and Gas Properties has been accounted for and paid to the Persons entitled thereto, in compliance in all material respects with all applicable Requirements of Law.
3.29Contingent Obligations.  There will be no Contingent Obligations of Co-Borrower or any Loan Party existing as of the Closing Date in excess of the Threshold Amount, individually or in the aggregate.
3.30Bank Accounts.  Neither the Co-Borrower nor any Loan Party maintains any account, nor does any account exist for the benefit of Co-Borrower or a Loan Party, with any bank or financial institution other than (a) the Royalty Account and the Operating Account in each case subject to a Control Agreement and (b) the Control Account pursuant to the Depositary Agreement.  Schedule 3.30 contains a complete and accurate list of all Persons that owe or are expected to owe Business Proceeds in excess of $25,000 as of the Closing Date.
3.31Material Contracts.  Schedule 3.31 contains a complete and accurate list of each contract, agreement or commitment (other than the Loan Documents), whether oral or written, to which Co-Borrower or any Loan Party is a party or by which it is bound, and which are currently effective, involving aggregate consideration payable to or by Co-Borrower or such Loan Party of the Threshold Amount or more in any fiscal year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of Co-Borrower or such Loan Party (each of the foregoing, together with the Transaction Documents, a “Material Contract”).

3.32No Burdensome Restrictions.  Except as set forth on Schedule 3.32, no Loan Party is a party to or bound by any contract, or subject to any restriction in any Constituent Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.
3.33Anti-Corruption Laws; USA PATRIOT Act; Anti-Terrorism Laws and Sanctions.  None of (a) Borrower, Co-Borrower, any Subsidiary nor any of their respective directors or officers, or (b) any agent or employee of Borrower, Co-Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing, use of proceeds of the Loan or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
Article IV
CONDITIONS PRECEDENT

4.1Conditions to Closing Date.  The effectiveness of this Agreement and the obligations of Lender hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:
(a)Credit Agreement and Other Loan Documents.  Lender shall have received the following documents, in each case executed (and properly acknowledged where applicable) and delivered by a duly authorized officer of each of the parties thereto: (i) this Agreement, (ii) the Note, (iii) the Security Agreement, (iv) the Pledge Agreement, (v) a Mortgage covering each of the Mortgaged Properties, (vi) the Guaranty, (vii) the Depositary Agreement, (viii) a Control Agreement in respect of each of the Operating Account and the Royalty Account, and (ix) each other Loan Document, in each case, in form, substance and date reasonably satisfactory to Lender and in such numbers as Lender or its counsel may request.
(b)Constituent Documents.  All documents establishing or implementing the ownership, capital and corporate, organizational, tax and legal structure of each Loan Party shall be reasonably satisfactory to Lender, including, without limitation, Borrower and Co-Borrower shall have appointed an independent director who is acceptable to Lender in its reasonable discretion (“Independent Director”).
(c)Transaction Certificate.  Lender shall have received a certificate of a Responsible Officer of Borrower and Co-Borrower certifying: (i) that attached to such certificate are true, correct, and complete copies of the Transaction Documents, duly executed and delivered by each party thereto and in form and substance reasonably acceptable to Lender; (ii) that, concurrently with the execution and delivery of this Agreement on the date hereof, Borrower is (A) performing in accordance with the terms and conditions of the Transaction Documents (without waiver or amendment of any material term or condition thereof not otherwise reasonably acceptable to Lender) and (B) acquiring substantially all of the Designated Assets contemplated by the Assignment Agreement; and (iii) the final purchase price for the Designated Assets.
(d)Pro Forma Balance Sheets.  Lender shall have received the Pro Forma Balance Sheets of Pledgor, Co-Borrower and each Loan Party and its subsidiaries for the quarter ending

December 31, 2020, and each such Pro Forma Balance Sheet shall not, in the reasonable judgment of Lender, reflect any Material Adverse Effect since December 31, 2020.
(e)Initial Reserve Report.  Lender shall have received a Reserve Report with respect to the Oil and Gas Properties of the Loan Parties and their Subsidiaries, covering such period and otherwise in such form and substance as may be acceptable to Lender in its reasonable discretion.
(f)Initial Hedging Requirements.  Borrower shall have entered into (and shall have provided evidence of such reasonably acceptable to Lender) Qualified Hedging Agreements pursuant to Section 5.13 sufficient to implement the Initial Hedging.
(g)Insurance.  Lender shall have received a summary of the insurance (which insurance shall be for such amounts, against such risk, covering such liabilities and with such deductibles or self-insured retentions as are reasonably acceptable to Lender) carried in respect of Co-Borrower and each Loan Party and its Properties (attached hereto as Schedule 3.10), including copies of certificates of insurance, satisfying the requirements of Section 3.10 and Section 5.8 and otherwise reasonably satisfactory to Lender, naming Lender, for the ratable benefit of the Secured Parties, as “lender loss payee” under the Property loss policies and as “additional insured” on the comprehensive and general policies of the Loan Parties and providing that they shall not be canceled, amended or changed without at least 30 days’ (ten days for nonpayment) written notice to Lender.
(h)Plugging and Abandonment Obligations.  Lender shall have received a summary of all bonds, supplemental bonds, or other securities that secure the payment and performance of the Plugging and Abandonment Obligations (attached hereto as Schedule 3.11).
(i)Lien Searches.  Lender shall have received the results of a recent Lien search in each of the jurisdictions or offices in which UCC financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all assets of the Loan Parties and Co-Borrower (or would have been made at any time during the five years immediately preceding the Closing Date to perfect Liens on any assets owned on the Closing Date by any Loan Party and which are pledged to Lender (for the benefit of the Secured Parties) as Collateral), and such search shall reveal no Liens on any of the assets of any Loan Party, except, with respect to Co-Borrower and Borrower, for Permitted Liens.
(j)Environmental Matters. Lender shall have completed a satisfactory environmental review with respect to the Oil and Gas Properties and any other real Property owned or leased by the Loan Parties, including the Designated Assets.
(k)Officers’ Certificates.  Lender shall have received (A) a certificate of a Responsible Officer of each Loan Party, Co-Borrower and Pledgor dated the Closing Date, in form and substance reasonably acceptable to Lender and with appropriate insertions and attachments, setting forth and certifying to (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Person to execute and deliver the Loan Documents and Transaction Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Person (A) who are authorized to sign the Loan

Documents and Transaction Documents to which such Person is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, (iv) the articles or certificate of incorporation and by-laws or other applicable Constituent Documents of such Person, and each amendment thereto, certified by a Responsible Officer as being true, complete in full force and effect, and, to the extent applicable, certified as of a recent date prior to the Closing Date by the appropriate Governmental Authority, and (v) an existence and good standing certificate from the Governmental Authority of each such Person’s jurisdiction of incorporation, organization or formation and of each jurisdiction where such Person’s ownership, lease or operation of Property or assets or the conduct of its business requires such qualification, each dated as of a recent date prior to the Closing Date and (B) a certificate of a Responsible Officer of each of Services Provider and W&T Energy VI, LLC dated the Closing Date, in form and substance reasonably acceptable to Lender and with appropriate insertions and attachments, setting forth and certifying to resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Person to execute and deliver the Transaction Documents to which it is a party and to enter into the transactions contemplated in those documents.  Lender may conclusively rely on such certificate until Lender receives notice in writing from such Person to the contrary.
(l)Closing Certificate.  Lender shall have received a certificate of a Responsible Officer of Co-Borrower and each Loan Party, dated the Closing Date, in form and substance acceptable to Lender and with appropriate insertions and attachments, setting forth and certifying to confirmation of compliance with the conditions precedent set forth in clauses (o), (p), (r), (s) and (t) of this Section 4.1.
(m)Solvency.  Lender shall have received the Solvency Certificate.
(n)Lender Consents.  Lender shall have received all internal consents and approvals necessary for the consummation of the transactions contemplated by this Agreement and the Security Documents.
(o)Approvals.  Permits and third party approvals necessary or, in the reasonable discretion of Lender, advisable to be obtained by Co-Borrower or a Loan Party in connection with this Agreement, the other Loan Documents and the continuing operations of Co-Borrower, the Loan Parties and their Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby, except for such permits and approvals that are otherwise routinely obtained from a Governmental Authority on a post-closing basis.
(p) No Material Adverse Effect.  Since December 31, 2020, no development, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing.

(q)Title Information.  Lender shall have received title information reasonably satisfactory to Lender with respect to the interests of Borrower and its Subsidiaries in Oil and Gas Properties constituting not less than 90% of the Designated Assets Present Value of all Proved Developed Producing Reserves, that confirms that Borrower has Defensible Title to such properties and interests.
(r)Representations and Warranties.  Each of the representations and warranties of Borrower and Co-Borrower set forth in this Agreement shall be true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or Material Adverse Effect standard, in all respects) on and as of the Closing Date (although any representations and warranties which expressly relate to an earlier date shall be required only to be true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or Material Adverse Effect standard, in all respects) as of the specified earlier date).
(s)No Default.  No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loan requested to be made on the Closing Date.
(t)Pledged Capital Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes.  Lender shall have received (i) the certificates representing the shares of Capital Stock that are certificated securities and that are pledged pursuant to the Security Agreement or the Pledge Agreement (as applicable), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) in the case of Capital Stock that is a “security” (as defined in the UCC) but is not evidenced by a certificate, an instructions agreement, in form and substance reasonably satisfactory to Lender, duly executed by any issuer of Capital Stock pledged pursuant to the Pledge Agreement and (iii) each promissory note pledged pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to Lender) by the pledgor thereof.
(u)Mortgages.  Lender shall have received evidence reasonably satisfactory to it that Liens have been granted pursuant to one or more Mortgages in the Oil and Gas Properties of the Loan Parties at a minimum complying with the threshold under Section 5.14(a), subject to proper recording thereof.
(v)Filings, Registrations and Recordings.  Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been delivered to Lender in proper form for filing, registration or recordation.
(w)Legal Opinions.  Lender shall have received an executed legal opinion of (i) Latham & Watkins LLP, counsel to the Loan Parties and Co-Borrower, with respect to such customary matters related to the Loan Documents and the documents included in clauses (i) through (iv) of the definition of “Transaction Documents” as may be reasonably requested by Lender and (ii) Adams and Reese LLP, counsel to Borrower, with respect to the Mortgage executed by Borrower, in each case in form and substance reasonably satisfactory to Lender.

(x)Fees.  Lender shall have received all fees required to be paid and Borrower and Co-Borrower shall have reimbursed Lender and its Affiliates for all expenses incurred for which Borrower and Co-Borrower are obligated, in each case, under any Loan Document (including reasonable fees, disbursements and other charges of counsel to Lender), on or before the Closing Date.  All such amounts will be paid with proceeds of Loan made on the Closing Date and will be reflected in the funding instructions given by Borrower and Co-Borrower to Lender on or before the Closing Date.
4.2Conditions Deemed Fulfilled. Except to the extent that Borrower and Co-Borrower have disclosed in the Borrowing Notice that an applicable condition specified in Section 4.1 will not be satisfied as of the Closing Date or the requested time for the making of the Loan, as applicable, Borrower shall be deemed to have made a representation and warranty as of such time that the conditions specified in Section 4.1 have been satisfied.  No such disclosure by Borrower that a condition specified in Section 4.1 will not be satisfied as of Closing Date or the requested time for the making of the requested Loan shall affect the right of Lender not to make the Loan requested to be made by it if such condition has not been satisfied at such time.
Article V
AFFIRMATIVE COVENANTS

Until Payment in Full, (i) Borrower covenants and agrees with Lender that Borrower shall, and shall cause the other Loan Parties to and (ii) solely with respect to Sections 5.1, 5.2(a), 5.2(g), 5.2(i), 5.3(a)(i), 5.3(b), 5.4 through 5.6, 5.8, 5.9¸ 5.10, 5.11(a), 5.11(d), 5.11(f), 5.11(g), 5.12, 5.17, 5.18, 5.19 and 5.21, Co-Borrower covenants and agrees with Lender that Co-Borrower shall:

5.1Financial Statements.  Furnish to Lender:
(a)Annual Statements.  With respect to each fiscal year of Co-Borrower and Borrower ending after the Closing Date, as soon as available, but in any event within 120 days after the end of each fiscal year of Co-Borrower and Borrower, a copy of the audited consolidated balance sheets of Co-Borrower and Borrower and their Subsidiaries as at the end of such year and the related audited consolidated statements of income and of Cash flows for such year, setting forth in each case (beginning with the 2022 fiscal year-end) in comparative form the figures as of the end of and for the previous year, together with narrative discussions and analyses of the financial condition and results of operations of Co-Borrower, Borrower and their Subsidiaries for such fiscal year as compared to the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit,  by the Independent Accountants, other than such “going concern” or like qualification or exception that results from (x) one or more maturities scheduled to occur within twelve (12) months of the relevant audit of debt for borrowed money in existence on the Closing Date and (y) unrealized losses in connection with hedge positions; and
(b)Quarterly Statements.  As soon as available, but in any event not later than 90 days after the end of each of the first three fiscal quarters of each fiscal year of Co-Borrower and Borrower, commencing with the fiscal quarter ending September 30, 2021, the unaudited consolidated balance sheets of Co-Borrower and Borrower and their Subsidiaries as at the end of such fiscal quarter, the sales reports for such fiscal quarter and the related unaudited consolidated statements of income and of Cash flows for such fiscal quarter, setting forth in each case (beginning with the fiscal quarter ending March 31, 2022) in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and
(c)subject to the use of commercially reasonable efforts to obtain such information, such other information as Lender may from time to time reasonably request.

At the Borrower and Co-Borrower’s election, all such financial statements required under this Section 5.1 may be reported on a consolidated basis at Pledgor. All such financial statements delivered pursuant to this Section 5.1 shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods where applicable (except as approved by the Independent Accountants, and disclosed therein, and quarterly financial statements shall be subject to normal year-end audit adjustments and need not be accompanied by footnotes).

5.2Reporting Requirements.  Furnish to Lender:
(a)(i) as soon as available, but in any event within 60 days after the end of each month, the Monthly Operating Report reflecting such information on an accrual basis attributable to such month, and (ii) as soon as available, but in any event within 90 days after the end of each month, an updated version of the Monthly Operating Report most recently delivered pursuant to Section 5.2(a)(i) to reflect such information on an occurrence basis attributable to such month;
(b)as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year, a report, in form and substance reasonably satisfactory to Lender, setting forth as of the last Business Day of such quarterly period, a summary of the hedging positions of each Loan Party under all Hedging Agreements (including any contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons or other commodities) of each Loan Party, including the type, term, effective date, termination date and notional principal amounts or volumes or the hedged price(s), as applicable, and any new credit support agreements relating thereto;
(c)(i) Commencing April 1, 2022, on or before April 1 of each year, a Reserve Report prepared by the Petroleum Engineers dated as of December 31 of the previous year; and (ii) promptly upon written request by Lender and at Lender’s cost and expense, a Reserve Report prepared by the Petroleum Engineers dated as of the first day of the month during which Borrower receives such request or as otherwise specified by Lender; provided that, unless a Default or an Event of Default shall then be continuing, Lender may request no more than one additional Reserve Report during any 12-month period, and after the occurrence and during the continuance of an Event of Default, Lender may, from time to time, request such additional Reserve Reports at the sole cost and expense of Borrower, in each case together with a calculation of the Designated Assets Present Value;
(d)on or before October 1 of each year, a Reserve Report dated as of June 30 of such year, which report may be prepared by (i) the Petroleum Engineers or (ii) petroleum engineers who are employees of Borrower or Services Provider, in substantially the same form and substance as the Reserve Reports referred to in Section 5.2(c), each such Reserve Report having been prepared by or at the direction of Borrower and (together with the related Designated Assets Present Value calculation) having been certified in writing by the senior petroleum engineer of Borrower as to the truth and accuracy of the historical information utilized to prepare the Reserve Report and the estimates included therein;
(e)if any Reserve Report identifies asset retirement obligations that were not previously identified on a prior Reserve Report and which arise prior to the Maturity Date, as soon as available, but in any event within 30 days after such Reserve Report is furnished to Lender, a report prepared by TSB Offshore Inc., or such other qualified consulting firm as may be selected by Borrower with the prior consent of Lender, providing independent estimates of the timing and costs associated with the retirement of the Property giving rise to such asset retirement obligation in accordance with current Governmental Authority regulations;
(f)to the extent not previously disclosed to Lender, as soon as practicable but in any event within five (5) Business Days after the acquisition thereof, a listing of any Hydrocarbon Interests or Oil and Gas Properties acquired by any Loan Party at a purchase price in excess of $3,000,000 and a listing of any Intellectual Property acquired by any Loan Party at a purchase price in excess of $1,000,000, in each case since the date of the most recent list delivered pursuant to this Section 5.2(f) (or, in the case of the first such list so delivered, since the Closing Date);
(g)reports, certifications, engineering studies, environmental assessments or other written material or data requested by, and in form, scope and substance reasonably satisfactory to Lender, in the event that Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law or a condition at any Property owned, operated or leased by any Loan Party that could reasonably give rise to a Material Adverse Effect, or if an Event of Default has occurred and is continuing; provided that if Co-Borrower or any Loan Party fails to provide such reports, certifications, engineering studies or other written material or data within 30 days after the request of Lender, or if an Event of Default has occurred and is continuing, Lender shall have the right, at Co-Borrower and Borrower’s sole cost and expense, to conduct such environmental assessments or investigations as may reasonably be required to enable Lender to determine whether Co-Borrower and the Loan Parties are in material compliance with Environmental Laws;
(h)prior to any Disposition anticipated to generate in excess of $500,000 in Net Cash Proceeds (excluding any such Disposition permitted by clauses (a), (b), (c), (d), (e) and (f) of Section 6.4), at least ten days prior written notice of such Disposition, which notice shall (i) describe such Disposition or the nature and material terms and conditions of such transaction and (ii) state the estimated Net Cash Proceeds anticipated to be received by any Loan Party;
(i)as soon as is practicable following the written request of Lender and in any event within 90 days after the end of each fiscal year, (i) a report in form and substance satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Co-Borrower and each Loan Party and the duration of such coverage and (ii) an insurance broker’s statement that all premiums then due and payable with respect to such coverage have been paid and confirming that Lender has been named as loss payee or additional insured, as applicable, as required by this Agreement;

(j)as soon as practicable but in any event within ten (10) days after the formation of any pool or unit in accordance herewith, a conformed copy of the recorded pooling agreement, declaration of pooling, or other instrument creating the pool or unit and, in the event any proceeding of any Governmental Authority which seeks the pooling of unitizing of all or any part of the Oil and Gas Properties is commenced, prompt written notice thereof to Lender;
(k)as soon as practicable but in any event within ten (10) days after the submission of permits, requests for approvals and associated data to BSEE prior to the start of any operations regarding the Oil and Gas Properties of the Loan Parties, a copy of such submission and, in the event BSEE approves or denies the permit application, prompt written notice thereof to Lender and any reports and information with respect to such operations; and
(l)upon request by Lender, subject to the use of commercially reasonable efforts to obtain such reports or information, such other reports and information with respect to the Oil and Gas Properties of the Loan Parties, the other Collateral or the financial condition of the Loan Parties as may be so requested.

Each delivery of a Reserve Report by Borrower to Lender pursuant to this Agreement shall constitute a representation and warranty by Borrower to Lender (A) with respect to the matters referenced in Section 3.9(c) and (B) that the Loan Parties own the Oil and Gas Properties specified therein free and clear of any Liens (except Permitted Liens).

Documents required to be delivered pursuant to Section 5.1 or Section 5.2 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower notifies Lender such documents (a) have been posted, or on which Borrower provides a link thereto on Borrower’s (or any Parent Company thereof) website on the Internet at the website address listed in Section 9.2 hereto (or as such address may be updated from time to time in accordance with Section 9.2); or (b) are posted on Borrower’s (or any Parent’s) behalf on IntraLinks/IntraAgency or another relevant website, if any, to which Lender has access (whether a commercial or third-party website).

5.3Certificates; Other Information.  Furnish to Lender:
(a)concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a Compliance Certificate of a Responsible Officer of the Borrower and Co-Borrower stating that, to the best of such Responsible Officer’s knowledge, Co-Borrower and each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by Co-Borrower or such Loan Party, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) in the case of quarterly and annual financial statements, to the extent not previously disclosed to Lender, in writing, an updated listing of any Oil and Gas Properties, Hydrocarbon Interests or other Real Property or Intellectual Property acquired by any Loan Party (in the case of Intellectual Property, limited to any individual item purchased or otherwise acquired for consideration in excess of $3,000,000) or with respect to which any Loan Party shall acquire a right to earn, purchase or otherwise acquire, since the date of the most recent updated list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Closing Date);
(b)as soon as possible and in any event within seven (7) Business Days of obtaining knowledge thereof:  (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by Co-Borrower or any Loan Party of a Material Environmental Amount; and (ii) any notice that any Governmental Authority has taken action to or may deny any application for an Environmental Permit or other material Permit sought by, or revoke or refuse to renew any such Environmental Permit or Permit held by Co-Borrower or any Loan Party or operator of any Oil and Gas Property, including Services Provider, or condition approval of any such Environmental Permit or Permit on terms and conditions if the effect of any such action could reasonably be expected to result in liability or loss to such Person in excess of the Threshold Amount, or have a Material Adverse Effect to the operation of any of its businesses or any Property owned, leased or otherwise operated by such Person or to the development of or production from any Oil and Gas Property;
(c)upon the request of Lender, prompt access to all geological, engineering and related data contained in the files of any Loan Party or readily accessible to any Loan Party relating to its Oil and Gas Properties, subject to and as may be limited by any confidentiality agreements to which such Loan Party is a party or by which any such data is bound; provided that upon the request of Lender, such Loan Party shall make such commercially reasonable efforts to obtain a release from such confidentiality agreements for the purpose of providing such data to Lender;
(d)promptly upon receipt, copies of all material reports and notices delivered to Borrower in connection with the documents included in clauses (i) through (iv) of the definition of “Transaction Documents”; and
(e)promptly, subject to the use of commercially reasonable efforts to obtain such information, such additional financial and other information as Lender may from time to time reasonably request.
5.4Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent (subject to any applicable grace and cure periods), as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books and balance sheets of Co-Borrower or the Loan Party obligated therefor.
5.5Maintenance of Existence; Compliance with Obligations, Requirements, etc.
(a)(i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)Neither Co-Borrower nor Borrower will, nor permit any Subsidiary or any of its or their respective directors, officers, employees or agents to, make, offer, or authorize with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or through any other Person, to or for the use or benefit of any public official (i.e., any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization) or any political party or political party official or candidate for office, where such payment, gift, promise or advantage would violate any applicable Anti-Corruption Laws.  To the extent not in conflict with this Agreement or the other Loan Documents, comply with all (i) Contractual Obligations and Constituent Documents and (ii) Permits and other Requirements of Law, including Borrower’s obligation to maintain plugging and abandoning surety and appeal bonds, performance bonds and other obligations of a like nature, and use its reasonable efforts to cause all employees, agents, contractors and subcontractors of Co-Borrower or any Loan Party to comply with all Permits and Requirements of Law as may be necessary or appropriate to enable such Person so to comply, except, in the case of Contractual Obligations, Permits and other Requirements of Law, where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.
5.6Operation and Maintenance of Property.
(a)Keep, preserve and maintain all Property and systems, including all improvements, personal Property and equipment, including the Oil and Gas Properties and the Gathering and Processing Properties, useful and necessary in its business in good working order and condition in accordance with the general practice of other businesses of similar character and size (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements so that its business may be properly conducted at all times.
(b)Keep and continue all material leases, estates and interests constituting Oil and Gas Properties and the Gathering and Processing Properties and all contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided that this provision shall not prevent any Loan Party from abandoning and releasing any such leases upon their termination as the result of cessation of production in paying quantities that did not result from the failure of any Loan Party to maintain such production as a reasonably prudent operator.
(c)To the extent that its Oil and Gas Properties are operated by a Loan Party or its Affiliate, act as a prudent operator to identify and prevent the occurrence of any drainage of Hydrocarbons from such Oil and Gas Properties and carry out all such operations as would a reasonable and prudent operator in accordance with standard industry practices; and, to the extent that its Oil and Gas Properties are not operated by a Loan Party or its Affiliate, utilize the Property and contractual rights of such Loan Party as a prudent owner in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Oil and Gas Properties and to cause the reasonable and prudent operation thereof in accordance with standard industry practices including without limitation, the rules and regulations promulgated by BOEM or BSEE applicable to the plugging and abandonment of the Loan Parties’ Oil and Gas Properties.

(d)Promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to the Oil and Gas Properties and the Gathering and Processing Properties or other material Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder. Any Loan Party may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and has set aside on its books adequate reserves therefor.
(e)Promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Properties unless otherwise excused from performing such obligations as the result of a payment dispute so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and has set aside on its books adequate reserves therefor.
(f)To the extent Borrower is not otherwise responsible for, or has contracted out, the operation of its Oil and Gas Properties, Gathering and Processing Properties or other material Properties, use commercially reasonable efforts to cause the operator to comply with this Section 5.6.
5.7Subordination of Affiliated Operators’ Liens.  Cause each Affiliate of Borrower or Co-Borrower that operates any of the Loan Parties’ Oil and Gas Properties or Co-Borrower’s Gathering and Processing Properties, including Services Provider, to subordinate any operators’ Liens or other Liens in favor of such Affiliate in respect of such Loan Parties’ or Co-Borrower’s interest in such Properties, Hydrocarbons produced therefrom or attributable thereto, and accounts and proceeds thereof to the extent covered by and to the Liens in favor of Lender for the benefit of the Secured Parties.
5.8Insurance.
(a)Maintain the policies listed on Schedule 3.10 in full force and effect, at Co-Borrower and Borrower’s sole cost and expense, which shall not be canceled, terminated, amended or otherwise modified in any material respect without the prior written consent of Lender.
(b)To keep, or cause to be kept, insured by an Affiliate of Lender or other financially sound and reputable insurers (having a minimum A.M. Best rating of A, size category VII) all Property usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons, carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available, or as Lender may reasonably request, and keep in compliance with requirements set forth by BOEM or other Governmental Authority.
(c)Name Lender, for the ratable benefit of the Secured Parties, as “loss payee” under its casualty loss policies in respect of the Oil and Gas Properties and Lender as “additional insured”

on its comprehensive and general liability policies and cause all such casualty loss policies to be reasonably satisfactory to Lender in all respects and provide that they shall not be canceled, amended or changed without at least 30 days’ (ten days for nonpayment) written notice to Lender, subject to Borrower’s reinvestment right pursuant to Section 2.7(d).
(d)In the event either Co-Borrower or Borrower fails to provide Lender with evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Co-Borrower and Borrower’s expense to protect Lender’s interests in the Collateral.   Co-Borrower or  Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Co-Borrower or Borrower has obtained insurance as required by this Agreement.  If Lender purchases insurance for the Collateral, to the fullest extent provided by law, Co-Borrower and Borrower will be responsible for the costs of that insurance until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be more than the cost of insurance Co-Borrower or Borrower is able to obtain on its own.
(e)Upon Lender’s request but in any event no more frequently than once per calendar year, Co-Borrower and Borrower will furnish or cause to be furnished to Lender a certificate of insurance coverage from the insurer in form and substance reasonably satisfactory to Lender and, if requested, will furnish Lender copies of the applicable policies.
5.9Maintenance of Material Contracts.  Maintain, observe, perform and enforce the Material Contracts, except where the failure to so maintain, observe, perform or enforce the Material Contracts could not reasonably, individually or in the aggregate, be expected to result in liability or loss to Co-Borrower or the Loan Parties in excess of the Threshold Amount.

5.10Inspection of Property; Books and Records; Discussions.
(a)Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.
(b)Permit Lender, or any agents or representatives thereof, from time to time during Co-Borrower and Borrower’s normal business hours, no more than two (2)  times during any calendar year for a reasonable period of time (except that, after the occurrence and during the continuation of an Event of Default, such limitation on the frequency of inspections under this Section 5.10(b) shall not apply) and upon ten (10) Business Days’ notice (except that, after the occurrence and during the continuation of an Event of Default, no such notice shall be required) to (i) go upon, examine, inspect and remain on the Properties of Co-Borrower or any Loan Party, (ii) during any such visit, inspect and verify the amount, character and condition of any of the Property (that constitutes, or relates to, Collateral) of Co-Borrower or any Loan Party, (iii) during any such visit, examine and, at Co-Borrower and Borrower’s cost and expense, make copies of and abstracts from the records and books of account of any Loan Party, and (iv) discuss the affairs, finances and accounts of Co-Borrower or any Loan Party with any of their respective officers, directors, employees, Independent Accountants or Petroleum Engineers as may be reasonably available, it being understood that, except as otherwise stated in clause (iii) above, Lender will pay the costs and expenses incurred by it in exercising its rights under this Section 5.10(b); provided that after the occurrence and during the continuation of an Event of Default, Co-Borrower and Borrower shall reimburse Lender promptly after a request therefor for the reasonable costs and expenses incurred by it in connection with the exercise of its rights under this Section 5.10(b).
(c)Authorize the Independent Accountants of Co-Borrower and Borrower to disclose to Lender any and all financial statements and other information of any kind, as Lender reasonably requests, from Co-Borrower or Borrower and which the Independent Accountants may have with respect to the business, financial condition, results of operations or other affairs of Co-Borrower or any Loan Party.
5.11Notices. Promptly, and in any event within ten (10) Business Days after any Loan Party’s (and with respect to clauses (a), (d), (f) and (g) below, after Co-Borrower's) knowledge thereof, give notice to Lender:
(a)of the occurrence of any Default or Event of Default;
(b)of the occurrence of any default in the observance or performance of any agreement contained in the Transaction Documents;
(c)in the event that after the Closing Date Borrower is required to return any of the Designated Assets or is required to honor any preferential purchase right in respect of any Designated Assets that has not been waived;
(d)of any (i) default or event of default under any Contractual Obligation of Co-Borrower or any Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between Co-Borrower or any Loan Party and any Governmental Authority, that in case of clause (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(e)of any litigation or proceeding affecting any Loan Party in which the damages claimed are not covered by insurance exceeds the Threshold Amount or in which injunctive or similar relief is sought;
(f)of any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and
(g)of the audit or examination of any Tax return by any Governmental Authority, the receipt by Co-Borrower or any Loan Party of notice of any such audit or examination or the assertion of any claim for Taxes against Co-Borrower or any Loan Party by any Governmental Authority.

Each notice pursuant to this Section 5.11 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Co-Borrower or any Loan Party proposes to take with respect thereto.

5.12Environmental Laws.
(a)Comply with, and ensure compliance at any Property owned, leased or operated by Co-Borrower or any Loan Party by all lessees, sub-lessees, farmoutees, operators and contractors,

if any, with, all applicable Environmental Laws and Environmental Permits, and obtain and comply with and maintain, and ensure that all lessees, sub-lessees, farmoutees, operators and contractors obtain and comply with and maintain, any and all Environmental Permits required by applicable Environmental Laws with respect to any Property owned, leased or operated by Co-Borrower or any Loan Party, except where any failure to do any of the foregoing would not, individually or in the aggregate, reasonably be expected to result in liability or loss Co-Borrower or any Loan Party in excess of the Material Environmental Amount.
(b)Conduct and complete all investigations, studies, sampling and testing, and all reporting, investigative, remedial, removal and other actions required under Environmental Laws as a result of a release of or the discovery of Materials of Environmental Concern, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where any failure to do any of the foregoing would not, individually or in the aggregate, reasonably be expected to result in liability or loss to Co-Borrower or the Loan Parties in excess of the Material Environmental Amount.
(c)As soon as available, and in any case within five (5) Business Days prior to the closing of any acquisition of Oil and Gas Properties for which Borrower or Co-Borrower reasonably believes that the liability of Co-Borrower or any Loan Party for environmental remediation potentially associated with the ownership or operation of all such Oil and Gas Properties (exclusive of usual and customary plugging and abandonment obligations) is expected to exceed a Material Environmental Amount, deliver to Lender an environmental report covering such Oil and Gas Properties to be acquired, in form and substance reasonably satisfactory to Lender.
(d)Promptly, but in no event later than seven (7) Business Days after either Co-Borrower or Borrower becomes aware of the event, notify Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority or any demand or threatened lawsuit by any landowner or other third party against Co-Borrower or any Loan Party or its Properties of which Co-Borrower or any Loan Party has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if Co-Borrower or such Loan Party reasonably anticipates that such action may result in liability (whether individually or in the aggregate) in excess of the Material Environmental Amount.
5.13Commodity Price Protection.  No later than the Closing Date, enter into and thereafter maintain Qualified Hedging Agreements that (i) provide fixed price protection reasonably acceptable to Lender of Borrower’s and its Subsidiaries’ aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of such Persons’ business and of at least the volumes set forth on Schedule 5.13 and with a tenor lasting to the Maturity Date, and having minimum floor prices that are reasonably acceptable to Lender and (ii) comply with Section 6.14 (“Initial Hedging”).
5.14Collateral Matters.
(a)At all times, Borrower shall, and shall cause each other Loan Party to, grant to Lender an Acceptable Security Interest in Oil and Gas Properties constituting not less than 90% of the Designated Assets Present Value of the Loan Parties’ Proved Developed Producing Reserves.

(b)With respect to any Oil and Gas Property or other Property acquired (including any interest of a Loan Party in Oil and Gas Properties acquired as the result of the formation of any pool or unit in accordance with Section 6.17, but excluding any Excluded Assets) after the Closing Date by any Loan Party as to which Lender, for the benefit of the Secured Parties, does not have an Acceptable Security Interest, promptly, and in any event within 30 days, execute and deliver to Lender such Security Documents or amendments to Security Documents and take all actions, including without limitation, the filing of any financing statements or Mortgages, as Lender deems necessary or advisable to grant to Lender, for the benefit of the Secured Parties, an Acceptable Security Interest in such Property; provided that unless a Property is acquired for a purchase price or other consideration in excess of $1,000,000, Borrower shall not be required to take the actions specified in this Section 5.14(b) prior to the end of the fiscal quarter in which the acquisition occurs, or if earlier, the date at which the cumulative amount of purchase price or other consideration for all Property acquired in such quarter equals or exceeds $1,000,000, at which time all Property theretofore acquired and not previously made subject to a Lien in favor of Lender shall be made so subject.
(c)Notwithstanding that, by the terms of the various Security Documents, the Loan Parties are and will be assigning to Lender all of the net proceeds of production from the Mortgaged Properties covered by such Security Documents, so long as no Event of Default has occurred, the Loan Parties may continue to receive from the purchasers of such production all such proceeds, subject, however, (i) to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified and (ii) the terms of the Depositary Agreement and any Control Agreements.  Upon the occurrence and during the continuation of an Event of Default, Lender may exercise all rights and remedies granted under the Loan Documents subject to the terms thereof, including the right to obtain possession of all proceeds of production from such Mortgaged Properties then held by such Loan Parties or to receive directly from the purchasers of production all other proceeds of production.  In no case shall any failure, whether intentioned or inadvertent, by Lender to collect directly any such proceeds of production from the Mortgaged Properties constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any proceeds of production from any Oil and Gas Properties by Lender to any Loan Parties constitute a waiver, remission, or release of any other proceeds of production from any Oil and Gas Properties or of any rights of Lender to collect other proceeds of production from the Oil and Gas Properties thereafter.
(d)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, in no event shall the Loan Parties be required to pledge or otherwise grant a Lien or security interest in, and in no event shall the Security Documents encumber, any Building.
5.15Title Matters.
(a)Take such actions and execute and deliver such documents and instruments as Lender may require to ensure that Lender shall, at all times, have received title information in form and substance reasonably satisfactory to Lender and reflecting that Lender has an Acceptable Security Interest in Oil and Gas Properties constituting not less than 90% of the Designated Assets Present Value of the Loan Parties’ Proved Developed Producing Reserves.

(b)Within 30 days after (i) a request by Lender to cure any title defects or exceptions arising after the Closing Date which are not Permitted Liens or (ii) a notice by Lender that Borrower has failed to comply with this Section 5.15 with respect to Oil and Gas Properties of the Loan Parties acquired after the Closing Date, (A) cure such title defects or exceptions which are not Permitted Liens and (B) deliver to Lender title information in form and substance reasonably acceptable to Lender, as to the Loan Parties’ ownership of such Oil and Gas Properties.
5.16Plugging and Abandonment Obligations.
(a)Maintain or otherwise cause to be maintained the bonds listed on Schedule 3.11 in full force and effect, until the applicable Properties have been finally, and permanently plugged, abandoned and restored, all in accordance with governmental regulations, or until Security Termination.
(b)Maintain or otherwise cause to be maintained bonds that secure performance and payment of all Plugging and Abandonment Obligations.
(c)(i) Maintain, or cause to be maintained, exemption from the supplemental bonding requirements imposed by BOEM and set forth in 30 CFR 256.53(d) and (e) or (ii) comply with, or cause to comply with, any supplemental bonding requirements imposed by BOEM and set forth in 30 CFR 256.53(d) and (e).
5.17Use of Proceeds.  Use the proceeds of the Loan only for the purposes specified in Section 3.20.
5.18Accounts.
(a)At all times, deposit, or cause to be deposited, all Business Proceeds into the Operating Account.
(b)Immediately following execution of this Agreement, use commercially reasonable efforts to direct all Persons that to Co-Borrower or Borrower's Knowledge owe or are expected to owe Business Proceeds to forward all such amounts directly to the Operating Account or Royalty Account, as applicable.  With respect to Business Proceeds received directly by Co-Borrower, Borrower or any other Loan Party, Borrower or Co-Borrower shall within seven (7) Business Days deposit, or cause to be deposited, all such amounts in the Operating Account or Royalty Account, as applicable. If Co-Borrower, Borrower or any other Loan Party has knowledge that any Person is in receipt of Business Proceeds that would otherwise be properly deposited in the Operating Account or Royalty Account, Borrower shall promptly notify such Person and Lender in writing of such circumstance and shall direct such Person to deposit, or cause to be deposited, all such amounts in the Operating Account or Royalty Account, as applicable.
5.19Patriot Act Compliance.  Provide such information and take such actions as are reasonably required by Lender in order to assist Lender with compliance with the Patriot Act.

5.20Further Assurances.
(a)From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as Lender may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of Lender with respect to the Collateral pursuant hereto or thereto.
(b)Upon the exercise by Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Lender may be required to obtain from any Loan Party or any of their Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
(c)Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than Permitted Liens and unrecorded Liens permitted under Section 6.2 that arise by operation of law) is asserted against a Mortgaged Property, promptly and at its expense, give Lender a detailed written notice of such Lien and, so long as such Lien is not actively disputed by Borrower, pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner reasonably satisfactory to Lender.

5.21Post-Closing Covenants.  Not later than ninety (90) days after the Closing Date (or such later date as may be agreed by the Lender in its sole discretion), the Co-Borrower and Borrower shall deliver to the Lender copies of all applicable insurance policies (which insurance shall be for such amounts, against such risk, covering such liabilities and with such deductibles or self-insured retentions as are reasonably acceptable to Lender) satisfying the requirements of Section 3.10 and Section 5.8 and otherwise reasonably satisfactory to Lender.
Article VI
NEGATIVE COVENANTS

Until Payment in Full, (i) Borrower covenants and agrees with Lender that Borrower shall not, and shall not permit any of the other Loan Parties to, directly or indirectly, without the prior written consent of Lender and (ii) solely with respect to Sections 6.1, 6.2, 6.3, 6.5 through 6.12, 6.15, 6.16, 6.18, 6.20 and 6.21, Co-Borrower covenants and agrees with Lender that Co-Borrower shall not without the prior written consent of Lender:

6.1Indebtedness.  Create, incur, assume, issue, guarantee or suffer to exist any Indebtedness, except for the following (“Permitted Indebtedness”):
(a)Indebtedness of any Loan Party pursuant to any Loan Document;
(b)Indebtedness under any Hedging Agreement permitted pursuant to Section 6.14;
(c)obligations for ad valorem, severance and Other Taxes payable that are not overdue;

(d)accrued FAS 143 Asset Retirement Obligations, which are not past due;
(e)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, which have not been unpaid for more than seven (7) days;
(f) letters of credit issued for the account of Co-Borrower, Borrower or any of their Subsidiaries in respect of the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, plugging and abandonment obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, so long as (i) the aggregate face amount of such letters of credit at any one time does not exceed $10,000,000 and (ii) Co-Borrower and Borrower’s reimbursement obligations thereunder are unsecured;
(g)amounts owed by Co-Borrower or Borrower to operators of Hydrocarbon Interests under joint operating agreements, pooling or unitization agreements or similar contractual arrangements arising in the ordinary course of the business of Co-Borrower or Borrower to secure amounts owing, which amounts are (i) less than $1,000,000 in the aggregate at any one time outstanding and not more than 60 days past due or (ii) being contested in good faith by appropriate proceedings if such reserves, which are not otherwise restricted, as may be required by GAAP shall have been made therefor;
(h)extensions of credit from suppliers or contractors who are not Affiliates of Co-Borrower or Borrower for the performance of labor or services or the provision of supplies or materials under applicable contracts or agreements in connection with Co-Borrower or Borrower’s activities, which are less than $500,000 in the aggregate at any one time outstanding and not more than 60 days overdue or are being contested in good faith by appropriate proceedings, if such reserves as may be required by GAAP shall have been made therefor;
(i)letters of credit, bonds and other like obligations in respect of Plugging and Abandonment Obligations as contemplated by Section 3.11 and Section 5.16;
(j)Indebtedness of Co-Borrower or Borrower not otherwise described in (a) through (i) above, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding and which amounts are not more than 60 days past due;
(k)Contingent Obligations permitted pursuant to Section 6.9;
(l)unsecured Indebtedness of the Borrower or Co-Borrower owing to the Borrower or Co-Borrower; provided that such Indebtedness shall not constitute debt for borrowed money.
6.2Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a)Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books and balance sheets of Co-Borrower or the applicable Loan Party in conformity with

GAAP;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained in the books and balance sheets of Co-Borrower or the applicable Loan Party in conformity with GAAP; provided that at no time shall such sums being contested exceed in the aggregate $2,000,000;
(c)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d)deposits (including in the form of letters of credit) by or on behalf of Co-Borrower or Borrower or any of their Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, plugging and abandonment obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, so long as the aggregate amount of such deposits at any one time does not exceed $10,000,000;
(e)encumbrances consisting of easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of Co-Borrower or Borrower or any of their Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals and other like purposes that do not secure Indebtedness or other monetary obligations and, in the aggregate, are not substantial in amount and do not materially impair the use of such Property by Co-Borrower or any Loan Party in the operation of its business and which do not in any case materially detract from the value of the Property subject thereto are or would be violated in any material respect by existing or proposed operations of Co-Borrower or any Loan Party;
(f)Liens created pursuant to the Security Documents (including the Liens securing Obligations under the Qualified Hedging Agreements);
(g)the interest or title of a lessor under any lease entered into by Co-Borrower or Borrower or any of their Subsidiaries in the ordinary course of its business and covering only the assets so leased;
(h)all lessors’ royalties (and Liens to secure the payment thereof), overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production with respect to each Oil and Gas Property (in each case) that do not operate to reduce the net revenue interest for such Oil and Gas Property (if any) or increase the working interest for such Oil and Gas Property (if any) without a corresponding increase in the corresponding net revenue interest;
(i)Liens under any oil and gas leases, farm-out agreements, production sales contracts, division orders, contracts for sale, operating agreements, area of mutual interest agreements, production handling agreements, joint venture agreements, oil and gas partnership agreements, unitization and pooling declarations and agreements, transportation agreements, marketing agreements, processing agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements in each case to the extent the same (i) are ordinary and customary to the oil, gas and other mineral exploration, development, processing or extraction business, (ii) do not otherwise cause any other express representation or warranty of Co-Borrower or any Loan Party in any of the Loan Documents to be untrue, (iii) do not operate to reduce the net revenue interest for such Oil and Gas Property (if any), or increase the working interest for such Oil and Gas Property (if any) without a corresponding increase in the corresponding net revenue interest, and (iv) secure obligations that are not delinquent and do not in any case materially detract from the value of the Oil and Gas Property subject thereto;
(j)Liens not securing Indebtedness arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated Cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Co-Borrower or any Loan Party to provide collateral to the depository institution;
(k)Liens arising by virtue of a judgment or judicial order not constituting an Event of Default securing an aggregate amount not to exceed the Threshold Amount;
(l)the filing of UCC financing statements solely as a precautionary measure in connection with operating leases of Co-Borrower or the Loan Parties securing an aggregate amount not to exceed the Threshold Amount;
(m)normal and customary banker’s Liens, rights of set-off or similar rights and remedies in favor of creditor depository institutions, and Liens of a collecting bank on checks, drafts or other items of payment payable to Co-Borrower or a Loan Party (including those constituting proceeds of any Collateral) in the ordinary course of collection;
(n)pledges or deposits in connection with Plugging and Abandonment Obligations including Liens securing Indebtedness incurred pursuant to Section 6.1(i);
(o)Liens not otherwise permitted by this Section 6.2 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate Fair Market Value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the Property subject thereto exceeds $3,500,000 at any one time;
(p)Liens that are contractual rights of set-off or rights of pledge relating to agreements entered into with customers of the Co-Borrower or any Loan Party in the ordinary course of business;
(q)ground leases in respect of Real Property on which facilities owned or leased by the Co-Borrower or any Loan Party are located;
(r)easements, rights-of-way, covenants, conditions, restrictions, encroachments, protrusions, permits, and other similar encumbrances and other minor title defects, imperfection or irregularity and oil, gas and other mineral interests, reservations, royalty interests, and leases affecting Real Property, which do not in the aggregate materially interfere with the ordinary conduct of the business; and
(s)(i) zoning, building, entitlement, and other land use restrictions with which the normal operation of the business materially complies, and (ii) any zoning, order, decree, restriction, condition, permit, or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property and all rights of condemnation or eminent domain that does not materially interfere with the ordinary conduct of business.
6.3Fundamental Changes.  Enter into any merger, consolidation, restructuring, recapitalization, reorganization or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), Dispose of all or substantially all of its Property or business or amend, modify or otherwise change its name, jurisdiction of organization, organizational number, identification number or FEIN, except that, if no Default shall have occurred and be continuing Co-Borrower or any Loan Party may amend, modify or otherwise change its name, jurisdiction of organization, organizational number, identification number or FEIN in accordance with and to the extent permitted by the Security Agreement.
6.4Disposition of Property.  Dispose of any of its Property (including, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of Borrower, issue or sell any shares of such Subsidiary’s Capital Stock (including pursuant to any merger, consolidation, restructuring, recapitalization, reorganization or amalgamation) to any Person, except for, provided that the proceeds thereof are applied to prepay the Loan or reinvest in Oil and Gas Properties to the extent required by Section 2.7 and the balance of the proceeds are deposited in the Operating Account:
(a)Dispositions of obsolete or worn out Property in the ordinary course of business;
(b)the sale of inventory (as defined under GAAP, including Hydrocarbons sold as produced) which is sold in the ordinary course of business on ordinary trade terms; provided that no contract for the sale of Hydrocarbons shall obligate Borrower or any of its Subsidiaries to deliver Hydrocarbons at a future date without receiving full payment therefor within 90 days after delivery;
(c)Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto;
(d)Dispositions of funds collected for the beneficial interest of, or of the interests owned by, royalty, overriding royalty or working interest owners;
(e)abandonment of Properties not capable of producing Hydrocarbons in paying quantities after expiration of their primary terms;
(f)any Casualty Recovery Event;
(g)the issuance of Capital Stock permitted pursuant to Section 6.21;

(h)Dispositions of Hydrocarbon Interests in any 12-month period not to exceed, in the aggregate, 3% of the Designated Assets Present Value as set forth for in the Reserve Report most recently delivered pursuant to Section 5.2(c) or Section 5.2(d)); provided such Dispositions are for Fair Market Value and at least 75% of the consideration received in such Disposition is Cash;
(i)the Disposition of other assets of the Loan Parties having a Fair Market Value not to exceed $500,000 in the aggregate for any calendar year; and
(j)any Permitted Asset Swap.
6.5Restricted Payments.  Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Co-Borrower or any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in Cash or Property or in obligations of Co-Borrower or any Loan Party, or make or offer to make any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent) or other charges on, or effect any repurchase, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness (other than the Obligations) of Co-Borrower or any Loan Party (the payments or other transactions described in this Section 6.5 collectively, “Restricted Payments”), except that (and, in the case of Cash Restricted Payments, subject to the requirements of Section 2.13 and Section 2.14 of this Agreement):
(a)Co-Borrower and Borrower may make Restricted Payments in the form of Capital Stock (other than Disqualified Stock) of Co-Borrower or Borrower, as applicable;
(b)Co-Borrower and Borrower may make any required payment, prepayment, repurchase redemption, purchase, retirement or other payment of Permitted Indebtedness, in each case to the extent required to be made by the terms thereof and permitted by such terms after giving effect to any applicable subordination provisions;
(c)Co-Borrower and Borrower may pay Capital Leases or purchase money financings then due and payable upon the sale or exchange of the equipment subject thereto, in each case, to the extent comprising Permitted Indebtedness;
(d)Co-Borrower and Borrower may make tax distributions to direct or indirect members of Co-Borrower and Borrower (but no more than once during any fiscal year of Co-Borrower and Borrower) to enable the direct or indirect members of Co-Borrower and Borrower to make payments of U.S. federal income tax due (including estimated Taxes) with respect to their allocable shares of Co-Borrower and Borrower’s taxable income, such amounts to be calculated in a manner reasonably satisfactory to Lender and by assuming that each member is taxed at the highest U.S. federal income tax rate applicable to the type of income involved;
(e)Co-Borrower and Borrower may make distributions to the other Loan Parties to pay any Taxes that are due and payable by such Loan Party and Co-Borrower;
(f)Co-Borrower and Borrower may pay dividends to Pledgor to permit such Person to pay corporate overhead expenses incurred in the ordinary course of business which are directly attributable to the ownership of Co-Borrower and Borrower and do not to exceed $500,000 in the aggregate for any calendar year; and
(g)additional Cash Restricted Payments, so long as (i) no Event of Default shall have occurred and be continuing and (ii) the Collateral Coverage Ratio before and after such Restricted Payment is not less than 1.50:1.00.
6.6Expenditures.  Make or commit to make any Capital Expenditure, except for (subject to the requirements of Section 2.13 and Section 2.14 of this Agreement): (i) Capital Expenditures in response to health and safety emergencies, (ii) Capital Expenditures relating to the development of any Property that have been approved in writing by Lender in advance thereof and (iii) so long as (A) no Event of Default shall have occurred and be continuing and (B) the Collateral Coverage Ratio before and after such Capital Expenditure is not less than 1.50:1.00, any other Capital Expenditures in an aggregate amount not to exceed $25,000,000 during the term of this Agreement (collectively, the “Permitted Capital Expenditures”).
6.7Investments.  Make any Investment in any other Person, except (and, in the case of Cash Investment, subject to the requirements of Section 2.13 and Section 2.14 of this Agreement):
(a)extensions of trade credit and advances to non-operators under operating agreements in the ordinary course of business;
(b)Investments in Cash Equivalents;
(c)Hedging Agreements permitted by Section 6.14;
(d)subject to the provisions of Section 6.6, Investments constituting Permitted Capital Expenditures;
(e)Investments received by Co-Borrower or Borrower in connection with workouts with, or bankruptcy, insolvency or other similar proceedings with respect to, customers, working interest owners, other industry partners or any other Person;
(f)in addition to Investments otherwise expressly permitted by this Section 6.7, Investments by Co-Borrower or Borrower in an aggregate amount (valued at cost) not to exceed $1,000,000 during the term of this Agreement;
(g)other Investments so long as such Investment is funded by one or more equity contributions; and
(h)additional Cash Investments, so long as (i) no Event of Default shall have occurred and be continuing and (ii) the Collateral Coverage Ratio before and after such Investment is not less than 1.50:1.00.
6.8Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees (other than pursuant to, and in accordance with, the terms of the Transaction Documents), with any Affiliate (other than Co-Borrower or a Loan Party) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Co-Borrower or the Loan Party that is party to such transaction, and (c) upon fair and reasonable terms no less favorable to Co-Borrower or such Loan Party than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

6.9Contingent Obligations.  Each of Co-Borrower and the Loan Parties shall not create, incur, assume or suffer to exist any Contingent Obligations except:
(a)endorsements for collection or deposit in the ordinary course of business;
(b)obligations under this Agreement and the other Loan Documents;
(c)obligations under plugging bonds, performance bonds and fidelity bonds issued for the account of Co-Borrower or any other Loan Party, obligations to indemnify or make whole any surety thereof and similar agreements incurred in the ordinary course of business, in each case, as contemplated by Section 3.11 and Section 5.16; and
(d)Guarantees by Co-Borrower or any Loan Party in respect of Indebtedness of the Co-Borrower or any Loan Party otherwise permitted hereunder; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable to the Lender as those contained in the subordination of such Indebtedness.
6.10Changes in Fiscal Periods.  Permit the fiscal year of Co-Borrower or any Loan Party to end on a day other than December 31 or change the method of determining its fiscal year for Co-Borrower or any Loan Party.
6.11Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Co-Borrower or any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of Pledgor, its respective obligations under the Pledge Agreement, other than (a) this Agreement and the other Loan Documents and (b) in the case of Co-Borrower or Borrower any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).
6.12Lines of Business.  Enter into any business, either directly or through any Subsidiary, except for the development, production, gathering, processing and sale of Hydrocarbons and activities reasonably incidental or relating thereto in state and federal waters located off of Alabama.
6.13ERISA.  Adopt, sponsor maintain, contribute to, or incur any liability (contingent or otherwise), or permit Pledgor or, if it could reasonably be expected to result in liability or loss to the Loan Parties in excess of the Threshold Amount, any ERISA Affiliate to do the same, with respect to any Pension Plan or any Retiree Medical Plan.  No Loan Party nor Pledgor shall take any action (or omit to take any action) which causes its underlying assets to constitute Plan Assets.

6.14Hedging Agreements.  Enter into, or suffer to exist, any Hedging Agreement other than:
(a)Hedging Agreements entered into by Borrower pursuant to Section 5.13 with Qualified Counterparties to hedge underlying exposure and not for speculative purposes; provided, however, as of any date after the Closing Date, such Hedging Agreements shall comply with the volume limitations in Section 6.14(b) below; and
(b)as of any date, Qualified Hedging Agreements (excluding Floor Contracts) with respect to volumes that, taken together with the Initial Hedging outstanding as of such date, does not exceed 90% of the Loan Parties’ aggregate Projected Oil and Gas Production (from reserves of crude oil, natural gas liquids and natural gas (each measured separately)) as of such date.
6.15New Subsidiaries.  Acquire, form, incorporate or organize any Subsidiary or permit to exist any Subsidiary of Co-Borrower or Borrower, other than any Subsidiary of Co-Borrower or Borrower in existence as of the Closing Date.
6.16Use of Proceeds.  Use or permit the use of all or any portion of the proceeds of the Loan for any purpose other than as permitted pursuant to Section 3.20.
6.17Pooling and Unitization.  Voluntarily pool or unitize all or any material part of their Oil and Gas Properties where the pooling or unitization would result in the diminution of any Loan Party’s net revenue interest in production from the pooled or unitized lands, except where any such pooling or unitization would increase the Designated Assets Present Value of the associated Oil and Gas Property compared to the pre-unitized Designated Assets Present Value unless the failure to pool or unitize such Oil and Gas Properties would not be consistent with prudent industry practices.
6.18Bank Accounts.  Open or otherwise establish, or deposit or otherwise transfer funds into, any bank account (other than as contemplated by Section 3.30) in the name or otherwise for the benefit of Co-Borrower, Borrower or any of their Subsidiary.
6.19Gas Imbalances, Take-or-Pay or Other Prepayments.  Allow Gas Imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of any Loan Party or any Subsidiary which would require such Loan Party or Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than Gas Imbalances, take-or-pay or other prepayments incurred in the ordinary course of business and which Gas Imbalances, take-or-pay, or other prepayments and balancing rights, in the aggregate, do not result in such Loan Party or Subsidiary having net aggregate liability at any time in excess of an amount equal to 2% of the Oil and Gas Properties that are designated Proved Developed Producing Reserves in the most recently delivered Reserve Report.
6.20Amendments to Certain Documents and Agreements.
(a)Amend, modify or otherwise change, or permit any amendment, modification or other change to (pursuant to a waiver or otherwise), any Constituent Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement (including any shareholders’ agreement) entered into, with respect to any of its Capital Stock), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such agreements or arrangements that do not adversely affect any right, privilege or interest of Lender under the Loan Documents or in the Collateral.
(b)Amend, modify or otherwise change in a manner materially adverse to Lender, or consent or agree to any amendment, modification or other change that is materially adverse to Lender, in each case, with respect to any of the terms of any Material Contract, joint operating agreements, pooling or unitization agreements or similar contractual arrangements relating to the development and operation of the Oil and Gas Properties.
(c)Cancel, terminate, amend, modify or otherwise change, or permit or consent to any cancellation, termination, amendment, modification or other change to (pursuant to a waiver, approval or otherwise), any Transaction Documents, or waive any breach of or default thereunder, except (i) such amendments, modifications or changes entered into to correct or cure any ambiguities, errors, omissions or defects or to effect administrative, technical or similar immaterial changes or to correct scrivener’s errors, in each case, which will not affect the economics of such Transaction Documents and will not restrict Co-Borrower's or Borrower’s rights nor limit Lender’s status as a third party beneficiary, or (ii) to the extent otherwise agreed to in writing by Lender in advance thereof, such consent not to be unreasonably withheld, conditioned or delayed.
6.21Capital Stock.  Issue or sell any shares of Capital Stock (including pursuant to any merger, consolidation, restructuring, recapitalization, reorganization or amalgamation) to any Person, except that Pledgor may sell Capital Stock of Borrower to third parties not affiliated with any Loan Party if as to each and all such sales, each of the following conditions is satisfied as determined by Lender, in its sole discretion:
(a)the consideration received in connection with any such sale, which shall be on commercially reasonable terms in a bona fide arm’s length transaction, shall be in Net Cash Proceeds at least equal to the Fair Market Value of such Capital Stock, which shall be applied to prepay the Loan pursuant to Section 2.7(e);
(b)Lender shall have received not less than ten (10) Business Days prior written notice of any such sale of Capital Stock, which notice shall set forth in reasonable detail satisfactory to Lender the parties to such sale in form and substance to satisfy Lender’s “Know Your Customer” requirements as of the time of such transfer, the consideration to be paid for the sale of such Capital Stock, the terms and manner of the payment of such consideration, and such other information with respect thereto as Lender may reasonably request;
(c)Prior to any such sale of Capital Stock, the prospective new owners will execute an agreement with Lender that acknowledges that Lender has a security interest in the Capital Stock of Borrower held by Pledgor and may foreclose or transfer such Capital Stock to any Person without any consent or action on the part of such new owners and provides that during the term of such agreement,
(i)Lender will have drag along rights to sell the entirety of the Capital Stock of Borrower and the new owners shall vote in favor of any such sale and shall refrain from exercising any dissenters’ rights or rights of appraisal under applicable law (if any) with respect to any such sale;
(ii)The new owners may not enforce any rights as owners of such Capital Stock other than the right to receive pro rata distributions to the extent such distributions are permitted under this Agreement;
(iii) Except as required by any mandatory provision of applicable law, the new owners may not make any election, consent to or vote on any action by, or matter relating to, the Borrower, and any such election, consent or vote may be taken by Pledgor, or following a foreclosure Lender or its assignee, exclusively, and to the extent any election, consent or vote requires approval of the holders of a percentage of the Capital Stock of Borrower, then the Capital Stock of Borrower that remains pledged to Lender shall constitute 100% of the Capital Stock required for such election, consent or vote;
(iv)The new owners will not take any action that would violate the Loan Documents, or enable or assist any Loan Party to violate the Loan Documents; and
(v)Such agreement shall continue following a foreclosure (and for the benefit of a transferee) until Security Termination.
(d)Pledgor and Services Provider shall not at any point during the term of this Agreement cease to own and control, of record and beneficially, directly or indirectly, 51% of each class of outstanding Capital Stock of Borrower, and Lender shall have an Acceptable Security Interest in and to all Capital Stock of Borrower owned and controlled by Pledgor during the term of this Agreement; and
(e)as of the date of such sale and after giving effect thereto, no Default or Event of Default shall have occurred and remain continuing.
Article VII
EVENTS OF DEFAULT
7.1Events of Default.  If any of the following events shall occur and be continuing from and after the Closing Date:
(a)Borrower and Co-Borrower shall fail to pay when due and payable or when declared due and payable (in each case whether at the stated maturity, by acceleration or otherwise), including, pursuant to Section 2.7, all or any portion of the Obligations (whether of principal, interest, fees and charges due to Lender or other amounts constituting Obligations); provided that Borrower and Co-Borrower’s failure to pay under this Section 7.1(a) shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature by Depositary Bank; (ii) there are sufficient amounts on deposit in either the Operating Account or the Control Account to enable Borrower and Co-Borrower to make the payment; and (iii) the payment is made within three (3) Business Days of the date such payment was due and payable; or

(b)Any representation or warranty made by Co-Borrower or any Loan Party herein or in any other Loan Document or any amendment or modification hereof or waiver hereunder, or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or furnished (or, if such representation or warranty is qualified by materiality, shall prove to have been incorrect in all respects on or as of the date made or furnished); or
(c)To the extent applicable thereto, Co-Borrower or any Loan Party shall default in the observance or performance of any agreement contained in: Sections 5.5(a), 5.6(b), 5.6(d), 5.8, 5.9, 5.10(a), 5.11, 5.12, 5.13; Article VI; or any Qualified Hedging Agreement; or
(d)An “Event of Default” under and as defined in any Mortgage, the Security Agreement or the Pledge Agreement shall have occurred and be continuing; or
(e)Services Provider ceases to be the “Services Provider” under the Management Services Agreement or Co-Borrower ceases to be the “Handler” under the Production Handling Agreement, and, in each case, is not replaced by another Person acceptable to Lender in Lender’s reasonable discretion; or
(f)To the extent applicable thereto, Co-Borrower or any Loan Party shall default in the observance or performance of any agreement or condition contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (e) of this Section 7.1), and such default shall continue unremedied for a period of 30 days after Borrower’s Knowledge thereof; or
(g)Co-Borrower or any other Loan Party (i) fails to make any payment (other than such payments which are otherwise disputed in good faith) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure in respect of a Contingent Obligation permitted pursuant to Section 6.9(c); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to such Contingent Obligation (which is not otherwise in dispute in good faith) if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Contingent Obligation to become payable or Cash collateral in respect thereof to be demanded; provided that a default, event or condition described in clause (i) or (ii) of this clause (g) shall not at any time constitute an Event of Default (A) unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this clause (g) shall have occurred and be continuing with respect to Contingent Obligations permitted pursuant to Section 6.9(c) the outstanding principal amount of which exceeds in the aggregate the Threshold Amount; (B) in respect of secured Contingent Obligations that become due as a result of the voluntary sale or transfer of the property or assets securing such Contingent Obligations, if such sale or transfer is permitted hereunder and under the documents providing for such Contingent Obligations; (C) to the extent arising from any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions; or (D) to the extent such event or condition is remedied, cured, or waived by or a forbearance is otherwise obtained from the applicable holders of such Contingent Obligations or such event or condition otherwise ceases to exist or any action of the applicable holders of such Contingent Obligations is stayed prior to any exercise of remedies permitted pursuant to Section 7.2; or
(h)Co-Borrower or any Loan Party shall (i) default in making any payment of any principal or interest of any Indebtedness on which such Person is obligated (including, any Guarantee Obligation, but excluding the Loan and other Obligations and with respect to Contingent Obligations, such amounts below the threshold permitted pursuant to Section 7.1(g)) on the scheduled or original due date with respect thereto after giving effect to any applicable cure or grace periods; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (including any Guarantee Obligation but excluding the Obligations and with respect to Contingent Obligations, such amounts below the threshold permitted pursuant to Section 7.1(g)), any Obligation in respect of any Hedging Agreement or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i) or (ii) of this clause (h) shall not at any time constitute an Event of Default (A) unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this clause (h) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate the Threshold Amount; (B) in respect of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; (C) to the extent arising from any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions; or (D) to the extent such event or condition is remedied, cured, or waived by or a forbearance is otherwise obtained from the applicable holders of such Indebtedness or such event or condition otherwise ceases to exist or any action of the applicable holders of such Indebtedness is stayed prior to any exercise of remedies permitted pursuant to Section 7.2; or
(i)An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Co-Borrower or any Loan Party or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Co-Borrower or any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(j)Co-Borrower or any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 7.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Co-Borrower or any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
(k)One or more judgments or decrees shall be entered against Co-Borrower or any Loan Party involving, for Co-Borrower and the Loan Parties taken as a whole, a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) exceeding the Threshold Amount, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(l)Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.16 or due to Lender or another Secured Party’s failure to take necessary action), to be in full force and effect or Co-Borrower or any Loan Party or any Affiliate of Co-Borrower or any Loan Party shall so assert; as a result of action taken or omitted to be taken by Co-Borrower or any Loan Party, Lender shall fail to have an Acceptable Security Interest in the Collateral, which failure is not remedied within ten (10) Business Days after notice thereof to Borrower from Lender; or any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Co-Borrower or any Loan Party, or a proceeding shall be commenced by Co-Borrower or any Loan Party or by any Governmental Authority having jurisdiction over Co-Borrower or any Loan Party, seeking to establish the invalidity or unenforceability thereof, or Co-Borrower or any Loan Party shall deny that Co-Borrower or any Loan Party has any liability or obligation purported to be created under any Loan Document except as a result of Payment in Full; or
(m)Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (j) of this Section 7.1 with respect to Co-Borrower or Borrower, automatically the Commitment shall immediately terminate and the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken, at the same or different times:  (i) Lender may, at its option, by notice to Borrower declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) Lender may, at its option, by notice to Co-Borrower and Borrower, declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Co-Borrower and Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Co-Borrower and Borrower.

7.2Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to exercise any and all remedies available under the Security Documents or otherwise available under applicable law or otherwise.

Article VIII
SECURED PARTIES
8.1Collateral Matters.
(a)Lender is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents.  Lender is further authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action (other than enforcement actions requiring the consent of, or request by, the Secured Parties as set forth in Section 9.1) in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Requirements of Law.  By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this Section 8.1(a).
(b)Notwithstanding anything contained in any of the Loan Documents to the contrary, Lender and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee Obligations, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Lender on behalf of the Secured Parties in accordance with the terms hereof.  By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this Section 8.1(b).
Article IX
MISCELLANEOUS
9.1Amendments and Waivers.  Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1.  Lender and each Loan Party or Co-Borrower that is party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lender or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall consent to the assignment or transfer by Co-Borrower or Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or (except as specified in Section 9.16) release all or substantially all of the Collateral, in each case without the consent of all Secured Parties.

Any such waiver and any such amendment, supplement or modification shall be binding upon the Loan Parties and Co-Borrower, Lender and all future holders of the Loan, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this

Section 9.1; provided, however, that delivery of an executed signature page of any such instrument by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.

9.2Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed (a) in the case of Co-Borrower or Borrower or Lender, as follows or (b) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:
Co-Borrower or Borrower:	Aquasition LLC and

Aquasition II LLC

c/o W&T Offshore, Inc.

5718 Westheimer Road, Suite 700

Houston, TX 77057
Attention: Shahid Ghauri
Email: [Redacted]

www.wtoffshore.com

with a copy to (which copy

shall not constitute notice):Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: David Miller

Pamela Kellet
Email: [Redacted]

[Redacted]

Lender: Munich Re Reserve Risk Financing, Inc.

c/o Munich Re Trading LLC

1790 Hughes Landing Blvd., Suite 275

The Woodlands, Texas 77380

Attention: Justin Moers
Facsimile: [Redacted]
Email: [Redacted]

with a copy to (which copy

shall not constitute notice):Munich Re Reserve Risk Financing, Inc.

c/o Munich Re Trading LLC

1790 Hughes Landing Blvd., Suite 275

The Woodlands, Texas 77380

Attention: JannaLyn Allen
Facsimile: [Redacted]
Email: [Redacted]

provided that any notice, request or demand to or upon Lender shall not be effective until received.

Lender, Co-Borrower or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Lender, Borrower and Co-Borrower each hereby agrees to accept notices hereunder (including notices pursuant to Section 2.2) by electronic mail in portable document format (.pdf).

9.3No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
9.4Survival of Representations and Warranties.  All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.
9.5Payment of Expenses.  Whether or not the Closing Date occurs, Borrower and Co-Borrower agree to:
(a)pay or reimburse Lender on demand for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, the reasonable fees and disbursements and other charges of counsel and consultants to Lender; and
(b)pay or reimburse Lender on demand for all of their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to Lender and of counsel to Lender.
9.6Indemnification; Waiver.
(a)Each Loan Party AND CO-BORROWER shall, and does hereby JOINTLY AND SEVERALLY indemnify, each secured party (and any sub-agent thereof), and each OFFICER, DIRECTOR, EMPLOYEE, AGENT, ATTORNEY-IN-FACT AND AFFILIATE of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any

Indemnitee or asserted against any Indemnitee by any third party or by any loan party or CO-BORROWER OR any subsidiary of SUCH PERSON arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, AND the administration of this Agreement and the other Loan Documents, (II) any and all recording and filing fees which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (III) any actual or alleged presence or release of Materials OF ENVIRONMENTAL CONCERN on or from any property owned or operated by ANY LOAN PARTY, CO-BORROWER OR ANY SUBSIDIARY OF SUCH PERSON, or any Environmental Liability related in any way to ANY LOAN PARTY, CO-BORROWER OR ANY SUBSIDIARY OF SUCH PERSON, (IV) the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or (V) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any loan party, CO-BORROWER or any subsidiary of a loan party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee (all the foregoing in this clause (a), collectively, the “Indemnified Liabilities”); provided that (X) NO LOAN PARTY shall have AN obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee AND (Y) THE INDEMNIFIED LIABILITIES SHALL NOT INCLUDE ANY TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
(b)No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons (EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE

RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE) or for any special, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL damages in connection with the Loan.
(c)Without limiting the foregoing, and to the extent permitted by applicable law, EACH loan party AND CO-BORROWER agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive (i) any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof and (ii)  ALL RIGHTS FOR CONTRIBUTION OR any OTHER rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.
(d)All amounts due under this Section 9.6 shall be payable not later than ten days after written demand therefor.  Statements reflecting amounts payable by the loan parties pursuant to this Section 9.6 shall be submitted to Borrower and Co-Borrower at the address of Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by Borrower or co-borrower in a notice to LENDER.  The agreements in this Section 9.6 shall survive payment in full.
9.7Successors and Assigns; Assignments.  This Agreement shall be binding upon and inure to the benefit of Borrower, Co-Borrower, Lender, all future holders of the Loan and their respective successors and assigns, except that neither Borrower nor Co-Borrower may assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of Lender (and any attempted assignment or transfer by Borrower or Co-Borrower without such consent shall be null and void).  Lender may, at any time and from time to time, with the consent of Borrower and Co-Borrower (which shall not be unreasonably withheld, conditioned or delayed), assign to an additional bank, financial institution or other entity all or any part of Lender’s rights and obligations under this Agreement; provided that the consent of Borrower and Co-Borrower after the occurrence of any Event of Default shall not be required.
9.8Adjustments; Set off.  In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to Borrower or Co-Borrower, any such notice being expressly waived by Borrower and Co-Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower and Co-Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any branch or agency thereof to or for the credit or the account of Borrower or Co-Borrower.  Lender agrees to notify promptly Borrower and Co-Borrower after any such setoff and application made by Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.9Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and Lender.
9.10Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.11Integration; Construction.
(a)This Agreement and the other Loan Documents represent the entire agreement of Borrower, Co-Borrower and Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
(b)Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
(c)In the event of any conflict between any provision of another Loan Document and this Agreement, Borrower, Co-Borrower and Lender hereby agree that the provisions of this Agreement shall govern.
9.12Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.

9.13Submission To Jurisdiction; Waivers.  Each Loan Party and Co-Borrower hereby irrevocably and unconditionally:
(a)submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of Texas located in the County of Harris, the courts of the United States of America for the Southern District of Texas, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 9.2 or at such other address of which Lender shall have been notified pursuant thereto;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.13 any special, exemplary, punitive or consequential damages.
9.14Acknowledgments.  Each Loan Party and Co-Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)Lender has no fiduciary relationship with or duty to Co-Borrower, Borrower or any Subsidiary thereof arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between and Co-Borrower, Borrower and its Subsidiaries in connection herewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among Co-Borrower, Borrower and its Subsidiaries and Lender.
9.15Confidentiality.  Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party or Co-Borrower as confidential; provided that nothing herein shall prevent Lender from disclosing any such information (a) to any Affiliate of any thereof, (b)  to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (c) to any financial institution that is a direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.15), (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section 9.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about Lender’s Investment portfolio in connection with ratings issued with respect to Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.  Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all Persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

9.16Release of Collateral and Guarantee Obligations.
(a)Notwithstanding anything to the contrary contained herein or any other Loan Document, upon request of Borrower in connection with any Disposition of Property permitted by the Loan Documents (other than any Disposition of all or substantially all Property), provided no Default or Event of Default would be caused thereby, Lender shall take such actions as shall be required to release its security interest in any Collateral that is, or owned by any Person all the Capital Stock of which is, being Disposed of in such Disposition, and to release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that Borrower shall have delivered to Lender, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by Lender), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.
(b)Notwithstanding anything to the contrary contained herein or any other Loan Document, upon Security Termination and request of Borrower, Lender shall (without notice to, or vote or consent of, any other Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations provided for in any Loan Document.  Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party or Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or Pledgor or any substantial part of their Property, or otherwise, all as though such payment had not been made.

9.17Interest Rate Limitation.
(a)It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the laws of any State whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loan, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by Lender under any of the Loan Documents or agreements or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by Lender to Borrower and Co-Borrower); and (ii) in the event that the maturity of the Loan is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by Lender to Borrower and Co-Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loan until Payment in Full so that the rate or amount of interest on account of the Loan hereunder does not exceed the maximum amount allowed by such applicable law.
(b)If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to Lender pursuant to this Section 9.17 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Lender would be less than the amount of interest payable to Lender computed at the Highest Lawful Rate applicable to Lender, then the amount of interest payable to Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to Lender until the total amount of interest payable to Lender shall equal the total amount of interest which would have been payable to Lender if the total amount of interest had been computed without giving effect to this Section 9.17.
9.18Accounting Changes.  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrower, Co-Borrower and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the consolidated financial condition of Borrower shall be the same after such Accounting Change as if such Accounting Change had not been made.  Until such time as such an amendment shall have been executed and delivered by Co-Borrower, Borrower and Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.  “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

9.19Waivers of Jury Trial.  EACH LOAN PARTY, CO-BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER FOR CLAIMS SOUNDING IN CONTRACT OR IN TORT OR OTHERWISE).  EACH PARTY HEREBY CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATION CONTAINED IN THIS SECTION 9.19.
9.20Customer Identification – USA PATRIOT Act Notice.  Lender (for itself and not on behalf of any other party) hereby notifies the Loan Parties and Co-Borrower that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties and Co-Borrower, which information includes the name and address of such Persons and other information that will allow Lender to identify the Loan Parties and Co-Borrower in accordance with the Patriot Act.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Aquasition LLC

By:/s/ Janet Yang
Name:Janet Yang

Title:	Executive Vice President and Chief Financial Officer

Aquasition II LLC

By:/s/ Janet Yang
Name:Janet Yang

Title:	Executive Vice President and Chief Financial Officer

Signature Page to Credit Agreement

MUNICH RE RESERVE RISK FINANCING, INC.

By:/s/ George Carrick
Name:George Carrick

Title:	President and CEO

By:/s/ Justin Moers
Name:Justin Moers

Title:	Vice President

Signature Page to Credit Agreement

Schedule 1.1(b)

Scheduled Debt Service Payment Amount

Payment Num	Payment Date	Beg Loan Balance	Interest Payment	Principal Repayment	Total Debt Service	End. Period Loan Balance
1	07/01/21	215,000,000	1,755,833	-	1,755,833	215,000,000
2	10/01/21	215,000,000	3,762,500	11,777,500	15,540,000	203,222,500
3	01/01/22	203,222,500	3,556,394	12,363,606	15,920,000	190,858,894
4	04/01/22	190,858,894	3,340,031	12,629,969	15,970,000	178,228,924
5	07/01/22	178,228,924	3,119,006	12,310,994	15,430,000	165,917,931
6	10/01/22	165,917,931	2,903,564	8,896,436	11,800,000	157,021,494
7	01/01/23	157,021,494	2,747,876	9,122,124	11,870,000	147,899,371
8	04/01/23	147,899,371	2,588,239	9,551,761	12,140,000	138,347,609
9	07/01/23	138,347,609	2,421,083	9,628,917	12,050,000	128,718,693
10	10/01/23	128,718,693	2,252,577	7,147,423	9,400,000	121,571,270
11	01/01/24	121,571,270	2,127,497	7,412,503	9,540,000	114,158,767
12	04/01/24	114,158,767	1,997,778	8,132,222	10,130,000	106,026,545
13	07/01/24	106,026,545	1,855,465	8,804,535	10,660,000	97,222,010
14	10/01/24	97,222,010	1,701,385	6,428,615	8,130,000	90,793,395
15	01/01/25	90,793,395	1,588,884	6,741,116	8,330,000	84,052,280
16	04/01/25	84,052,280	1,470,915	7,419,085	8,890,000	76,633,194
17	07/01/25	76,633,194	1,341,081	7,908,919	9,250,000	68,724,275
18	10/01/25	68,724,275	1,202,675	5,997,325	7,200,000	62,726,950
19	01/01/26	62,726,950	1,097,722	6,262,278	7,360,000	56,464,672
20	04/01/26	56,464,672	988,132	6,871,868	7,860,000	49,592,804
21	07/01/26	49,592,804	867,874	7,332,126	8,200,000	42,260,678
22	10/01/26	42,260,678	739,562	5,530,438	6,270,000	36,730,239
23	01/01/27	36,730,239	642,779	5,707,221	6,350,000	31,023,019
24	04/01/27	31,023,019	542,903	6,227,097	6,770,000	24,795,921
25	07/01/27	24,795,921	433,929	6,596,071	7,030,000	18,199,850
26	10/01/27	18,199,850	318,497	4,891,503	5,210,000	13,308,347
27	01/01/28	13,308,347	232,896	5,137,104	5,370,000	8,171,244
28	04/01/28	8,171,244	142,997	5,717,003	5,860,000	2,454,240
29	05/19/28	2,454,240	22,906	2,454,240	2,497,190	-

EXHIBIT C

TO

CREDIT AGREEMENT

FORM OF DEPOSITARY AGREEMENT

(Please see attached.)

Exhibit C to Credit Agreement

DEPOSITARY AGREEMENT

This Depositary Agreement (this “Agreement”) is entered into as of May 19, 2021, by and among Aquasition LLC, a Delaware limited liability company (“Borrower”), Munich Re Reserve Risk Financing, Inc., a Delaware corporation (“Lender”), and UMB Bank, N.A., in its capacity as agent, a national banking association (the “Bank”).

RECITALS

WHEREAS, Borrower has requested that Lender make a Loan to Borrower under that certain Credit Agreement dated as of the date hereof, among Borrower, as borrower, Aquasition II LLC, a Delaware limited liability company, as co-borrower, and Lender (as amended, restated, amended and restated and otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, Borrower is obligated to cause all Business Proceeds (as defined in the Credit Agreement, the “Business Proceeds”) to be deposited into the Operating Account (as defined in the Credit Agreement, the “Operating Account”) pursuant to Section 5.18 of the Credit Agreement.

WHEREAS, until Security Termination, (i) all Business Proceeds are required to be applied as set forth in Section 2.13 of the Credit Agreement, including distributions from the Operating Account into the Control Account (as defined below) (such distributions, the “Control Account Distributions”) and (ii) all amounts on deposit in the Control Account are required to be applied as set forth in Section 2.14 of the Credit Agreement.

WHEREAS, it is a condition precedent to Lender’s obligation to make the Loan under the Credit Agreement that Borrower and the Bank shall have executed and delivered this Agreement to Lender.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

CONTROL ACCOUNT

Section 1.01Control Account.
(a)Borrower will cause all Control Account Distributions to be deposited via wire transfer to a corporate trust account with account number [Redacted] located at the Bank (such account, together with all substitutions and replacements therefor, collectively, the “Control Account”).
(b)The Control Account shall be treated and maintained as a “deposit account” within the meaning of Section 9.102(a)(29) of the UCC, with respect to which Borrower shall be the “customer” within the meaning of Section 9.104 of the UCC, and with respect to which Bank shall be acting as a “bank” within the meaning of Section 9.102(a)(8) of the UCC.  The parties agree that Texas is the “bank’s jurisdiction” for purposes of the UCC.

Signature Page to Depositary Agreement (Aquasition LLC)

(c)Borrower shall promptly (and in any event within five (5) Business Days after receipt thereof (or such longer period as Lender may reasonably agree)) forward to Lender copies of all notices, written communications or other documents received with respect to the Control Account.
(d)All amounts deposited into the Control Account shall be processed according to the provisions of this Agreement.
(e)The Bank shall exercise the same degree of care in administering the Control Account in accordance with the terms of this Agreement as the Bank exercises in the ordinary course of its day-to-day business in administering other funds for its own account, those of other third parties and as required by applicable law.
(f)The Bank shall not change the name or account number of the Control Account without substantially concurrently therewith entering into a written amendment to this Agreement to reflect such changed information.
(g)The provisions of this Agreement shall supplement the provisions of any deposit account agreements or other related agreements that Borrower has with the Bank, including all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Control Account, signature cards, fee schedules (including the Fee Letter (as defined below)), disclosures, specification sheets and change of terms notices (collectively, the “Deposit Agreements”) and shall supersede any such Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect.
Section 1.02Security Interest.  Borrower, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of Borrower’s Obligations, hereby collaterally assigns, pledges and hypothecates to Lender for the benefit of the Secured Parties, and grants to Lender for the benefit of the Secured Parties, a lien on and security interest in all of its right, title and interest in, to and under the Control Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be deemed for purposes hereof to be part of the Control Account), and the Bank hereby acknowledges the security interest in the Control Account granted by Borrower to Lender hereunder.  Borrower represents and warrants to Lender and the Bank (a) that it has the legal right to pledge the Control Account to Lender, (b) that the funds in the Control Account are not, and will not be, held for the benefit of any third party and (c) that there are no Liens or encumbrances with respect to the Control Account except those in favor of Lender.  Borrower covenants with Lender that it shall not enter into any acknowledgment or agreement that gives any other Person except Lender control over, or any other security interest, Lien or title in, the Control Account. Borrower hereby agrees that the Bank, on behalf of Lender, shall be entitled to exercise, upon the written instructions of Lender without any notice or approval by Borrower, any and all rights which Lender may have under the Credit Agreement, the other agreements described therein and under applicable law with respect to the Control Account and the other collateral described above. The Bank acknowledges that this Agreement constitutes notice of Lender’s security interests in the Control Account and the other collateral referred to above. Lender

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hereby appoints the Bank as agent for Lender solely for the purpose of perfecting the security interest of Lender in the Control Account.
Article II.

TRANSFERS FROM CONTROL ACCOUNT; BANK OBLIGATIONS

Section 2.01Transfers.
(a)Following receipt of any written request by Borrower substantially in the form attached hereto as Exhibit A, the Bank shall make withdrawals and transfers of monies (via wire transfer) to the extent then available in the Control Account (except as otherwise set forth in this Agreement) in accordance with such written instructions originated by Borrower (with a copy to Lender) directing, or authorizing the direction of, disposition of the funds in the Control Account (collectively, “Disposition Instructions”) received by the Bank at least three Business Days prior to such withdrawal or transfer setting forth the amounts to be withdrawn or transferred pursuant to this Section 2.01(a) and the Persons to whom and the dates on which amounts withdrawn are to be paid and the address or wire transfer instructions required for such payments.  Borrower hereby agrees with Lender that all Disposition Instructions shall be issued in accordance with the terms and conditions of the Credit Agreement.
(b)Except as otherwise required by law, the Bank will not agree with any third party to comply with instructions for disposition of funds in the Control Account.
Section 2.02 Notice of Exclusive Control.  Notwithstanding any other provision contained in this Agreement, on and after the date hereof, if at any time Lender delivers to the Bank a notice of exclusive control in the form of Exhibit B attached hereto (a “Notice of Exclusive Control”) and until written revocation of such notice has been delivered to the Bank by Lender, on and after the Exclusive Control Effective Time (as defined below), the Bank agrees that it shall take all directions and instructions with respect to the Control Account solely from Lender without further notice or approval from Borrower. Both Borrower and Lender acknowledge that the Bank may, without liability, (i) comply with any Disposition Instructions or otherwise complete a permitted transaction involving the Control Account, in each case, that Bank had started to process prior to the Exclusive Control Effective Time and (ii) commence to solely honor Lender’s Notice of Exclusive Control at any time after Bank becomes aware that Lender has sent to Bank the Notice of Exclusive Control even if prior to the Exclusive Control Effective Time. The Bank shall have no responsibility whatsoever for determining whether an Event of Default has occurred and in no event will the Bank have any liability to Borrower, or any of its Affiliates, for any acts or failure to act by the Bank after receipt by the Bank of a Notice of Exclusive Control, unless such acts or failure to act are a result of the gross negligence or willful misconduct of the Bank.  For purposes hereof, and notwithstanding anything to the contrary herein, the “Exclusive Control Effective Time” shall commence upon the opening of business on the Business Day following the Business Day on which a Notice of Exclusive Control has been received by the Bank in accordance with Section 4.03 hereof.  A “Business Day” is any day other than a Saturday, Sunday or other day on which the Bank is authorized or is required by law to be closed.  After such time as Borrower has knowledge that Lender has delivered a Notice of Exclusive Control, Borrower agrees that it will not attempt to withdraw or transfer funds from, or give instructions to the Bank with respect to, the Control Account subject to such Notice of Exclusive Control.

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Section 2.03Account Statements.  Each month, the Bank shall make available or cause to be made available (which may include by electronic access) a copy of the regular monthly Control Account statement to Borrower. Borrower authorizes the Bank to make available or cause to be made available (including by electronic access) to Lender a copy of the regular monthly Control Account statement and, if an Event of Default has occurred, such other information relating to the Control Account as requested by Lender.
Section 2.04Bank Appointment / Responsibility. Each of Borrower and Lender hereby appoints UMB Bank, N.A., in its capacity as agent, to act as the Bank with respect to the Control Account, and UMB Bank, N.A., in its capacity as agent, accepts such appointment. Each of Borrower and Lender acknowledges and agrees that the fees and expenses of the Bank shall be paid to the Bank for its own account at the times and in the amounts set forth in the fee letter attached hereto as Exhibit C (the “Fee Letter”). The duties of the Bank are strictly limited to those set forth in this Agreement, and the Bank is not acting as a fiduciary for any party hereto. The Bank shall be protected in relying on (i) any Disposition Instructions delivered by Borrower pursuant to Section 2.01(a) purporting to be from an authorized representative of Borrower and (ii) any form of instruction, notice or other communication delivered by Lender pursuant to Section 2.02 purporting to be from an authorized representative of Lender, in each case which the Bank, in good faith, believes to be genuine and what it purports to be.  The Bank shall have no duty to inquire as to the genuineness, validity or enforceability of any such instruction, notice or communication even if Borrower notifies the Bank that Lender is not legally entitled to originate any such instruction, notice or communication. The Bank shall have no obligation to review or confirm that actions taken pursuant to the foregoing in accordance with this Agreement comply with any other agreement or document to which it is not a party (including the Credit Agreement). The Control Account and all actions and undertakings by the Bank shall be subject to all rules and regulations relating to the Control Account and to applicable law.  The Bank (x) may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agents or attorneys so long as such agent or attorney is appointed by the Bank absent gross negligence or willful misconduct and (y) may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Bank shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion thereof.
Section 2.05Limitation on the Bank’s Liability.
(a) The Bank will not be liable to Borrower, Lender or any third party for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or willful misconduct.  In no event shall the Bank be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, earthquakes, fire, flood, epidemics, pandemics, riots, labor disputes, interruptions, or loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.  Anything in this

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Agreement to the contrary notwithstanding, in no event will any party hereto be liable for any special, indirect, punitive, exemplary or consequential loss or damage of any kind whatsoever, including but not limited to lost profits.
(b) In the event that (x) the Bank is in doubt as to its duties or rights hereunder or as to the action it should take hereunder or (y) the Bank shall receive any Disposition Instruction or other instructions, claims or demands from any party hereto which, in its reasonable opinion, conflict with any of the provisions of this Agreement, then the Bank, in each case, shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Control Account and the Bank shall be entitled to place a hold on the funds in the Control Account, until the Bank shall be directed otherwise in writing by all of the other parties hereto, by an order of an arbitrator, or by a final order or judgment of a court of competent jurisdiction; provided that, for the avoidance of doubt, at any time following Bank’s receipt of a Notice of Exclusive Control and prior to the revocation thereof, Bank shall be directed in writing under this section solely by the Lender or a final order or judgment of a court of competent jurisdiction.
Section 2.06Indemnity.  Borrower agrees to defend, indemnify and hold the Bank and its directors, officers, employees, attorneys, successors and assigns (collectively, the “Bank Parties”) harmless from and against any and all claims, losses, liabilities, costs, damages and related expenses, including reasonable and documented out-of-pocket legal and accounting fees, arising out of or in any way related to this Agreement (including in connection with the enforcement of the terms of this Agreement and the indemnity set forth in this Section 2.06), excepting only liability arising out of any Bank Party’s gross negligence or willful misconduct.  To the extent that the Borrower fails to satisfy its indemnification obligations in this Section 2.06 following ten (10) days written demand therefor, Lender agrees to defend, indemnify and hold the Bank Parties harmless from and against any and all claims, losses, liabilities, costs, damages and related expenses, including reasonable and documented out-of-pocket legal and account fees, arising out of actions taken by Bank on or after the Exclusive Control Effective Time (including in connection with the enforcement of the terms of this Agreement and the indemnity set forth in this Section 2.06), excepting only liability arising out of any Bank Party’s gross negligence or willful misconduct.
Section 2.07Legal Process and Insolvency.  In the event the Bank receives any form of legal process concerning the Control Account, including court orders, levies, garnishments, attachments, and writs of execution, or in the event the Bank learns of any insolvency proceeding concerning Borrower, including bankruptcy, receivership, and assignment for the benefit of creditors, the Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.
Article III.

SUBORDINATION

Section 3.01 Subordination by the Bank.  Borrower and the Bank acknowledge notice of and recognize Lender’s continuing security interest in the Control Account and in all items deposited in the Control Account and in the proceeds thereof. The Bank hereby subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Control Account.  Notwithstanding the preceding sentence, nothing herein constitutes

5

a waiver of, and the Bank expressly reserves all of its present and future rights with respect to: (i) customary fees and expenses (including those set forth in the Fee Letter) (“Fees”); (ii) any checks, ACH entries, wire transfers, merchant card transactions, or other paper or electronic items which were deposited or credited to the Control Account that are returned, reversed, refunded, adjusted or charged back for insufficient funds or for any other reason (“Returned Items”); and (iii) obligations and liabilities connected with the Control Account that arise out of any treasury management services provided by the Bank, or its Affiliates, including but not limited to, ACH, merchant card, zero balance account, sweeps, controlled disbursement or payroll (“Overdrafts”). The Bank may charge (i) the Control Account without the consent of any party hereto and at any time to cover Fees, Returned Items or Overdrafts or (ii) any other accounts of Borrower maintained at the Bank in accordance with the terms of the Deposit Agreements related thereto. If there are insufficient funds in the Control Account or any of Borrower’s other accounts to cover the Fees, Returned Items and Overdrafts, Borrower agrees to reimburse the Bank for the amount of such shortfall. If Borrower has not paid any such Fees, Returned Items or Overdrafts within 30 days of demand and there are insufficient funds in the Control Account to cover such Fees, Returned Items and Overdrafts, Lender agrees to reimburse the Bank within three Business Days of demand thereof by the Bank for any such (i) Fees and/or (ii) Returned Items and Overdrafts to the extent Lender received payment in respect thereof pursuant to Section 2.02.
Article IV.

MISCELLANEOUS

Section 4.01Termination. This Agreement shall not be terminable by any party, except: (a) the Bank may terminate this Agreement upon 30 days’ prior written notice to all parties and (b) Lender may terminate this Agreement at any time by written notice to all parties.   Any available funds remaining in the Control Account upon termination or deposited in thereafter shall be transferred in accordance with Borrower’s instructions, notices and directions.  Termination shall not affect the rights and obligations of any party hereto with respect to any period prior to such termination.
Section 4.02Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure therefrom, shall be effective unless in writing signed by each of the parties hereto, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 4.03Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except as provided in clause (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, electronic mail address or telephone number specified for the applicable party below. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

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Lender Notice Information:

Attention: Justin Moers

Address: Munich Re Reserve Risk Financing, Inc.

c/o Munich Re Trading LLC

1790 Hughes Landing Blvd., Suite 275

The Woodlands, Texas 77380

Telephone: [Redacted]

E-mail: [Redacted]

Borrower Notice Information:

W&T Offshore, Inc.

5718 Westheimer Road, Suite 700

Houston, TX 77057

Attention: Shahid Ghauri

Email: [Redacted]

With a copy to (which copy shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: David Miller

Pamela Kellet

Email: [Redacted]

[Redacted]

Bank Notice Information:

Attention: Michele Voon

Address:UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038 Telephone: [Redacted]

E-mail: [Redacted]

(b)Electronic Communications.  Notices and other communications to a party hereunder may be delivered or furnished by e-mail pursuant to procedures approved by such party. Each party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless a party otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice, email or other communication is not sent during the normal business

7

hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, Etc. Each party may change its address, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
Section 4.04No Waiver; Cumulative Remedies; Enforcement. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy that Lender may have hereunder shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision in this Agreement and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this Section 4.04, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement sets forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and supersedes all prior discussions and understandings with respect to the subject matter hereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement shall be valid or effective against any party hereto unless the same is in writing and signed by each party hereto.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 4.05Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other parties, (ii) Bank may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (which consent shall not be unreasonably withheld); provided that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition, dissolution or corporate reorganization affecting Bank, and (iii) Lender may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other parties but with notice thereof to the other parties. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby), any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 4.06Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a

8

signature page of this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 4.07Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.08Governing Law; Jurisdiction; Etc.
(a)Governing law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.
(b)Service of Process.  Each Party hereto irrevocably consents to service of process in the manner provided for notices in Section 4.03; provided that such notices are delivered by hand or overnight courier service or mailed by certified or registered mail.  Nothing in this agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 4.09Waiver of Jury Trial.  Each party hereto hereby irrevocable waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.
Section 4.10Entire Agreement.  This Agreement represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
Article V.

DEFINITIONS

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Section 5.01Defined Terms.
(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.
(b)The following terms shall have the meanings set forth below:

“Agreement” has the meaning specified in the preamble hereto.

“Bank” has the meaning specified in the preamble hereto.

“Bank Parties” has the meaning specified in Section 2.06.

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” has the meaning specified in Section 2.02.

“Business Proceeds” has the meaning specified in the recitals hereto.

“Control Account” has the meaning specified in Section 1.01(a).

“Control Account Distributions” has the meaning specified in the recitals hereto.

“Credit Agreement” has the meaning specified in the recitals hereto.

“Damages” has the meaning specified in the Section 2.05.

“Deposit Agreements” has the meaning specified in Section 1.01(g).

“Disposition Instructions” has the meaning specified in Section 2.01(a).

“Exclusive Control Effective Time” has the meaning specified in Section 2.02.

“Fee Letter” has the meaning specified in Section 2.04.

“Fees” has the meaning specified in Section 3.01.

“Lender” has the meaning specified in the preamble hereto.

“Notice of Exclusive Control” has the meaning specified in Section 2.02.

“Operating Account” has the meaning specified in recitals hereto.

“Overdrafts” has the meaning specified in Section 3.01.

“Returned Items” has the meaning specified in Section 3.01.

Section 5.02Other Interpretive Provisions.  With reference to this Agreement, unless otherwise specified herein, the definitions of terms herein shall apply equally to the singular and

10

plural forms of the terms defined. If a term is defined as one part of speech (such as a noun), it will have a corresponding meaning when used as another part of speech (such as a verb). Derivative forms of defined terms will have correlative meanings. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on, or consent requirements of Lender with respect to, such amendments, supplements or modifications set forth in the Credit Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof, (iv) all references to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement in which such references appear, and (v) any reference to any law shall include all statutory and regulatory provisions (including applicable rules, regulations and orders) consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
Section 5.03Construction.  The parties hereto acknowledge that each party and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

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In witness whereof, each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

Aquasition LLC,

as Borrower

By: __________________________

Name:

Title:

Signature Page to Depositary Agreement (Aquasition LLC)

Munich Re Reserve Risk Financing, Inc., as Lender

By:

Name:

Title:

MUNICH RE RESERVE RISK FINANCING, INC.,

a Delaware corporation,

as Secured Party

By:

Name:

Title:

Signature Page to Depositary Agreement (Aquasition LLC)

UMB BANK, N.A.,

as Bank

By:___________________________

Name:

Title:

Signature Page to Depositary Agreement (Aquasition LLC)

EXHIBIT A

FORM OF DISPOSITION INSTRUCTIONS

Date: __________________, 20____

UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038

Telephone: [Redacted]

Email: [Redacted]

Attention: Michele Voon

with a copy to:

Munich Re Reserve Risk Financing, Inc.

c/o Munich Re Trading LLC

1790 Hughes Landing Blvd., Suite 275

The Woodlands, Texas 77380

Attention: Justin Moers

Telephone: [Redacted]

E-mail: [Redacted]

Re: Disposition Instructions

Ladies and Gentlemen:

These Disposition Instructions are delivered pursuant to that certain Depositary Agreement, dated as of May 19, 2021 (as amended, amended and restated, supplemented, or otherwise modified and in effect from time to time, the “Depositary Agreement”), among Aquasition LLC, a Delaware limited liability company (“Borrower”), Munich Re Reserve Risk Financing, Inc., a Delaware corporation (“Lender”), and UMB Bank, N.A., in its capacity as agent, a national banking association (the “Bank”).  Unless otherwise defined herein or unless the context otherwise requires, terms used in these Disposition Instructions have the meanings provided in the Depositary Agreement.

The undersigned, in [his/her] capacity as an officer of Borrower is an authorized signatory of Borrower and is delivering these Disposition Instructions pursuant to Section 2.01(a) of the Depository Agreement.

[In these Disposition Instructions, the Bank is hereby directed to withdraw funds from the Control Account and apply such funds on [   ], 20[   ] as provided herein:]

Exhibit A to Depositary Agreement (Aquasition LLC)

□ CONTROL ACCOUNT

Borrower hereby directs the Bank to withdraw from the Control Account the following amounts and apply such amounts as follows:

Date of Withdrawal/Transfer:	Amount to be Withdrawn/Transferred:	Account/Person to be Transferred to:	Purpose:

Exhibit A to Depositary Agreement (Aquasition LLC)

In witness whereof, these Disposition Instructions have been duly executed and delivered by a duly authorized representative of Borrower as of the date first above written and a copy has been sent to Lender.

Aquasition LLC,

as Borrower

By:___________________________

Name:

Title:

Exhibit A to Depositary Agreement (Aquasition LLC)

EXHIBIT B

FORM OF NOTICE OF EXCLUSIVE CONTROL

[Date]

UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038

Telephone: [Redacted]

Email: [Redacted]

Attention: Michele Voon

cc: ________________

Re: Notice of Exclusive Control under the Depositary Agreement, dated as of May 19, 2021

Ladies and Gentlemen:

Reference is made to that certain Depositary Agreement, dated as of May 19, 2021 (as amended, amended and restated, supplemented, or otherwise modified and in effect from time to time, the “Depositary Agreement”), among Aquasition LLC, a Delaware limited liability company (“Borrower”), Munich Re Reserve Risk Financing, Inc., a Delaware corporation (“Lender”), and UMB Bank, N.A., in its capacity as agent, a national banking association (the “Bank”). Capitalized terms used but not defined herein have the respective meanings set forth in the Depositary Agreement.

Pursuant to Section 2.02 of the Depositary Agreement, the undersigned hereby gives you notice of our exclusive control over the Control Account.  You are hereby instructed not to accept any directions or instructions with respect to the Control Account from any Person other than the undersigned, unless this notice is revoked in writing by the undersigned.  This letter is a Notice of Exclusive Control under the Depositary Agreement.

[Remainder of page intentionally left blank]

Exhibit B to Depositary Agreement (Aquasition LLC)

Very truly yours,

Munich Re Reserve Risk Financing, Inc., as Lender

By:___________________________

Name:

Title:

Exhibit B to Depositary Agreement (Aquasition LLC)

EXHIBIT C

FEE LETTER

(Omitted)

Exhibit D to Credit Agreement

EXHIBIT D

TO

CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

Exhibit D to Credit Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT (as hereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of May 19, 2021 (the “Effective Date”), by AQUASITION LLC, a Delaware limited liability company (“Aquasition”) and AQUASITION II LLC, a Delaware limited liability company (“Aquasition II” and collectively with Aquasition, the “Companies” and each individually, a “Company”) in favor of MUNICH RE RESERVE RISK FINANCING, INC., a Delaware corporation, as Lender (as hereinafter defined) for the benefit of the Beneficiaries (as hereinafter defined) (together with its successors and assigns in such capacity, the “Secured Party”).

RECITALS:

A.WHEREAS, this Agreement is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of May 19, 2021 (as hereafter renewed, extended, amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among Aquasition, as borrower, Aquasition II, as co-borrower, and Munich Re Reserve Risk Financing, Inc., a Delaware corporation, as lender (in such capacity, “Lender”).  Any capitalized term used in this Agreement and not defined in this Agreement shall have the meaning assigned to such term in the Credit Agreement.
B.WHEREAS, pursuant to the Credit Agreement, Lender has agreed to make a term loan to the Companies.
C.WHEREAS, Aquasition and the other Loan Parties may from time to time enter into, or have previously entered into, one or more Qualified Hedging Agreements that constitute Obligations.
D.WHEREAS, each Grantor (as defined below) will directly or indirectly benefit from such Credit Agreement and Qualified Hedging Agreements and desires to grant a first-priority security interest in (and pledge and assign as applicable) the Collateral to Secured Party, for the benefit of itself and the other Beneficiaries as herein provided.

THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

ARTICLE I
Definitions and References
Section 1.1.Definitions in Credit Agreement.  Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Credit Agreement.
Section 1.2.Definitions in the UCC, Etc. Capitalized terms used in this Agreement that are defined in the UCC and not otherwise defined herein or in the Credit Agreement have the meanings specified in the UCC.
Section 1.3.Definitions in this Agreement.  The following terms have the following meanings:

“Agreement” has the meaning specified in the preamble.

“Beneficiaries” means Lender, any Secured Qualified Counterparty and any other Person to which any Secured Obligation is owed.

“Collateral” means, with respect to any Grantor, all property described in Section 2.1 in which such Grantor has any right, title or interest, provided that Collateral shall not include any Excluded Property.  References to “Collateral” herein with respect to a Grantor are intended to refer to Collateral in which such Grantor has any right, title or interest and not to Collateral in which any other Grantor has any right, title or interest.

“Company” or “Companies” has the meaning specified in the preamble.

“Credit Agreement” has the meaning specified in Recital A.

“Effective Date” has the meaning specified in the preamble.

“Equity” in any Person means any share of capital stock issued by such Person, any general or limited partnership interest, profits interest, capital interest, membership interest, or other equity interest in such Person, any option, warrant or any other right to acquire any share of capital stock or any partnership, profits, capital, membership or other equity interest in such Person, and any other voting security issued by such Person.

“Excluded Property” has the meaning specified in Section 2.1.

“Grantor Accession Agreement” means the Grantor Accession Agreement substantially in the form of Exhibit A.

“Grantor” means each Company and each other Person who becomes a party hereto pursuant to Section 7.3.  References to “Grantor” herein are intended to refer to each such Person as if such Person were the only grantor pursuant to this Agreement, except:

1.that references to “any Grantor” or “each Grantor” and similar references are meant to refer to each Person that is a Grantor;
2.that references to “the Grantors” are meant to refer collectively to all Persons that are Grantors; and
3.as otherwise may be specifically set forth herein.

“Intellectual Property Collateral” has the meaning specified in Exhibit B.

“Intellectual Property License” has the meaning specified in Exhibit B.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement substantially in the form of Exhibit B.

“Lender” has the meaning specified in Recital A.

“Pledged Debt” means all Investment Property and General Intangibles constituting or pertaining to Indebtedness owing by any Person to Grantor, including all Indebtedness listed in Schedule 2.

“Pledged Equity” means all Investment Property and General Intangibles constituting or pertaining to Equity owned by Grantor in any Persons, including all Equity listed in Schedule 2.

“Secured Obligations” means:

(a)the Obligations (including all future advances that may from time to time be made under the Credit Agreement);

(b)any sums advanced or expenses or costs incurred by Secured Party (or any receiver appointed hereunder) that are made or incurred pursuant to, or permitted by, the terms hereof or of the Credit Agreement, plus interest thereon at the rate herein or therein specified from time to time

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in effect with respect thereto under this Agreement and the Credit Agreement and accruing from the date of such advances or the incurring of such expenses or costs until reimbursed;

(c) the obligations of Aquasition II or any Loan Party to the Beneficiaries now or hereafter existing or arising, under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, costs, expenses or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable Governmental Authority); and

(d) any extensions, refinancings, modifications or renewals of all such obligations described in paragraphs (a) through (c) above, whether or not any extension agreement or renewal instrument is executed.

“Secured Party” has the meaning specified in the preamble.

“Securities Act” means the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

“UCC” means the Uniform Commercial Code in effect in the State of Texas from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.4.Terms Generally; References and Titles.  Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.
ARTICLE II
Security Interest
Section 2.1.Grant of Security Interest.  As collateral security for the payment and performance of all Secured Obligations, Grantor pledges, collaterally assigns and grants to the Secured Party for the benefit of the Beneficiaries a continuing security interest in all right, title and interest of Grantor in and to all of the following property, whether now owned or existing or hereafter acquired or arising, regardless of where located and howsoever Grantor’s interests therein arise, whether by ownership, security interest, claim or otherwise:
(a)Accounts;
(b)General Intangibles, including all Payment Intangibles and all Equity listed in Schedule 2 that is a General Intangible;
(c)Documents;
(d)Instruments (including Promissory Notes);
(e)Goods;
(f)Inventory;
(g)Equipment, including all parts thereof, all accessions thereto, and all replacements therefor;

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(h)Deposit Accounts, including all Deposit Accounts listed in Schedule 2;
(i)Commodity Accounts;
(j)Commodity Contracts;
(k)Investment Property, including:
(i)	all Equity listed in Schedule 2 that is Investment Property, together with the certificates or instruments representing such Equity, to the extent certificated (or any addendum thereto);
(ii)all of the Securities Accounts listed in Schedule 2; and
(iii)	all Pledged Debt, including all Indebtedness listed in Schedule 2,

and all rights and benefits, but no duty or obligation, of Grantor under all agreements, documents and instruments relating to the Pledged Equity, including all rights under limited liability company, operating, management, partnership and stockholder agreements.

(l)Hydrocarbons;
(m)As-Extracted Collateral;
(n)all dividends, cash, options, warrants, rights, Instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity;
(o)any and all Liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor's obligations owing under any Instrument, Chattel Paper, or contract that is pledged hereunder or with respect to which a security interest in such Grantor's rights in such Instrument, Chattel Paper, or contract is granted hereunder;
(p)all guaranties given by any Person for the benefit of any Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper, or contract, which are pledged hereunder;
(q)all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees in which any Grantor possesses a right (each a “Governmental Approval”), to the extent permitted by law and except to the extent deemed ineffective under the Bankruptcy Code or principles of equity; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the terms of this Agreement, including the grant of security interest in this Section 2.1;
(r)Commercial Tort Claims that are listed opposite Grantor’s name in Schedule 2, as in effect on the Effective Date or as hereafter modified pursuant to Section 4.2(f);
(s)Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), including all of the Letter-of-Credit Rights listed in Schedule 2;
(t)Chattel Paper (whether tangible or electronic);

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(u)Intellectual Property Collateral;
(v)books and records (including customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, land and title records, geological and geophysical records and data, reserve engineering reports and data, sales literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other materials and records) pertaining to any Collateral, Mortgaged Properties or that are otherwise necessary or helpful in the collection thereof or realization thereupon;
(w)Money and any other contract rights or rights to the payment of money, insurance claims and Proceeds;
(x)property of any kind from time to time in the possession or under the control of any Beneficiary;
(y)all proceeds, replacements, additions to and substitutions for the property set forth in paragraphs (a) through (x) above.

Notwithstanding the foregoing, this Section 2.1 does not grant a security interest in and the “Collateral” does not include (a) motor vehicles, rolling stock or other assets subject to certificates of title, in each case, (i) to the extent the security interest in such properties cannot be perfected by the fling of a UCC-1 financing statement and (ii) that do not individually have a Fair Market Value in excess of $500,000, (b) “intent-to-use” trademarks to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent-to-use trademark application or the trademark that is the subject thereof under applicable law, (c) any Building, (d) any Real Property of Aquasition II and (e) any of Grantor’s rights or interests in or under any property to the extent that, and only for so long as, such grant of a security interest (i) is prohibited by any Governmental Authority with jurisdiction over such property or would violate any law, rule or regulation applicable to such Grantor, including if prohibited due to not having obtained a consent of any Governmental Authority pursuant to such law, rule or regulation, (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document, in each case, that directly evidences or gives rise to such property; provided that any of the foregoing exclusions shall not apply if (A) such prohibition has been waived or such other party has otherwise consented to the creation hereunder of a security interest in such asset or (B) such prohibition, consent or the term in such contract, license, agreement, instrument or other document or providing for such prohibition breach, default or termination or requiring such consent is ineffective or would be rendered ineffective under any requirement of a Governmental Authority, including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of Article 9 of the UCC; provided further, that it is understood for avoidance of doubt that immediately upon any of the foregoing becoming or being rendered ineffective or any such prohibition, requirement for consent or term lapsing or terminating or such consent being obtained, the applicable Grantor shall be deemed to have granted a Lien in all its rights, title and interests in and to such property (and such property will not at such time be Excluded Property); provided further that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of any Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise be Excluded Property) (clauses (a) through (e), collectively, “Excluded Property”).

Section 2.2.Secured Obligations Secured.
(a)The security interest created hereby in the Collateral secures the payment and performance of all Secured Obligations.

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(b)Without limiting the generality of the foregoing, this Agreement secures, as to Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by Aquasition II or any Loan Party to any Beneficiary under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Aquasition II or a Loan Party.
(c)Notwithstanding any other provision of this Agreement, with respect to any Grantor other than the Companies, the liability of such Grantor hereunder and under each other Loan Document to which it is a party shall be limited to the maximum liability that such Grantor may incur without rendering this Agreement and such other Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provision of any applicable state or federal law.  This paragraph (c) shall not apply to the Companies.
ARTICLE III
Representations and Warranties
Section 3.1.Representations and Warranties.  The Companies represent and warrant to the Beneficiaries to each respective Company’s Knowledge as of the Effective Date and each other Grantor represents and warrants to the Beneficiaries to such Grantor's Knowledge as of the date it becomes a party hereto pursuant to Section 7.3 as follows:
(a)Grantor has, and will have at all times, the right, power and authority to grant to the Secured Party as provided herein a first-priority security interest in the Collateral, free and clear of any Lien, other than Permitted Liens.  This Agreement creates a valid and binding security interest in favor of the Secured Party in the Collateral securing the Secured Obligations, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or similar laws of general application relating to the enforcement of creditors’ rights, and general equitable principles related to enforceability.
(b)None of the Collateral in which Grantor has granted a security interest that constitutes Goods:
(i)is covered by any Document, except for Documents that are subject hereto and have been delivered to the Secured Party, to the extent required by Section 4.2;
(ii)is subject to any landlord’s lien or similar Lien, except for Permitted Liens;
(iii)has been related to, attached to or used in connection with any real property so as to constitute a fixture upon such real property, except for real property that is subject to a Lien in favor of the Secured Party;
(iv)is installed in or affixed to other Goods so as to be an accession to such other Goods, unless such other Goods are included in the Collateral;
(v)has been produced in violation of the Fair Labor Standards Act, as amended; or
(vi)is in the possession of any Person other than Grantor or the Secured Party, except for Collateral (A) being transported in the ordinary course of business, (B) subject to a joint operating agreement that is in the possession of the operator under such agreement for the benefit of Grantor, (C) in the possession of a warehouseman or bailee agent or (D) that is off-site in connection with any repair thereto.
(c)With respect to Pledged Equity:

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(i)All units and other securities constituting Pledged Equity have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person or of any agreement by which Grantor or any issuer of Pledged Equity is bound.
(ii)The Pledged Equity listed in Schedule 2 constitutes all Equity owned by Grantor in its Subsidiaries.  All endorsements, deliveries, notifications and other actions required by Section 4.2 have been taken with respect to such Pledged Equity and all other Pledged Equity.
(iii)All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of any Pledged Equity (or rights in respect thereof) have been paid.
(iv)No restriction or condition that has not been waived, consented to, or otherwise satisfied exists with respect to the transfer, voting or capital of any Pledged Equity.
(v)Except as disclosed in Schedule 2, no Grantor or issuer of Pledged Equity has any outstanding subscription agreement, option, warrant or convertible security outstanding or any other right outstanding pursuant to which any Person would be entitled to have issued to it units of ownership interest in any issuer of Pledged Equity.
(vi)Grantor has taken all actions, or concurrently herewith will take all actions, necessary to perfect the Secured Party’s security interest in Pledged Equity, including any registration, filing or notice that may be necessary or advisable under Article 8 or 9 of the UCC as in effect in the jurisdiction in which any issuer of such Pledged Equity was organized, and no other Person has any such registration, filing or notice in effect.
(vii)Schedule 2 correctly and completely reflects all Pledged Equity owned by Grantor and whether such Pledged Equity is a Security, and Schedule 2 accurately sets forth the percentage of each class or series of Equity issued by the issuer of such Pledged Equity that is held by Grantor.
(viii)Schedule 2 sets forth all agreements, including all operating, management, voting and shareholder agreements, to which Grantor is a party or by which it is bound and that relate to Pledged Equity, and a correct and complete copy of each such agreement has been delivered to counsel for the Secured Party.
(ix)No issuer of Pledged Equity has made any call for capital that has not been fully paid by Grantor and each other holder of Equity of such issuer.
(x)Neither Grantor nor any other holder of Equity issued by any issuer of Pledged Equity is in default under, or has otherwise breached or violated, in any material respect, any agreement relating to Pledged Equity.
(xi)Neither the execution, delivery or performance of this Agreement, nor the exercise of any right or remedy of the Secured Party hereunder, will cause a default under or otherwise breach or violate any agreement in respect of Pledged Equity or otherwise adversely affect or diminish any Pledged Equity.
(xii)Grantor’s rights under any agreement in respect of Pledged Equity are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or similar laws of general application relating to the enforcement of creditors’ rights and general equitable principles related to enforceability.

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(d)To the extent required by Section 4.2, Grantor has delivered to the Secured Party all Documents, Chattel Paper and Instruments in existence on the Effective Date, in suitable form for transfer by delivery with any necessary endorsement or accompanied by fully executed instruments of transfer or assignment in blank.
(e)Grantor has delivered to the Secured Party all certificates, if any, evidencing the Pledged Equity, duly indorsed, or accompanied by stock powers duly indorsed, in blank for transfer.
(f)Grantor has no Deposit Account other than those listed in Schedule 2.
(g)Grantor has no Securities Account other than those listed in Schedule 2.
(h)Grantor is the beneficiary of no Letter-of-Credit Rights other than those listed in Schedule 2.
(i)Grantor has no Pledged Debt other than as listed in Schedule 2.
(j)Grantor is not aware of any Commercial Tort Claim with a potential value in excess of $100,000 that it may have other than those listed in Schedule 2.
(k)Grantor is an entity of the type specified in Schedule 1 (or Schedule 1 to any Grantor Accession Agreement delivered by it pursuant to Section 7.3) opposite its name and is organized under the laws of the jurisdiction specified in such Schedule opposite its name, which is Grantor’s location pursuant to the UCC.  Grantor has not conducted business under any name except the name in which it has executed this Agreement, which is the exact name that appears in Grantor’s Constituent Documents.  Grantor’s organizational identification number and Federal Tax ID Number (EIN), if any, is set forth in Schedule 1.
(l)Grantor has good and marketable title to, or valid leasehold interests in, license of, or rights to use the Collateral, free and clear of all Liens, except for Permitted Liens.  No effective financing statement or other registration or instrument similar in effect covering any Collateral is on file in any recording office except any that have been filed in favor of the Secured Party relating to this Agreement and any that has been filed to perfect or protect any Permitted Lien.
(m)Except (i) as contemplated in the Loan Documents, (ii) for the filing of UCC financing statements with the appropriate agencies and (iii) for filings or registrations with respect to Intellectual Property Collateral with the appropriate agencies, no consent, approval, authorization or order of, and no notice to or filing with, any court, Governmental Authority or third party is required in connection with the grant by Grantor of the security interest hereunder, or the exercise by the Secured Party of its rights and remedies hereunder, except for such as may be needed under federal and state securities laws in connection with sales of securities by the Secured Party.
(n)Grantor, if other than either Company, has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is or is to be a party, and Grantor, if other than either Company, has established adequate means of obtaining from Aquasition II and each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of Aquasition II and each other Loan Party.
(o)The direct or indirect value of the consideration received and to be received by Grantor in connection herewith is reasonably worth at least as much as the liability of Grantor hereunder and under

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each other Loan Document to which Grantor is a party, and the incurrence of such liability in return for such consideration may reasonably be expected to benefit Grantor, directly or indirectly.
(p)Grantor has delivered an Intellectual Property Security Agreement in respect of all Intellectual Property Collateral that is material to Grantor’s business, and all such material Intellectual Property Collateral is listed in Schedule 1 to such Intellectual Property Security Agreement.  All such Intellectual Property Collateral is valid and enforceable and is not subject to any claim, judgment or administrative or arbitral decision that questions its validity or enforceability, Grantor’s purported rights thereunder or Grantor’s right to use the same in its business.
ARTICLE IV
Covenants
Section 4.1.General Covenants Applicable to Collateral.  Grantor will at all times perform and observe the covenants contained in the Loan Documents that are applicable to Grantor (whether made by Grantor or made by the Companies with respect to the Grantor or otherwise) until Security Termination.  In addition, Grantor will, so long as this Agreement shall be in effect, perform and observe the following:
(a)Without limitation of any other covenant herein, Grantor shall not cause or permit any change in its name, identity or organizational structure, or any change to its jurisdiction of organization, unless Grantor shall have first:
(i)notified the Secured Party of such change at least ten (10) Business Days prior to the effective date of such change (or such shorter notice as the Secured Party may reasonably approve in writing); and
(ii)taken all action reasonably requested in writing by the Secured Party (under the following paragraph (b) or otherwise) for the purpose of further confirming, maintaining and protecting the Secured Party’s first-priority security interest and rights under this Agreement and the perfection and priority thereof.

In any notice delivered pursuant to this paragraph (a), Grantor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Secured Party’s first-priority security interest in the Collateral.

(b)Grantor will, at its expense and as from time to time reasonably requested in writing by the Secured Party, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order:
(i)to confirm and validate this Agreement and the Secured Party’s rights and remedies hereunder;
(ii)to correct any error or omission in the description herein of the Secured Obligations or the Collateral or in any other provision hereof;
(iii)to perfect, register and protect the first-priority security interest and rights created or purported to be created hereby or to maintain or upgrade in rank the priority of such security interests and rights;
(iv)to enable the Secured Party to exercise and enforce its rights and remedies hereunder; and

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(v)otherwise to give the Secured Party the full benefits of the rights and remedies described in or granted under this Agreement.

As part of the foregoing, Grantor will, whenever reasonably requested in writing by the Secured Party:

(A)execute and file any financing statement, continuation statement or other filing or registration relating to the Secured Party’s security interest and rights hereunder, and any amendment thereto; and
(B)mark its books and records relating to any Collateral to reflect that such Collateral is subject to this Agreement and the security interests hereunder.

To the extent reasonably requested by the Secured Party in writing from time to time, Grantor will use commercially reasonable efforts to obtain from any account debtor or other obligor in respect of any property included in the Collateral an acknowledgment by such account debtor or obligor that such property is subject to this Agreement.

(c)Grantor will:
(i)maintain good and marketable title to, or valid leasehold interest in, licenses of, or rights to use all Collateral, free and clear of all Liens except for Permitted Liens, and not grant or allow any such Lien, other than any other Permitted Lien, to exist;
(ii)not allow to remain in effect, and cause to be terminated, any financing statement or other registration or instrument similar in effect covering any Collateral, except any that has been filed to perfect or protect any Permitted Lien; and
(iii)defend, and assist the Secured Party in defending, the Secured Party’s right, title and special property and security interest in and to the Collateral against the claims of any Person.
(d)Except in connection with a transaction that is permitted by the Credit Agreement, Grantor shall not take any action that would impair the enforceability, perfection or priority of the Secured Party’s first priority security interest in any Collateral.
Section 4.2.Covenants for Specified Types of Collateral.  Until Security Termination:
(a)Grantor will, within ten (10) Business Days after receipt thereof (or such later date as agreed by the Secured Party), deliver to the Secured Party all Documents, Instruments and Chattel Paper included in the Collateral with a face amount in excess of $100,000.  All such Documents, Instruments and Chattel Paper shall be held by or on behalf of the Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party.
(b)If at any time there exists Collateral in which a security interest may be perfected by a notation on the certificate of title or similar evidence of ownership of such Collateral, Grantor will, within ten (10) Business Days after receipt thereof for any such Collateral with a fair market value individually of at least $500,000, deliver to the Secured Party all certificates of title and similar evidences of ownership, all applications therefor and all other documents that are necessary or appropriate in order to register the Secured Party’s security interest in such Collateral on such certificate of title or other evidence of ownership or in otherwise perfecting the Secured Party’s security interest in such Collateral.

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(c)For each Deposit Account that Grantor at any time maintains, Grantor will, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, cause the depository bank that maintains such Deposit Account to agree to comply at any time with instructions from the Secured Party to such depository bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of Grantor, or take such other action as the Secured Party may approve in order to perfect the Secured Party’s security interest in such Deposit Account.
(d)Equity Interests.
(i)If Grantor shall at any time hold or acquire any certificated Security, Grantor will forthwith endorse, assign, and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably specify.
(ii)If any Security now or hereafter acquired by Grantor is an Uncertificated Security and is issued to Grantor or its nominee directly by the issuer thereof, Grantor will promptly notify the Secured Party of such issuance and, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, cause the issuer thereof to agree to comply with instructions from the Secured Party as to such Security, without further consent of Grantor or such nominee, or take such other action as the Secured Party may request (including certificating such Security) in order to perfect the Secured Party’s security interest in such Security; provided, however, unless there shall occur and be continuing an Event of Default, the Secured Party shall not instruct each such issuer to take direction from the Secured Party.
(iii)If any Security, whether certificated or uncertificated, or other Investment Property or other asset now or hereafter acquired by Grantor, is held by Grantor or its nominee through a securities intermediary or commodity intermediary, Grantor will promptly notify the Secured Party thereof, and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, cause such securities intermediary or commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other Investment Property, or to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of Grantor or such nominee.
(iv)Grantor shall not permit any Pledged Equity that is an equity interest in a limited liability company or a limited partnership to constitute a Security without the prior written consent of the Secured Party and upon receipt of such consent, shall have taken such steps as the Secured Party shall reasonably request in connection with the perfection or priority of the Secured Party’s security interest therein as provided in subsections (i) and (ii) above.
(v)Grantor hereby irrevocably consents to Secured Party or any transferee of Secured Party that acquires any Pledged Equity pursuant to an exercise of rights and remedies under this Agreement becoming a member of and holding an ownership interest in any issuer of Pledged Equity and Grantor upon such acquisition.
(vi)Grantor shall not:
(A)except as permitted by the Credit Agreement, amend, supplement or otherwise modify (or consent to such amendment, supplement or modification of) the terms of any Constituent Document;

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(B)except as permitted by the Credit Agreement, permit the creation of any additional Equity in any issuer of Pledged Equity, unless immediately upon creation the same is pledged to the Secured Party pursuant hereto to the extent necessary to give the Secured Party a first-priority security interest in such Pledged Equity after such creation that is in the aggregate at least the same percentage of such Pledged Equity as was subject hereto before such issue, whether such additional interest is presently vested or will vest upon the payment of money or the occurrence or nonoccurrence of any other condition; or
(C)except as permitted by the Credit Agreement, enter into any agreement, other than the Loan Documents and the Constituent Documents of the Companies as of the Effective Date, creating, or otherwise permitting to exist, any restriction or condition upon the transfer or exercise of any rights in respect of any Pledged Equity, including any restriction or condition upon the transfer, voting or control of any Pledged Equity.
(e)If Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Grantor with a value in excess of $100,000, Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, use its commercially reasonable efforts to either:
(i)arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under such letter of credit; or
(ii)arrange for the Secured Party to become the transferee beneficiary of such letter of credit.
(f)If Grantor shall at any time after the Effective Date have a Commercial Tort Claim with a potential value in excess of $100,000, Grantor shall promptly notify the Secured Party in writing of the details thereof and execute and deliver to the Secured Party a supplement to Schedule 2 listing such Commercial Tort Claim, which supplement shall take effect without further action on the part of any party hereto or beneficiary hereof and shall make such Commercial Tort Claim collateral security subject to this Agreement.
(g)Grantor will:
(i)maintain and protect the validity and enforceability of all Intellectual Property Collateral that is and remains material to Grantor’s business;
(ii)defend and protect the Intellectual Property Collateral that is and remains material to Grantor’s business and its rights thereunder against any infringement, dilution, or misappropriation and will defend any claim or administrative or arbitral challenge that questions the validity or enforceability of Intellectual Property Collateral, Grantor’s purported rights therein and thereunder or Grantor’s rights to register or patent the same or to use and practice the same in its business;
(iii)diligently prosecute and maintain all applications and registrations for any such Intellectual Property Collateral that remains material to such Grantor’s business, and notify the Secured Party whenever it learns that any application or registration relating to any such Intellectual Property Collateral has been (or is alleged to have been) abandoned or otherwise terminated; and
(iv)at least thirty (30) days prior to filing any application for registration of any Intellectual Property Collateral (or any similar request) with the United States Copyright Office,

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the United States Patent and Trademark Office, or any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof (or by such shorter notice as the Secured Party may approve), give the Secured Party notice of such intended filing and, upon the Secured Party’s request, execute, deliver and file any agreement, instrument, registration or filing (including any Intellectual Property Security Agreement, with the schedules thereto appropriately completed) that the Secured Party may request to confirm the Secured Party’s security interest therein and to put such security interest of record in such office.

Grantor appoints the Secured Party as its attorney in fact to take each of the foregoing actions after the occurrence and during the continuation of any Event of Default.  Such power of attorney is irrevocable and coupled with an interest and is to be used by the Secured Party solely for the benefit of the Beneficiaries.

ARTICLE V
Voting and Distribution Rights in Respect of Pledged Equity
Section 5.1.Voting Rights.  Grantor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose; provided that Grantor shall not exercise or refrain from exercising any such right if such action would impair the value of any Pledged Equity or on the Secured Party’s security interest or value thereof.
Section 5.2.Dividend Rights While No Event of Default Exists.  Grantor shall be entitled to receive and retain all dividends, interest and other distributions paid in respect of the Pledged Equity if and to the extent that the payment thereof is not otherwise prohibited by the Loan Documents; provided that:
(a)all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity;
(b)all dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and
(c)all cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity,

shall (i) be Collateral and (ii) without limitation of any other rights of the Secured Party under the Loan Documents, if received by Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Grantor on the Secured Party’s request and be forthwith delivered by Grantor to the Secured Party as Pledged Equity in the same form as so received (with any necessary indorsement).

Section 5.3.Rights While an Event of Default Exists.  Upon the occurrence and during the continuance of an Event of Default upon written notice from Secured Party to the Grantor of Secured Party’s intent to exercise it corresponding right pursuant to this Section 5.3:
(a)All rights of Grantor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2 shall automatically cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Equity such dividends, interest and other distributions.

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(b)All dividends, interest and other distributions that are received by Grantor contrary to paragraph (a) above shall be received in trust for the benefit of the Secured Party, at the Secured Party’s request shall be segregated from other funds of Grantor and shall be forthwith paid over to the Secured Party as Pledged Equity in the same form as so received (with any necessary indorsement).
ARTICLE VI
Remedies, Powers and Authorizations
Section 6.1.Normal Provisions Concerning the Collateral.
(a)Grantor irrevocably authorizes the Secured Party at any time and from time to time to file, without the signature of Grantor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that:
(i)indicate the Collateral as being:
(A)“all assets of Grantor, whether now owned or hereafter acquired, and all products and proceeds thereof, and all rights and privileges with respect thereto” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9 of the UCC or the granting clause of this Agreement; or
(B)of an equal or lesser scope or with greater detail;
(ii)contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor; or
(iii)are necessary or appropriate to properly effectuate the transactions described in the Loan Documents, as determined by the Secured Party in its reasonable discretion.

Grantor will furnish any such information to the Secured Party promptly upon request.  A carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by the Secured Party.  Grantor ratifies and approves all financing statements heretofore filed by or on behalf of the Secured Party in any jurisdiction in connection with the transactions contemplated hereby.

(b)Grantor appoints the Secured Party as Grantor’s attorney in fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s discretion, while an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument:
(i)to obtain and pay all or part of the premiums for any insurance required pursuant hereto;
(ii)to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral;
(iii)to receive, indorse and collect any drafts or other Instruments or Documents;
(iv)to enforce any obligations included in the Collateral; and

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(v)to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or reasonably desirable for the collection of any Collateral or otherwise to enforce the rights of Grantor or the Secured Party with respect to any Collateral.

Such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by the Secured Party for the sole benefit of the Beneficiaries.

(c)If Grantor fails to perform any agreement or obligation contained herein, the Secured Party may, but shall have no obligation to, itself perform, or cause performance of, such agreement or obligation, and the documented expenses of the Secured Party incurred in connection therewith shall be payable by Grantor under Section 6.6.
(d)If any Collateral in which Grantor has granted a security interest hereunder is at any time in the possession or control of any warehouseman, bailee or any of Grantor’s agents, Grantor shall, upon the reasonable request of the Secured Party, notify such warehouseman, bailee or agent of the Secured Party’s rights hereunder and instruct such Person to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions.  No such request by the Secured Party shall be deemed a waiver of any provision hereof that was otherwise violated by such Collateral being held by such Person prior to such instructions by Grantor.
(e)If an Event of Default has occurred and is continuing, the Secured Party shall have the right, at any time in its reasonable discretion and upon one (1) Business Days’ advance written notice to Grantor, to transfer to or to register in the name of the Secured Party or any of its nominees any Investment Property or other Pledged Equity.  The Secured Party also shall have the right at such time to:
(i)exchange certificates or instruments representing or evidencing such Investment Property or other Pledged Equity for certificates or instruments of smaller or larger denominations; and
(ii)convert Investment Property or other Pledged Equity consisting of financial assets credited to any Securities Account to Investment Property or other Pledged Equity consisting of financial assets held directly by the Secured Party, and to convert Investment Property or other Pledged Equity consisting of financial assets held directly by the Secured Party to Investment Property or other Pledged Equity consisting of financial assets credited to a Securities Account.
(f)Anything herein to the contrary notwithstanding:
(i)Grantor shall remain liable to perform all duties and obligations under the agreements included in the Collateral to the same extent as if this Agreement had not been executed.
(ii)The exercise by the Secured Party of any right hereunder shall not release Grantor from any duty or obligation under any agreement included in the Collateral.
(iii)No Beneficiary shall have any obligation or liability under the agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Beneficiary be obligated to perform any duty or obligation of Grantor thereunder or take any action to collect or enforce any claim for payment assigned hereunder.
Section 6.2.Event of Default Remedies.  If an Event of Default shall have occurred and be continuing, the Secured Party may from time to time in its discretion, without limitation and without notice, except as expressly provided below:

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(a)Exercise in respect of the Collateral, in addition to any other right and remedy provided for herein, under the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and any other applicable law.
(b)Require Grantor to, and Grantor will at its expense and upon the written request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it (together with all books, records and information of Grantor relating thereto) available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties.
(c)Prior to the disposition of any Collateral:
(i)to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any Collateral is or may be located, and without charge or liability to the Secured Party seize and remove such Collateral from such premises;
(ii)have access to and use Grantor’s books, records, and information relating to the Collateral; and
(iii)store or transfer any Collateral without charge in or by means of any storage or transportation facility owned or leased by Grantor, process, repair or recondition any Collateral or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by Grantor.
(d)Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure.
(e)Dispose of, at its office, on the premises of Grantor or elsewhere, any Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (but that the sale of any Collateral shall not exhaust the Secured Party’s power of sale, and sales may be made from time to time, and at any time, until all of the Collateral has been sold or until Payment in Full), and at any such sale it shall not be necessary to exhibit any Collateral.
(f)Buy (or allow any Beneficiary to buy) Collateral, or any part thereof, at any public sale.
(g)Buy (or allow any Beneficiary to buy) Collateral, or any part thereof, at any private sale if any Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations.
(h)Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Grantor consents to any such appointment.
(i)Comply with any applicable state or federal law requirement in connection with a disposition of Collateral and such compliance shall not be considered to affect adversely the commercial reasonableness of any sale of Collateral.
(j)Sell Collateral without giving any warranty, with respect to title or any other matter and for cash, on credit or for non-cash consideration as the Secured Party determines is appropriate.

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(k)Notify (or to require Grantor to notify) any and all obligors under any Account, Payment Intangible, Instrument or other right to payment included in the Collateral of the assignment thereof to the Secured Party under this Agreement and to direct such obligors to make payment of all amounts due or to become due to Grantor thereunder directly to the Secured Party and, upon such notification and at the expense of Grantor and to the extent permitted by law, to enforce collection of any such Account, Payment Intangible, Instrument or other right to payment and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor could have done.  After Grantor receives written notice that the Secured Party has given (or after the Secured Party has required Grantor to give) any notice referred to above in this paragraph:
(i)all amounts and proceeds (including instruments and writings) received by Grantor in respect of any Account, Payment Intangible, Instrument or other right to payment included in the Collateral shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary indorsement) to be, at the Secured Party’s discretion, either:
(A)held as cash collateral and released to Grantor upon the remedy of all Defaults and Events of Default; or
(B)while an Event of Default is continuing, applied as specified in Section 6.3, and
(ii)Grantor shall not adjust, settle or compromise the amount or payment of any Account, Payment Intangible, Instrument, or other right to payment included in the Collateral or release wholly or partly any account debtor or obligor thereon or allow any credit or discount thereon.
(l)Subject to any limitations in the Depositary Agreement, give any entitlement order, instruction or direction in respect of any Investment Property or Deposit Account to any issuer, bank, securities intermediary, or commodity intermediary, and to withhold its consent to the exercise of any withdrawal rights or dealing rights by Grantor.
(m)Subject to any limitations in the Depositary Agreement, give an instruction to any depository bank that maintains a Deposit Account for Grantor with respect to the disposition of funds credited thereto or restrict the ability of Grantor to withdraw funds credited thereto, except as authorized in any other Loan Document.
(n)Do any of the following:
(i)License, or sublicense, whether by a general or special license or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property Collateral throughout the world for such term or terms, on such conditions and in such manner as the Secured Party shall in its discretion determine.
(ii)Without assuming any obligation or liability thereunder, at any time and from time to time, in its discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Grantor in, to and under any Intellectual Property License and take or refrain from taking any action under any thereof, and GRANTOR RELEASES THE BENEFICIARIES FROM, AND WILL HOLD THE BENEFICIARIES FREE AND HARMLESS FROM AND AGAINST, ANY CLAIM OR EXPENSE ARISING OUT OF

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ANY LAWFUL ACTION SO TAKEN OR OMITTED TO BE TAKEN WITH RESPECT THERETO.
(iii)Direct Grantor to, and upon receiving such direction Grantor will, execute and deliver to the Secured Party a power of attorney, in form and substance satisfactory to the Secured Party, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property Collateral or any action related thereto.
(iv)Following any disposition of Intellectual Property Collateral pursuant to this subsection, direct Grantor to, and upon receiving such direction Grantor will, supply its know-how and expertise relating to the manufacture and sale of the products relating thereto or the products or services made or rendered in connection therewith, and its customer lists and other records relating thereto and to the distribution of said products, to the Secured Party.
(o)To the extent notice of sale shall be required by law with respect to Collateral, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; provided that, if the Secured Party fails in any respect to give such notice, its liability for such failure shall be limited to the liability (if any) imposed on it by law under the UCC.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Section 6.3.Application of Proceeds.  If an Event of Default shall have occurred and be continuing, any cash held by or on behalf of the Secured Party and all cash proceeds received by or on behalf of the Secured Party in respect of any sale of, collection from, or other realization upon any Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party for the benefit of the Beneficiaries against, any Secured Obligation, in the manner provided in Section 2.9 of the Credit Agreement.
Section 6.4.Deficiency.  If the proceeds of any sale, collection or realization of or upon the Collateral of the Grantors by the Secured Party are insufficient to pay all Secured Obligations and all other amounts to which the Secured Party is entitled, Grantor shall be liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees of any attorneys employed by the Secured Party and/or the Beneficiaries to collect such deficiency.  Collateral may be sold at a loss to Grantor, and the Secured Party shall have no liability or responsibility to Grantor for such loss.  Grantor acknowledges that a private sale may result in less proceeds than a public sale.
Section 6.5.Private Sales of Investment Property and Other Pledged Equity.
(a)Grantor agrees that, because of the Securities Act, or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting the Secured Party in any attempts to dispose of certain portions of the Pledged Equity and for the enforcement of its rights.  For these reasons, the Secured Party is hereby authorized by Grantor, but not obligated, upon the occurrence and during the continuance of an Event of Default, to sell all or any part of the Pledged Equity at private sale, subject to investment letter or in any other manner which will not require the Pledged Equity, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations, at a price at such private sale or other distribution in the manner mentioned above.  Grantor understands that the Secured Party may in its reasonable discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Equity, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers,

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registered under the Securities Act, or sold in the open market.  Grantor agrees that any such private sale made under this Section 6.5 shall be deemed to have been made in a commercially reasonable manner, and that the Secured Party has no obligation to delay the sale of any Pledged Equity to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws.
(b)The Secured Party is authorized, in connection with any such sale, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Equity to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Equity and (ii) to impose such other limitations or conditions in connection with any such sale as the Secured Party reasonably deems necessary in order to comply with applicable law.  Grantor covenants and agrees that Grantor will execute and deliver such documents and take such other action as the Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable law.  Upon any such sale, the Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Equity so sold.  Each purchaser at any such sale shall hold the Pledged Equity so sold absolutely free from any claim or right of Grantor of whatsoever kind, including any equity or right of redemption of Grantor. Grantor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which they have or may have under any law now existing or hereafter enacted.
(c)Grantor agrees that ten (10) days’ written notice from the Secured Party to Grantor of the Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC.  Such notice shall (i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Equity, or the portion thereof so being sold, will first be offered for sale at such board or exchange and (iii) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale.  At any such sale, the Pledged Equity may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine.  The Secured Party shall not be obligated to make any such sale pursuant to any such notice.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.
(d)In case of any sale of all or any part of the Pledged Equity on credit or for future delivery, the Pledged Equity so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Equity so sold and in case of any such failure, such Pledged Equity may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests granted pursuant to this Agreement and sell the Pledged Equity, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
(e)Without limiting the foregoing, or imposing upon the Secured Party any obligations or duties not required by applicable law, Grantor acknowledges and agrees that, in foreclosing upon any of the Pledged Equity, or exercising any other rights or remedies provided the Secured Party hereunder or under applicable law, the Secured Party may, but shall not be required to, (i) qualify or restrict prospective purchasers of the Pledged Equity by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Equity or participation in any public or private foreclosure sale process, (ii) provide to prospective purchasers business and financial

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information regarding Grantor or the issuer of such Pledged Equity available in the files of the Secured Party at the time of commencing the foreclosure process, without the requirement that the Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (iii) offer for sale and sell the Pledged Equity with or without first employing an appraiser, investment banker or broker with respect to the evaluation of the Pledged Equity, the solicitation of purchasers for Pledged Equity, or the manner of sale of Pledged Equity.
Section 6.6.Indemnity and Expenses.  WITHOUT LIMITING ANY OTHER OBLIGATION OF GRANTOR OR REMEDY OF THE SECURED PARTY UNDER THIS SECURITY AGREEMENT, AND IN ADDITION TO AND AS A SEPARATE AND INDEPENDENT OBLIGATION FROM ANY OTHER OBLIGATION OF GRANTOR HEREUNDER, THE GRANTORS SHALL, JOINTLY AND SEVERALLY INDEMNIFY THE SECURED PARTY AND EACH OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS FROM AND AGAINST ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS SECURITY AGREEMENT (INCLUDING ENFORCEMENT OF THIS SECURITY AGREEMENT), IN THE SAME MANNER AND TO THE EXTENT PROVIDED IN SECTION 9.6 OF THE CREDIT AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE MUTATIS MUTANDIS, AS IF STATED VERBATIM HEREIN.
Section 6.7.Non-Judicial Remedies. In granting to the Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, to the extent permitted by applicable law, Grantor waives, renounces and knowingly relinquishes any legal right that might otherwise require the Secured Party to enforce its rights by judicial process and confirms that such remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. The Secured Party may, however, in its discretion, resort to judicial process.
Section 6.8.Limitation on Duty of the Secured Party in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Secured Party shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Secured Party shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith.
Section 6.9.Appointment of Other Agents.  At any time, in order to comply with any legal requirement in any jurisdiction, the Secured Party may appoint any bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Secured Party, or to act as separate agent or agents on behalf of the Secured Party, with such power and authority as may be necessary for the effective operation of the provisions hereof and may be specified in the instrument of appointment.
ARTICLE VII
Miscellaneous
Section 7.1.Notices.  Any notice or communication required or permitted hereunder shall be given in writing or by electronic transmission, sent  in the manner provided in the Credit Agreement, if to the Secured Party or to a Grantor that is a party to the Credit Agreement, to the address set forth in the Credit Agreement and, for any other Grantor, to the address specified opposite its name in Schedule 1, or to such other address or to the attention of such other individual as hereafter shall be designated in writing

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by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given as provided in the Credit Agreement for notices given thereunder.

Section 7.2.Amendments and Waivers.  Except as provided in Section 4.2(f) or Section 7.3, no amendment of this Agreement shall be effective unless it is in writing and signed by Grantor and the Secured Party, and no waiver of this Agreement or consent to any departure by Grantor herefrom shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement.  No such amendment shall bind any Grantor not a party thereto, but no such amendment with respect to any Grantor shall require the consent of any other Grantor.
Section 7.3.Additional Grantors.  Upon the execution and delivery, or authentication, by any Person of a Grantor Accession Agreement:
(a)such Person shall become a Grantor hereunder, each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Person, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Person; and
(b)Schedule 2 attached to such Grantor Accession Agreement shall be incorporated into and become a part of and supplement Schedule 2 hereto, and the Secured Party may attach such supplemental schedule to Schedule 2; and each reference to Schedule 2 shall mean and be a reference to Schedule 2 as supplemented pursuant to such supplement.
Section 7.4.Preservation of Rights.  No failure on the part of the Secured Party or any Beneficiary to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Secured Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.
Section 7.5.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 7.6.Survival.  Each representation and warranty, covenant and other obligation of Grantor herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Loan Document and the creation of the Secured Obligations.
Section 7.7.Binding Effect and Assignment.  This Agreement shall:
(a)be binding on Grantor and its successors and assigns; and
(b)inure, together with all rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Beneficiaries and their respective successors, transferees and assigns (except as otherwise provided in any Loan Document).

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Without limiting the generality of the foregoing, the Secured Party and any Beneficiary may (except as otherwise provided in any Loan Document) pledge, assign or otherwise transfer any right under any Loan Document to any other Person, and such other Person shall thereupon become vested with all benefits in respect thereof granted herein or otherwise.  No right or duty of Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party or a transaction permitted by the Credit Agreement.

Section 7.8.Release of Collateral; Termination.
(a)Upon any sale, lease, transfer or other disposition of any Collateral of Grantor in accordance with the Loan Documents (other than sales of Inventory in the ordinary course of business), the Secured Party will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the release of such Collateral from the assignment and security interest granted hereby as set forth in Section 9.16 of the Credit Agreement.
(b)Upon, and only upon, Security Termination, this Agreement and the security interest created hereby shall terminate, all rights in the Collateral shall revert to Grantors, and the Secured Party, at Grantor’s request and at its expense, will:
(i)return to Grantor such of Grantor’s Collateral in the Secured Party’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and
(ii)execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

Prior to Security Termination, no Grantor is authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection with this Agreement without the prior written consent of the Secured Party, subject to Grantors’ rights under Sections 9.509(d)(2) and 9.518 of the UCC.  Notwithstanding the foregoing, Section 6.6 and this Section 7.8 shall survive the termination of this Agreement.

Section 7.9.Interest Rate Limitation.  Section 9.17 of the Credit Agreement, which limits the interest for which Grantor is obligated, is incorporated herein by reference, mutatis mutandis.
Section 7.10.Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.
Section 7.11.Submission to Jurisdiction; Waivers.  Each Grantor hereby agrees to the provisions of Sections 9.6(c) and 9.13 of the Credit Agreement and such provisions are incorporated herein, mutatis mutandis, as a part hereof.
Section 7.12.Final Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS

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OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 7.13.Counterparts; Facsimile; Electronic Transmission.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same agreement.  This Agreement may be validly delivered by facsimile or other electronic transmission (including “Portable Document Format”) of an executed counterpart of the signature page hereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

AQUASITION LLC,

a Delaware limited liability company,

as a Grantor

By:

Name:

Title:

AQUASITION II LLC,

a Delaware limited liability company,

as a Grantor

By:

Name:

Title:

Signature Page to Security Agreement

MUNICH RE RESERVE RISK FINANCING, INC.,

a Delaware corporation,

as Secured Party

By:

Name:

Title:

MUNICH RE RESERVE RISK FINANCING, INC.,

a Delaware corporation,

as Secured Party

By:

Name:

Title:

Signature Page to Security Agreement

EXHIBIT A

to
SECURITY AGREEMENT

FORM OF GRANTOR ACCESSION AGREEMENT

_______ __, 20__

MUNICH RE RESERVE RISK FINANCING, INC.,

as the Secured Party for the Beneficiaries referred to

in the Security Agreement referred to below

1790 Hughes Landing Blvd., Suite 275

The Woodlands, Texas 77380

Attn: Justin Moers

Ladies and Gentlemen:

The undersigned refers to:

(i)the Credit Agreement dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among AQUASITION LLC, a Delaware limited liability company, AQUASITION II LLC, a Delaware limited liability company, and you, as Lender, and
(ii)the Security Agreement dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in your favor for the benefit of the Beneficiaries.

Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined, and rules regarding construction, references, and titles are as provided, in the Credit Agreement or the Security Agreement, as applicable.

Grant of Security.  The undersigned grants to you, for the benefit of the Beneficiaries, a first-priority security interest in all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including the property of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

Security for Obligations.  The grant of a first-priority security interest in the Collateral by the undersigned under this Grantor Accession Agreement and the Security Agreement secure the payment of the Secured Obligations.  Without limiting the generality of the foregoing, this Grantor Accession Agreement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by Aquasition II or any Loan Party to any Beneficiary under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Aquasition II or a Loan Party.

Information Relating to the Undersigned.  The undersigned is an entity of the type specified in Schedule 1 attached hereto and is organized under the laws of the jurisdiction specified in Schedule 1 attached hereto and its address for notices is specified in Schedule 1 attached hereto.  Its organizational identification number and Federal Tax ID Number (EIN), if any, is set forth in Schedule 1 attached hereto.  The

Exhibit A to Security Agreement

undersigned certifies, as of the date first-above written, that such Schedule 1 has been prepared by the undersigned in substantially the form of Schedule 1 to the Security Agreement and is true and complete.

Supplement to Security Agreement Schedule 2.  The undersigned has attached hereto a supplemental Schedule 2 to Schedule 2 to the Security Agreement, and the undersigned certifies, as of the date first-above written, that such supplemental Schedule 2 has been prepared by the undersigned in substantially the form of Schedule 2 to the Security Agreement and is true and complete.

Representations, Warranties, Agreements and Waivers.  The undersigned as of the date hereof makes each representation, warranty, agreement (including indemnification agreements), waiver and acknowledgment set forth in the Security Agreement (as supplemented by the attached supplemental schedules).  The undersigned represents and warrants to the Beneficiaries that each representation and warranty made by the Companies with respect to the undersigned in any other Loan Document is true and correct as of the date hereof, except as otherwise indicated in Schedule 3 attached hereto.

Obligations Under the Security Agreement.  As of the date first-above written, the undersigned hereby joins the Security Agreement as a party thereto and as a Grantor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement.  As of the date first-above written, each reference in the Security Agreement to a “Grantor” shall also mean and be a reference to the undersigned.

Governing Law.  THIS Grantor Accession Agreement AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR ACCESSION AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.

Counterparts; Facsimile; Electronic Transmission.  This Grantor Accession Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same agreement.  This Grantor Accession Agreement may be validly delivered by facsimile or other electronic transmission (including “Portable Document Format”) of an executed counterpart of the signature page hereof.

Sincerely,

[GRANTOR]

By: _________________________
Name:
Title:

ACCEPTED AND AGREED AS OF THE DATE
FIRST-ABOVE STATED.

MUNICH RE RESERVE RISK FINANCING, INC., as Secured Party

Exhibit A to Security Agreement

By: _________________________
Name:
Title:

Exhibit A to Security Agreement

EXHIBIT B
to
SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is made as of __________, 20__, by the Person listed on the signature page hereof (“Grantor”), in favor of MUNICH RE RESERVE RISK FINANCING, INC., as Lender under the Credit Agreement (the “Secured Party”), for the benefit of the Beneficiaries.

RECITALS:

A.WHEREAS, Grantor owns certain intellectual property.
B.WHEREAS, AQUASITION LLC, a Delaware limited liability company, AQUASITION II LLC, a Delaware limited liability company, and the Secured Party are parties to that certain Credit Agreement dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”).
C.WHEREAS, pursuant to the Security Agreement dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Security Agreement”) of Grantor and certain other grantors of first-priority security interests in favor of the Secured Party, Grantor has granted to the Secured Party for the benefit of the Beneficiaries a continuing security interest in certain assets of Grantor, including all right, title and interest of Grantor in, to and under the Intellectual Property Collateral (hereinafter defined) whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations.
D.WHEREAS, terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement, as applicable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Secured Party, to secure the Secured Obligations, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Intellectual Property Collateral”), whether now owned or existing or hereafter acquired or arising:

each Copyright in which Grantor has any interest;
each Patent in which Grantor has any interest;
each Trademark in which Grantor has any interest;
each Intellectual Property License to which Grantor is a party; and
all proceeds of and revenues from the foregoing, including all proceeds of and revenues from any claim by Grantor against third parties for past, present or future infringement of any of the foregoing, and all rights and benefits of Grantor under any Intellectual Property License.

Notwithstanding the foregoing, this Intellectual Property Security Agreement does not grant a security interest in any Excluded Property.

Exhibit B to Security Agreement

“Copyright” means any the following:

any copyright under the laws of any country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all intellectual property rights to works of authorship (whether or not published), and all application for copyrights under the laws of any country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, including those described under the heading “Copyrights” in Schedule 1;
any reissue, renewal or extension thereof;
any claim for, or right to sue for, past or future infringement of any of the foregoing; and
any income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Intellectual Property License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right:

to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence;
with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence; or
to use any Trademark,

in each case including the agreements described under the heading “Intellectual Property Licenses” in Schedule 1.

“Patent” means any the following:

any letter patent and design letter patent of any country and all applications for letters patent and design letters patent of any country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, including those described under the heading “Patents” in Schedule 1;
any reissue, division, continuation, continuation-in-part, renewal or extension thereof;
any claim for, or right to sue for, past or future infringement of any of the foregoing; and
any income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Trademark” means any of the following:

any trademark, trade name, corporate name, company name, business name, fictitious business name, trade style, service mark, logo, brand name, trade dress, domain name, design, slogan, print or label

Exhibit B to Security Agreement

on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing that arise under applicable law;
the goodwill of the business symbolized thereby or associated with each of them;
any registration or application in connection therewith, including any registration or application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any other country, or any political subdivision of any thereof, including those described under the heading “U.S. Trademark Registrations and Applications” in Schedule 1;
any reissue, extension or renewal thereof;
any claim for, or right to sue for, past or future infringements of any of the foregoing; and
any income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof;

provided that Trademarks shall not include any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law.

Grantor irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in the name of Grantor or in its name, from time to time, in the Secured Party’s discretion, and so long as any Event of Default has occurred and is continuing, to take with respect to the Intellectual Property Collateral any and all appropriate action that Grantor might take with respect to the Intellectual Property Collateral and to execute any and all documents and instruments that may be necessary or desirable to carry out the terms of this Agreement and to accomplish the purposes hereof.

Except to the extent expressly allowed in the Security Agreement, Grantor shall not sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Intellectual Property Collateral.

This security interest is granted in conjunction with the security interests granted to the Secured Party pursuant to the Security Agreement.  The rights and remedies of the Secured Party with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

THIS Agreement AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.

[Remainder of page intentionally left blank.]

Exhibit B to Security Agreement

IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of ____________, 20__.

[NAME OF GRANTOR]

By: _________________________
Name:
Title:

Acknowledged:

MUNICH RE RESERVE RISK FINANCING, INC., as Secured Party

By: _________________________
Name:
Title:

Exhibit B to Security Agreement

Schedule 1
to
INTELLECTUAL PROPERTY SECURITY AGREEMENT

COPYRIGHTS

PATENTS

A.U.S. Patents and Design Patents

I.D. No.	Patent No.	Issue Date	Title

B.U.S. Patent Applications

Serial No.	Date Filed	Title

C.Foreign Patents

I.D. No.	Patent No.	Issue Date	Title

U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

A.U.S. Trademarks and Trademark Registrations

Trademark	Registration No.	Registration Date

B.U.S. Trademark Applications

Trademark	Application No.	Filing Date

INTELLECTUAL PROPERTY LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Exhibit B to Security Agreement

EXHIBIT E

TO

CREDIT AGREEMENT

FORM OF MORTGAGE

(Please see attached.)

Exhibit E to Credit Agreement

PREPARED BY AND WHEN RECORDED RETURN TO:

Haynes and Boone, LLP

1221 McKinney Street, Ste. 4000

Houston, Texas 77010

Attn:  Ashleigh Gibbs

STATE OF ALABAMA

COUNTIES OF BALDWIN AND MOBILE

MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT, AS-EXTRACTED COLLATERAL FILING and fixture filing

Dated effective as of april 1, 2021

FROM

AQUASITION LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

As mortgagor

(Taxpayer ID No. [Redacted])

TO

MUNICH RE RESERVE RISK FINANCING, INC.,

FOR THE BENEFIT OF ITSELF AND THE SECURED PARTIES,

As mortgagEE

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  IN CERTAIN STATES, A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS INSTRUMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, and COVERS PROCEEDS OF MORTGAGED PROPERTY to the fullest extent allowed by applicable law; PROVIDED, HOWEVER, THAT THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED HEREBY SHALL NOT EXCEED $400,000,000.

THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND THE ACCOUNTS RELATED THERETO WHICH WILL BE FINANCED AT THE WELLHEADS OF

1

THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED HEREIN.  Additionally, PORTIONS OF THE MORTGAGED PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED IN OR REFERRED TO HEREIN.  THIS INSTRUMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE COUNTY RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO.

MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE WHICH IS DESCRIBED IN EXHIBIT A HERETO.  Mortgagor IS THE OWNER OF RECORD OF INTERESTS IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED.  This instrument is, AMONG OTHER THINGS, A FINANCING STATEMENT FILED AS A FIXTURE FILING UNDER THE UNIFORM COMMERCIAL CODE COVERING ALL GOODS AS PROVIDED IN GRANTING CLAUSES WHICH ARE OR SHALL BECOME FIXTURES RELATED TO THE PREMISES DESCRIBED HEREIN AND IS TO BE RECORDED AS A FIXTURE FILING IN THE REAL PROPERTY RECORDS OF EACH STATE IN WHICH IS SITUATED ANY OF THE COLLATERAL COVERED HEREBY.

For purposes of filing this instrument as a financing statement:  Mortgagor is the debtor and Mortgagee is the secured party.  Mortgagor is a limited liability company organized under the laws of the State of Delaware, its organizational number is 3586981 and its mailing address is 5718 Westheimer Road, Suite 700, Houston, Texas 77057, Attn: Shahid Ghauri.  Mortgagee’s mailing address is 1790 Hughes Landing Blvd., Suite 275, The Woodlands, Texas 77380, Attn: Justin Moers.

***********************************

Attention Recording Officer: This instrument contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.  This instrument is a mortgage of both real and personal property and is, among other things, a security agreement and financing statement under the Uniform Commercial Code of Alabama.  This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in instruments and documents described in such Exhibit A hereto.

THIS instrument IS FILED AS AND SHALL CONSTITUTE A FIXTURE FILING IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9A-502(c) OF THE UNIFORM COMMERCIAL CODE OF ALABAMA.

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MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT, AS-EXTRACTED COLLATERAL FILING AND FIXTURE FILING

This MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT, AS-EXTRACTED COLLATERAL FILING AND FIXTURE FILING (as hereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Mortgage”) is executed as of the date listed on the signature page hereto, but is dated effective April 1, 2021 (the “Effective Date”), from AQUASITION LLC, a Delaware limited liability company, whose address for notice is 5718 Westheimer Road, Suite 700, Houston , Texas 77057 (“Mortgagor”), to MUNICH RE RESERVE RISK FINANCING, INC., a Delaware corporation, as Lender (as hereinafter defined) and on behalf of the Secured Parties (as hereinafter defined), whose address for notice is 1790 Hughes Landing Blvd., Suite 275, The Woodlands, Texas 77380, Attn: Justin Moers (together with its successors and assigns in such capacity, “Mortgagee”).

RECITALS:

A.WHEREAS, this Mortgage is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of May 19, 2021 (as hereafter renewed, extended, amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among Mortgagor, as borrower, Aquasition II LLC, as co-borrower (“Aquasition II”), and Munich Re Reserve Risk Financing, Inc., a Delaware corporation, as lender (in such capacity, “Lender”).  Any capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned to such term in the Credit Agreement.

B.WHEREAS, Mortgagor and the other Loan Parties may from time to time enter into, or have previously entered into, one or more Qualified Hedging Agreements that constitute Obligations.

C.WHEREAS, Mortgagor will directly or indirectly benefit from such Credit Agreement and Qualified Hedging Agreements.

THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee, for the benefit of itself and any Qualified Counterparty (collectively the “Secured Parties”) in accordance with their interests as set forth in the Credit Agreement, as follows:

ARTICLE I
Grant of Lien and Indebtedness Secured

Section 1.1Grant of Liens.  To secure payment and performance of the Indebtedness (as defined in Section 1.2) and the performance of the covenants and obligations herein contained and in the other Loan Documents, and for and in consideration of other valuable consideration paid to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does by these presents hereby MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to Mortgagee on behalf of the Secured Parties, and grant to Mortgagee, and to Mortgagee’s successors or assigns, a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to all real and personal properties, rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the following described properties, rights and interests, less and except the Excluded Property (as hereinafter defined) (collectively called the “Mortgaged Property”):

(a)all oil and gas and/or the oil, gas and mineral leases (herein sometimes collectively called

3

the “Leases”), operating rights, forced pooling orders and farmout agreements and other contractual or other rights relating to oil, gas and mineral rights, that are located in or offshore of (or relate to property located in or offshore of) any county in the State of Alabama, and located in federal waters offshore the State of Alabama including without limitation, those described on, or described in the instruments described on, Exhibit A that is attached hereto and made a part hereof for all purposes, or such Leases that are otherwise mentioned or referred to therein and specifically, but without limitation, Mortgagor’s undivided interests in the Leases as specified on Exhibit A attached hereto and made a part hereof;

(b)(i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization and pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction) that may affect all or any portion of the Leases including, without limitation, those units that may be described or referred to in Exhibit A; (iii) all operating agreements, contracts and other agreements described or referred to in this instrument that relate to any of the Leases or interests in the Leases described or referred to herein or in Exhibit A or to the production, sale, purchase, exchange, processing, gathering, compression, treating, storage or transportation of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases even though Mortgagor’s interests therein may be incorrectly described or a description of a part or all of such Leases or Mortgagor’s interests therein may be omitted; it being intended by Mortgagor and Mortgagee herein to cover and affect all interests that Mortgagor may now own or may hereafter acquire in and to the Leases and interests in this paragraph (b), notwithstanding that the interests as specified in Exhibit A may be limited to particular lands, specified depths or particular types of property interests;

(c)All, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state (“Hydrocarbons”) and all presently existing or after-acquired rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, production payment interests and other similar interests, (“Hydrocarbon Interests”) including all oil in tanks and all rents, issues, profits, as-extracted collateral, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby, pooled or unitized therewith and/or Mortgagor’s interests therein;

(d)all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, or affixed to the Leases, properties, rights, titles, interests and estates described or referred to in paragraphs (a), (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor, but subject to the limitations, if any, set forth in Exhibit A, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and affixed to and within the geographical boundaries covered by the Leases, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties and including any and all oil wells, gas wells, salt water disposal wells, injection wells or other wells including without limitation those described in Exhibit A hereto, field separators, flow-lines, wellheads, control systems, umbilicals, manifolds, jumpers, steel tube and thermoplastic hose flying leads, pipelines, production platforms, risers and subsea production systems, blow-out preventers, separators, water treatment equipment or facilities, dehydrators, field separators, compressors, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, barges, boats, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

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(e)all easements, rights-of-way, rights of use and easements, servitudes, fee tracts, real property, and permits, licenses, orders, certificates, and related instruments (collectively herein referred to as the “Easements”) that are located in or offshore of any county in the State of Alabama, including without limitation those described in Exhibit A or described in any instrument or document described in Exhibit A, and any strips and gores within or adjoining any real property included in or covered by the Easements, all rights of ingress and egress to and from such real property, all easements, servitudes, rights-of-way, surface leases, fee tracts and other surface rights affecting said Easements, and all rights appertaining to the use and enjoyment of said Easements, rights, estates, titles, claims, and interests, including, without limitation, lateral support, drainage, mineral, water, oil and gas rights (the Easements and all of the property and other rights, privileges, interests, titles, estates, and claims appurtenant thereto are herein collectively called the “Gathering System Premises” and the Leases and the Gathering System Premises are hereinafter collectively called the “Premises”);

(f)all gathering systems and/or pipeline systems, now or hereafter located on or in (or, whether or not located thereon or therein, used or held for use in connection with) the Premises or such gathering systems or pipeline systems (that portion of the Mortgaged Property described in this paragraph (f) is herein collectively called the “Gathering Systems”);

(g)all materials, goods, surface, subsurface or subsea machinery, equipment, and other property now or hereafter located on the Gathering System Premises, and all other surface, subsurface or subsea machinery and equipment, line pipe and pipe connections, fittings, flanges, welds or interconnects, valves, control equipment, cathodic or electrical protection units, by-passes, regulators, drips, meters and metering stations, compression equipment, pumphouses and pumping stations, treating equipment, dehydration equipment, separation equipment, processing equipment, telephone, telegraph and other communication systems, office and platform equipment and furniture, files and records, computer equipment and software, storage sheds, vehicles, loading docks, loading racks, towers, process tanks, storage tanks and other storage facilities, and shipping facilities, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, elevators and motors, motor vehicles, pipes, faucets and other air conditioning, plumbing, and heating fixtures, refrigerators and appurtenances which relate to Mortgagor’s use of the Gathering Systems (collectively, the “Gathering System Equipment”), and all building and platform materials and supplies now or hereafter delivered to the Gathering System Premises and intended to be installed thereon; all other personal property of whatever kind and nature at present contained in or hereafter placed on the Gathering System Premises in which Mortgagor has a possessory or title interest; and all renewals or replacements thereof or articles in substitution thereof; and all proceeds and profits thereof, all of which shall be deemed to be a portion of the security for the Indebtedness (as hereafter defined).  If the lien of this Mortgage on any fixtures or personal property is subject to a lease agreement, conditional sales agreement or chattel mortgage covering such property, then all the right, title and interest of Mortgagor in and to any and all deposits made thereon or therefor are hereby assigned to Mortgagee, together with the benefit of any payments now or hereafter made thereon.  Mortgagor also transfers, sets over and assigns to Mortgagee, all leases and use agreements covering machinery, equipment and other personal property of Mortgagor related to the Gathering System Premises or the conduct of its business thereon, under which Mortgagor is the lessee of, or entitled to use, such items;

(h)all presently existing and hereafter created Hydrocarbon purchase agreements, Hydrocarbon sales agreements, supply agreements, raw material purchase agreements, product purchase agreements, product sales agreements, processing agreements, exchange agreements, gathering agreements, transportation agreements and other contracts and agreements which cover, affect, or otherwise relate to the transportation and/or processing of Hydrocarbons through or in the Premises or any other part of the Mortgaged Property, and all other contracts and agreements (including, without limitation, equipment

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leases, maintenance agreements, electrical supply contracts, hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction, and other contracts and agreements) which cover, affect or otherwise relate to the Premises, or any part thereof, together with any and all amendments, modifications, renewals or extensions (now or hereafter existing) to any of the foregoing (the Mortgaged Property described in this paragraph (h) is herein collectively called the “Contracts”);

(i)all accounts, including but not limited to, (i) all of Mortgagor’s rights to receive payment, whether or not earned by Mortgagor’s performance and however acquired or evidenced, which arise out of or in connection with (A) Mortgagor’s sale of Hydrocarbons, (B) Mortgagor’s sale, assignment, lease, hiring out or allowance of use of, consignment, licensing or other voluntary disposition, whether permanent or temporary, of goods or property related to the Premises and/or the conduct of Mortgagor’s business thereon (including, without limitation, all payments received in lieu of payment for goods regardless of whether such payments accrued, and/or the events that gave rise to such payments occurred, on or before or after the Effective Date, including, without limitation, “take or pay” or “minimum bill” payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or minimum bill or similar obligations or other obligations under a sales contract, and payments received in buyout or other settlement of a contract covered by this Mortgage), (C) rendering of services related to the Gathering Systems and/or Premises and/or the conduct of Mortgagor’s business thereon or (D) any loan, advance, purchase of notes or other extension of credit made by Mortgagor; (ii) any and all rights and interests Mortgagor may have in connection with any of the transactions described in the preceding clause (i) and relating to the Gathering Systems and/or the Premises, whether now existing or hereafter acquired, (A) to demand and receive payment or other performance from any guarantor, surety, accommodation party or other person indirectly or secondarily obligated to Mortgagor in respect of the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor’s business thereon, (B) arising out of the enforcement of any of Mortgagor’s rights to payment or performance by means of judicial or administrative proceedings, including, without limitation, any rights to receive payment under or in connection with any settlement of such proceedings, any judgment or any administrative order or decision arising out of actions related to the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor’s business thereon, (C) in and to the goods or other property related to the Premises and/or the conduct of Mortgagor’s business thereon that is the subject of any such transaction, including, without limitation, (1) in the case of goods, an unpaid seller’s or lessor’s rights of rescission, replevin or to stop such goods in transit, and all rights to such goods on return or repossession, and (2) in the case of other property, rights of an unpaid seller, assignor or licensor to rescind or cancel the applicable agreement and demand the return of such property or, if such property is intangible, of any writing or other tangible evidence of its existence and/or disposition, and (D) to proceed against any collateral security related to the Premises provided by any obligor and to realize any proceeds thereof; and (iii) all contracts and other agreements and writings, all accounts, chattel paper, documents, general intangibles and instruments, and all other items of property now or hereafter owned by Mortgagor or in that Mortgagor now has or hereafter acquires any rights or interests, whether tangible or intangible, in each case, directly and related to the Premises that in any way constitute, embody or evidence any payment rights described in clause (i) of this paragraph (i) or any of Mortgagor’s other rights and interests described in clause (ii) of this paragraph (i) (the Mortgaged Property described in this paragraph (i) are herein collectively referred to as the “Accounts Receivable”);

(j)all contracts, agreements, leases, permits, orders, franchises, servitudes, certificates, privileges, rights, technology, licenses and general intangibles (including, without limitation, all trademarks, trade names, and symbols) that are now or hereafter used, or held for use, in connection with or otherwise related to the Premises, the Gathering Systems, the Gathering System Equipment and/or the

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other items described in paragraph (g), the Contracts, and/or the Accounts Receivable (the Premises, the Gathering Systems, the Gathering System Equipment and the other items described in paragraph (g), the Easements, the Hydrocarbons, the Hydrocarbon Interests, the Contracts, and the Accounts Receivable are hereinafter collectively referred to as the “Property”) or the conduct of Mortgagor’s business on the Leases and/or Gathering System Premises whether now or hereafter created, acquired, or entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, rights, incomes, profits, revenues, royalties, accounts, contract rights and general intangibles under any and all of the foregoing;

(k)any and all books and records related to the Premises and the other Property;

(l)all options, extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Property or any part thereof, hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby (Mortgagor hereby acknowledging and agreeing that immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, the same shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein);

(m)any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the lien or security interests hereof by Mortgagor or by any duly authorized person on Mortgagor’s behalf; and Mortgagee is hereby authorized to receive the same at any time as additional security hereunder; and

(n)all other rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases, Easements, properties, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, said Leases, Easements, properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges to which any of said Leases, Easements, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of said Leases, Easements, properties, rights, titles, interests or estates; and all contracts and agreements supplemental to or amendatory of or in substitution for the Leases, Easements, the contracts and agreements described or mentioned above and any and all additional interests of any kind hereafter acquired by Mortgagor in and to said Leases, Easements, properties, rights, titles, interests or estates.

Any fractions or percentages specified in the attached Exhibit A in referring to Mortgagor’s interests are solely for purposes of the warranties made by Mortgagor pursuant to Section 3.1 hereof and shall in no manner limit the quantum of interest affected by this Section 1.1 with respect to any Mortgaged Property or with respect to any unit or well identified on Exhibit A.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, and Mortgagee’s permitted successors and substitutes in this Mortgage, and to its or their permitted successors and assigns, forever, to secure the payment and performance of the Indebtedness, and to secure the performance of the covenants, agreements, and obligations of Mortgagor herein contained, however, upon the terms, provisions and conditions herein set forth.  Mortgagor hereby covenants that Mortgagor is the lawful owner and holder of the Mortgaged Property, that Mortgagor has good right to transfer, assign and mortgage the Mortgaged Property, and Mortgagor will warrant and forever defend title to the Mortgaged Property against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof subject in each case to the conditions of Section 9.6 of the Credit Agreement.

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Notwithstanding any provision in this Section 1.1 or in this Mortgage or any other Loan Document to the contrary, in no event is (i) any “Excluded Property” as defined in that certain Security Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of May 19, 2021 by Mortgagor in favor of Lender for the benefit of the Beneficiaries (as defined therein)) or (ii) any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” or hereby encumbered by this Mortgage; provided, that Mortgagor’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home is included in the definition of “Mortgaged Property” and encumbered by this Mortgage (the “Excluded Property”).  As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), and (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.

Section 1.2Indebtedness Secured.  This Mortgage is executed and delivered by Mortgagor to secure and enforce the following indebtedness, obligations and liabilities (herein collectively called the “Indebtedness”):

(a)that certain promissory note in the amount of $215,000,000 executed by Mortgagor in favor of Lender in the original principal amount of $215,000,000  with a stated maturity date of May 19, 2028 and all other Obligations under the Credit Agreement, including all future advances that may from time to time be made under the Credit Agreement);

(b)any sums advanced or expenses or costs incurred by Mortgagee (or any receiver appointed hereunder) that are made or incurred pursuant to, or permitted by, the terms hereof or of the Credit Agreement, plus interest thereon at the rate herein or therein specified from time to time in effect with respect thereto under this Mortgage and the Credit Agreement and accruing from the date of such advances or the incurring of such expenses or costs until reimbursed;

(c)the obligations of Aquasition II or any Loan Party to the Secured Parties now or hereafter existing or arising, under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, costs, expenses or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable Governmental Authority); and

(d)any extensions, refinancings, modifications or renewals of all such obligations described in paragraphs (a) through (c) above.

Section 1.3Future Advances.  It is contemplated and acknowledged that the Indebtedness may include advances from time to time, and that this Mortgage shall have effect as of the Effective Date to secure all Indebtedness, regardless of whether any amounts are advanced on the Effective Date or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.  This Mortgage secures all future advances and obligations constituting Indebtedness.

Section 1.4Fixture Filing, As-Extracted Collateral Filing, Etc.  Without in any manner limiting the generality of any of the other provisions of this Mortgage: (a) some portions of the goods

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described or to which reference is made herein are, or are to become, fixtures on the land described or to which reference is made herein or on attached Exhibit A; (b) the security interests created hereby under applicable provisions of the Applicable UCC will attach to Hydrocarbons (minerals including oil and gas), or the accounts resulting from the sale thereof at the wellhead or minehead located on the land described or to which reference is made herein; (c) this Mortgage is to be filed of record in the real estate records as a financing statement and (d) Mortgagor is the record owner of the real estate or interests in the real estate comprised of the Mortgaged Property.

Section 1.5Waiver.  Mortgagor specifically waives presentment, protest, notice of dishonor, intention to accelerate and acceleration to the extent permitted by applicable law.

Section 1.6Defined Terms.  Any capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned to such term in the Credit Agreement and is incorporated herein by reference.

Section 1.7Aggregate Maximum Amount.  NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE OUTSTANDING PRINCIPAL INDEBTEDNESS SECURED BY PROPERTY LOCATED IN OR OFFSHORE OF ALABAMA SHALL NOT, AT ANY TIME OR FROM TIME TO TIME, EXCEED AN AGGREGATE MAXIMUM AMOUNT OF $400,000,000.

Section 1.8Pro Rata Benefit.  This Mortgage is executed and granted for the pro rata benefit of Mortgagee and the other Secured Parties, as set forth in Section 4.15, to secure the Obligations until the Security Termination.

ARTICLE II
Assignment of Production

Section 2.1Assignment.

(a)In addition to the mortgage herein made, for the ratable benefit of Mortgagee, for the benefit of the Secured Parties, and to additionally secure the Indebtedness, Mortgagor has absolutely and unconditionally GRANTED, assigned, transferred, and conveyed, and does hereby absolutely and unconditionally GRANT, assign, transfer and convey unto Mortgagee, for the benefit of the Secured Parties, all of its interest in the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as “take or pay” payments or settlements.  Subject to the provisions of paragraph (g) below, the Hydrocarbons and products are to be delivered into transportation facilities or equipment serving the Mortgaged Property, or to the purchaser thereof, to the credit of Mortgagee, free and clear of all taxes, charges, costs and expenses (other than Permitted Liens); except applicable production taxes and royalties and similar burdens payable from production made under applicable agreements not prohibited by the Credit Agreement, and all such revenues and proceeds shall be paid directly to Mortgagee, at the address designated for payment under the Credit Agreement, with no duty or obligation of any party paying the same to inquire into the rights of Mortgagee to receive the same, what application is made thereof, or as to any other matter.

(b)Subject to the provisions of paragraph (g) below, Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by Mortgagee or any party in order to have said proceeds and revenues so paid to Mortgagee.

(c)Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact for

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Mortgagor, with full authority in the place and stead of Mortgagor and from time to time in the discretion of Mortgagee, to pursue any and all rights of Mortgagor to liens on and security interests in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons.  The power of attorney granted to Mortgagee in this Section 2.1(c), being coupled with an interest, shall be irrevocable until Security Termination or another release of this Mortgage in accordance with the Loan Documents has occurred and shall be exercisable only during the continuance of any Event of Default.

(d)Subject to the provisions of paragraph (g) below, Mortgagee is fully authorized (i) to receive and receipt for said revenues and proceeds, (ii) to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a bank account as additional collateral securing the Indebtedness, and (iii) to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor.  All proceeds received by Mortgagee pursuant to this assignment shall be applied as provided in Section 4.15 of this Mortgage.

(e)Mortgagee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but Mortgagee shall have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee, and/or Mortgagor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by Mortgagor to the extent required by the Credit Agreement.

(f)In addition to the rights granted to Mortgagee in Section 6.1 of this Mortgage, Mortgagor hereby further collaterally transfers and assigns to Mortgagee any and all liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by the provisions of § 7-9A-319 of the Applicable UCC and of any similar state or local jurisdiction statute in any state wherein the Mortgaged Property is located or by any other statutory provision, judicial decision or otherwise (collectively, the “Assigned Liens and Security Interests”).

(g)Until such time as an Event of Default has occurred and is continuing, Mortgagee hereby grants to Mortgagor a license to all of the Hydrocarbons and to sell, collect, receive and receipt for all revenues and proceeds from the sale of Hydrocarbons and the products obtained or processed therefrom, as well as any Assigned Liens and Security Interests, and to retain, use and enjoy same.

(h)In the event of Security Termination or of a release of this Mortgage as to the Mortgaged Property, or any part thereof, the assignment granted in this Section 2.1 shall terminate and be of no further force and effect with respect to all of the Mortgaged Property, in the case of Security Termination, or the Mortgaged Property so released.

Section 2.2No Modification of Payment Indebtedness.  Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all principal and interest owing on the Indebtedness when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same, and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Indebtedness.

ARTICLE III
Representations, Warranties and Covenants

Without limiting the representations, warranties, covenants and agreements contained in the Credit

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Agreement or any of the Loan Documents, Mortgagor hereby represents, warrants and covenants as follows:

Section 3.1Title; Mortgaged Property.  This Mortgage constitutes continuing (and, upon filing, enforceable against third parties) Liens on the Mortgaged Property, in favor of Mortgagee, for the benefit of the Secured Parties, securing the Indebtedness, enforceable against Mortgagor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).  Except as set forth in the Credit Agreement, this Mortgage is, and always will be kept, a direct first lien and security interest or privilege upon the Mortgaged Property and Mortgagor will not create or suffer to be created or permit to exist any lien, security interest, privilege or charge prior or junior to or on a parity with the lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom.  Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the lien and privilege created hereby so long as any of the Indebtedness secured hereby remains unpaid.  Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, Mortgagor agrees it will use commercially reasonable efforts to promptly defend against such adverse claim or take appropriate action to remove such cloud at Mortgagor’s cost and expense, and Mortgagor further agrees that Mortgagee may take such other action as it reasonably deems advisable to protect and preserve its interests in the Mortgaged Property, and in such event Mortgagor will indemnify Mortgagee against any and all costs, attorneys’ fees and other expenses which it may incur in defending against any such adverse claim or taking action to remove any such cloud.  Such obligation of Mortgagor shall be payable on demand at the Default Rate.

Section 3.2Other General Representations, Warranties and Covenants.

(a)Mortgagor shall maintain insurance on the Mortgaged Property as required by the Credit Agreement.  Pursuant to this Mortgage, Mortgagor is hereby granting to Mortgagee a security interest in all proceeds from such policies as additional security for the Indebtedness.

(b)Consistent with the terms of the Credit Agreement, Mortgagor shall use commercially reasonable efforts to cure promptly any defects in the execution and delivery of this instrument.  Mortgagor at Mortgagor’s expense will use commercially reasonable efforts to promptly execute and deliver to Mortgagee upon reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Mortgagor herein or to further evidence and more fully describe the Mortgaged Property, or to correct any omissions in this instrument, or more fully to state the security obligations set out herein, or to perfect, protect and, or, preserve any Lien or security interest created hereby, or to make any recordings, or to file any notices, or obtain any consents, all as may be necessary in connection with any thereof.  Mortgagor shall pay for all costs of preparing, recording and releasing any of the above.

(c)All or portions of the Mortgaged Property may be comprised of interests which are other than working interests or which may be operated by a third party or parties other than Mortgagor or Services Provider and with respect to all or any such interests and properties as may be comprised of interests other than working interests or which may be operated by third parties other than Mortgagor and other than the Services Provider, Mortgagor shall use commercially reasonable efforts to obtain compliance with covenants as expressed in this Article III by the working interest owners or the operator or operators of such interests.  Notwithstanding the foregoing, Mortgagor shall be responsible for operations on the Mortgaged Property to fully comply with the covenants in this Article III to the extent such Mortgaged

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Property are operated on behalf of Mortgagor pursuant to a services contract with the Services Provider.

(d)Mortgagor is not a public utility and is not otherwise subject to regulation by any public utility commission or any similar federal, state or local agency or Governmental Authority.

(e)Mortgagor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, or the regulations thereto.

(f)Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a Lien upon all of the Mortgaged Property and Collateral in the manner and form herein provided.

(g)Mortgagor will use commercially reasonable efforts to comply with all laws applicable to the Mortgaged Property and its ownership, use and operation thereof.

Section 3.3Failure to Perform.  Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or pay any money which Mortgagor is required to pay hereunder, Mortgagee may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by Mortgagor to Mortgagee, and Mortgagee, upon making such payment, shall be subrogated to all of the rights of (a) the Person receiving such payment and (b) Mortgagor making such payment.  Each amount due and owing by Mortgagor to Mortgagee pursuant to this Mortgage shall bear interest from the date of making such payment until paid at the Default Rate, and all such amounts together with such interest thereon shall be a part of the Indebtedness.

Section 3.4ENVIRONMENTAL INDEMNIFICATION. TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE AND OTHER SECURED PARTIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND ATTORNEYS (“ENVIRONMENTAL INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LOSS, COST, EXPENSE OR LIABILITY (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS) INCURRED BY ANY ENVIRONMENTAL INDEMNIFIED PARTY IN CONNECTION WITH OR OTHERWISE ARISING OUT OF ANY AND ALL CLAIMS OR PROCEEDINGS (WHETHER BROUGHT BY A PRIVATE PARTY, GOVERNMENTAL AGENCY OR OTHERWISE) FOR ENVIRONMENTAL CLAIMS RELATED TO HAZARDOUS MATERIALS LOCATED UPON, MIGRATING INTO, FROM OR THROUGH OR OTHERWISE RELATING TO THE MORTGAGED PROPERTY (WHETHER OR NOT THE RELEASE OF SUCH HAZARDOUS MATERIALS WAS CAUSED BY MORTGAGOR, ANOTHER OWNER OR OPERATOR OF THE MORTGAGED PROPERTY, A PRIOR OWNER OR OPERATOR OR ANY OTHER PARTY AND WHETHER OR NOT THE ALLEGED LIABILITY IS ATTRIBUTABLE TO THE HANDLING, STORAGE, GENERATION, TRANSPORTATION OR DISPOSAL OF SUCH SUBSTANCES OR THE MERE PRESENCE OF THE SUBSTANCES ON THE MORTGAGED PROPERTY), THAT ANY ENVIRONMENTAL INDEMNIFIED PARTY MAY INCUR BY REASON OF THIS Mortgage, THE MAKING OF THE LOAN OR THE EXERCISE OF ANY OF ITS RIGHTS UNDER THIS Mortgage, INCLUDING ANY LOSS, COST, EXPENSE OR LIABILITY DUE TO THE ENVIRONMENTAL INDEMNIFIED PARTIES’ NEGLIGENCE, BUT EXCLUDING ANY LOSS, CLAIM, DAMAGE, COST, EXPENSE OR LIABILITY DUE TO ANY ENVIRONMENTAL INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED

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BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT OR IN RESPECT OF ANY PROCEEDING NOT RESULTING FROM AN ACT OR OMISSION BY MORTGAGOR OR ITS AFFILIATES, OR THEIR PREDECESSORS IN INTEREST, THAT IS BROUGHT BY AN ENVIRONMENTAL INDEMNIFIED PARTY AGAINST ANOTHER ENVIRONMENTAL INDEMNIFIED PARTY.  THE PROVISIONS OF THIS SECTION 3.4 SHALL SURVIVE, AND SHALL IN NO MANNER OR TO ANY EXTENT BE EXTINGUISHED, DIMINISHED, NOVATED OR AFFECTED BY, ANY FORECLOSURE OF THE LIENS CREATED BY this Mortgage OR ANY CONVEYANCE IN LIEU OF FORECLOSURE, THE OCCURRENCE OF SECURITY TERMINATION OR THE DISCHARGE AND RELEASE OF THIS Mortgage.

ARTICLE IV
Rights and Remedies

Section 4.1Event of Default.  The term “Event of Default” as used in this Mortgage shall mean the occurrence of any “Event of Default” under the Credit Agreement.

Section 4.2Indebtedness Due and Payable.  Upon the occurrence and during the continuance of any such Event of Default, after any applicable grace periods, Mortgagee may, by written notice mailed to Mortgagor, addressed to Mortgagor at its address listed on the execution page of this Mortgage or at such other address as Mortgagor may furnish to Mortgagee in accordance with the provisions of Section 9.2 of the Credit Agreement as incorporated herein by reference in Section 7.1, declare the Indebtedness to be due and payable whereupon the Indebtedness shall become immediately due and payable.  All costs and expenses (including attorneys’ fees) incurred by Mortgagee or the Secured Parties in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by Mortgagor and shall draw interest at the Default Rate and shall constitute a portion of the Indebtedness secured hereby and shall have the benefit of the lien and security interest hereby created.

Section 4.3Foreclosure and Sale.  If the Indebtedness shall become due and payable and shall not be promptly paid, Mortgagee shall, in accordance with the Credit Agreement, have the right and option to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Mortgagee may reasonably deem appropriate, and to convey such Mortgaged Property to the purchaser or purchasers.  Where the Mortgaged Property is situated in more than one county in any state, notice as above provided shall be posted and filed in all such counties (if such notices are required by law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold.  Nothing contained in this Section 4.3 shall be construed so as to limit in any way Mortgagee’s rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering.  Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor with respect to the conduct of any such sale and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices with respect to such sale which Mortgagor ought to execute and deliver and do and perform any and all such acts and things with respect to such sale which Mortgagor ought to do and perform under the covenants herein contained.  At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee) and the title to and right

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of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by Mortgagee shall be prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law, (iv) any and all prerequisites to the validity thereof shall be presumed to have been performed, (v) the receipt of Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor and (vii) to the extent and under such circumstances as are permitted by law, Mortgagee shall have the right to be a purchaser at any such sale and shall, after paying or accounting for all costs of said sale or sales, credit the amount of the bid upon the amount of the Indebtedness (in the order of priority set forth in Section 4.15 hereof) in lieu of cash payment.

(a)Alabama.  Any sale of any part of the Mortgaged Property located in or offshore of the State of Alabama shall be made in conformity to the laws thereof including: upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby authorizes and empowers Mortgagee, in accordance with the Credit Agreement, at any time when an Event of Default shall have occurred and be continuing to sell the Mortgaged Property at public outcry under power of sale, which is hereby given to Mortgagee, to the highest bidder or bidders for cash in front of the court house door in the county where said Mortgaged Property, or a substantial and material part thereof, is located (or considered located if such Mortgaged Property is offshore of such county), either in person or by auctioneer, after having first given notice of the time, place and terms of sale, together with a description of the property to be sold, by publication once a week for three (3) successive weeks prior to said sale in some newspaper published in all counties in which a portion of the Mortgaged Property is located (or considered located if such Mortgaged Property is offshore of such county), and, upon payment of the purchase money, Mortgagee or any person conducting the sale for Mortgagee is authorized to execute to the purchaser at said sale a deed to the Mortgaged Property so purchased.  The sale shall be held between the hours of 11:00 a.m. local time and 4:00 p.m. local time on the day designated for the exercise of the power of sale hereunder.  Mortgagee or any person conducting the sale for Mortgagee, may bid at said sale and purchase said Mortgaged Property, or any part thereof, if the highest bidder therefor.  At the foreclosure sale the Mortgaged Property may be offered for sale and sold as a whole without first offering it in any other manner, or may be offered for sale and sold in any other manner Mortgagee may elect.  A POWER OF SALE HAS BEEN GRANTED IN THIS Mortgage.  A POWER OF SALE MAY ALLOW MORTGAGEE AT THE DIRECTION OF MORTGAGEE OR ANY HOLDER OF THE MORTGAGED PROPERTY TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS Mortgage.  Sale of a part of the Mortgaged Property shall not exhaust the power of sale.  After such sale, Mortgagee shall make due conveyance to the purchaser or purchasers.  Sales made without maturing the Indebtedness may be made hereunder during the occurrence or continuance of an Event of Default without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this Mortgage, the unmatured balance of the Indebtedness, or the liens securing payment of the Indebtedness.  The sale or sales of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Mortgagee is specifically empowered to direct a successive sale or sales under such power until the whole

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of the Mortgaged Property shall be sold.  It is intended by each of the foregoing provisions of this Section 4.3(a) that Mortgagee may sell all items constituting a part of the Mortgaged Property, or any part thereof, all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property.  Mortgagor agrees that no notice of any such sale other than as set out in this paragraph and in Section 7.1 need be given by Mortgagee or any other person.  Mortgagor hereby designates as its address for the purposes of such notice, the address set out hereinabove, and agrees that such address shall be changed only in accordance with the provisions of Section 9.2 of the Credit Agreement as incorporated herein by reference in Section 7.1.  Upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby authorizes and empowers Mortgagee, and each and all of Mortgagee’s successors in this Mortgage, to sell the Mortgaged Property, or any interest or estate in the Mortgaged Property together or in lots or parcels, as such Mortgagee shall deem expedient, and to execute and deliver to the purchaser or purchasers of the Mortgaged Property good and sufficient deed or deeds of conveyance thereof and bills of sale with covenants of general warranty binding on Mortgagor and its successors and assigns.

(b)Federal and Indian Lands.  Upon a sale conducted pursuant to this Article IV during any Event of Default of all or any portion of the Mortgaged Property consisting of interests in leases, easements, rights-of-way, agreements or other documents and instruments covering, affecting or otherwise relating to federal or tribal lands (including, without limitation, leases, easements and rights-of-way issued by the Bureau of Energy Management) (the “Federal Interests”), Mortgagor agrees to take all action and execute all instruments necessary to transfer the Federal Interests to the purchaser at such sale, including, without limitation, to execute, acknowledge and deliver assignments of the Federal Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements, to seek and request approval thereof and to take all other action necessary in connection therewith.  Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney-in-fact and proxy, with full power and authority in the place and stead of Mortgagor, in the name of Mortgagor or otherwise, to take any such action and to execute any such instruments on behalf of Mortgagor that Mortgagee may deem necessary to so transfer the Federal Interests, including, without limitation, the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof and to take all other action deemed necessary by Mortgagee in connection therewith; and Mortgagor hereby adopts, ratifies and confirms all such actions and instruments.  Such power of attorney and proxy is coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of Mortgagor and shall be irrevocable.  No such action by Mortgagee shall constitute acknowledgment of, or assumption of liabilities relating to, the Federal Interests, and neither Mortgagor nor any other party may claim that Mortgagee is bound, directly or indirectly, by any such action.

Section 4.4Agents.  Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary for any sale directed by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee, its successor or substitute.

Section 4.5Judicial Foreclosure; Receivership.  At any time after the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy.  Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from the date of

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making such advance by Mortgagee until paid at the Default Rate.

Section 4.6Foreclosure for Installments.  If an Event of Default shall have occurred and be continuing, Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Indebtedness which have not been paid when due either through the courts or by foreclosure in satisfaction of the matured but unpaid portion of the Indebtedness as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due; such sale may be made subject to the unmatured portion of the Indebtedness, and any such sale shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion of the Indebtedness this Mortgage shall remain in full force and effect just as though no sale had been made hereunder.  It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Indebtedness without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Indebtedness.

Section 4.7Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.8Possession of Mortgaged Property.  Mortgagor agrees to the full extent that it lawfully may, that, if an Event of Default shall have occurred and be continuing, then, and in every such case, Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its permitted successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its permitted successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its permitted successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as Mortgagee shall deem best.  All costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness and shall be secured by this Mortgage and all other Security Instruments.

Section 4.9Occupancy After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor’s representatives, permitted successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the purchaser or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction.

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Section 4.10Remedies Cumulative, Concurrent and Nonexclusive.  Every right, power and remedy herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Mortgaged Property or any portion thereof), and each and every such right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may reasonably be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy.  No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Section 4.11No Release of Indebtedness.  Neither Mortgagor, any guarantor, if any, nor any other person hereafter obligated for payment of all or any part of the Indebtedness shall be relieved of such obligation by reason of (a) the failure of Mortgagee, or any other person so obligated to foreclose the lien of this Mortgage, to comply with any reasonable request of Mortgagor or any guarantor, or to enforce any provision hereunder or under the Credit Agreement; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, any guarantor or such other person, and in such event Mortgagor, guarantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence save and except Security Termination.

Section 4.12Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or its stature as a first and prior lien and security interest in and to the Mortgaged Property, and without in any way releasing or diminishing the liability of any person or entity liable for the repayment of the Indebtedness.  For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

Section 4.13Waiver of Redemption, Notice and Marshalling of Assets, Etc.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; provided, however, that if the laws of any state do not permit the redemption period to be waived, the redemption period is specifically reduced to the minimum amount of time allowable by statute; (b) except for notice required by the express terms of the Credit Agreement or any other Loan Document, all notices of any Event of Default or of Mortgagee’s intention to accelerate maturity of the Indebtedness or of Mortgagee’s election to exercise or its actual exercise of any right, remedy or recourse provided for hereunder or under the Credit Agreement; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.  If any law referred to in this Mortgage and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

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Section 4.14Discontinuance of Proceedings.  In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Credit Agreement and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, this Mortgage, the Credit Agreement, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

Section 4.15Application of Proceeds.  The proceeds of any sale of the Mortgaged Property or any part thereof and all other monies received by Mortgagee in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied in the order set forth in Section 2.9 of the Credit Agreement.

Section 4.16Release of Proceeds Not Discharge of Lien.  Mortgagee or any future holder or holders of the Indebtedness may at any time and from time to time release to Mortgagor or to its order all or any portion of the funds received from the proceeds of oil, gas or other minerals as hereinafter provided without in any manner impairing, releasing or discharging the lien, privilege and security of this Mortgage or affecting the validity thereof.

Section 4.17Resignation of Operator.  In addition to all rights and remedies under this Mortgage, at law and in equity, if any Event of Default has occurred and be continuing and Mortgagee shall exercise any remedies under this Mortgage with respect to any portion of the Mortgaged Property (or Mortgagor shall transfer any Mortgaged Property in “lieu of foreclosure”), Mortgagee shall have the right to request that any operator of any Mortgaged Property that is Mortgagor or any affiliate of Mortgagor, including without limitation, Services Provider, resign as operator under the joint operating agreement applicable thereto.  No later than ninety (90) days after receipt by Mortgagor of any such request, Mortgagor shall resign (or cause such other party to resign) as operator of such Mortgaged Property.

Section 4.18Default Interest.  Interest at a rate equal to the Default Rate shall accrue on any judgment obtained by Mortgagee against Mortgagor, whether such judgment is foreclosure of this Mortgage or is a judgment in personam based on the Indebtedness, from the date of judgment until actual payment is made of the full amount of the judgment.

Section 4.19Payment of Expenses.  The provisions of Section 9.5 of the Credit Agreement shall apply to this Mortgage with respect to Mortgagor and the Mortgaged Property, and all of such provisions are hereby incorporated into this Section 4.19 by reference, mutatis mutandis, as a part hereof.

Section 4.20INDEMNITY.  Without limiting any other obligation of Mortgagor or remedy of a Secured Party under this Mortgage, and in addition to and as a separate and independent obligation from any other obligation of Mortgagor hereunder, Mortgagor shall indemnify Mortgagee and the other Secured Parties, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS from and against all claims, losses and liabilities growing out of or resulting from this Mortgage (including enforcement of this Mortgage), in the same manner and to the extent provided in Section 9.6 of the Credit Agreement, which is incorporated herein by reference mutatis mutandis, as if stated verbatim herein.

ARTICLE V

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RESERVED

ARTICLE VI
SECURITY AGREEMENT

Section 6.1Security Interest.  To further secure the Indebtedness and the performance of the covenants, agreements and obligations of Mortgagor herein, Mortgagor hereby grants to Mortgagee for the benefit of the Secured Parties in accordance with their interests as set forth in the Credit Agreement, a security interest in all of Mortgagor’s rights, titles and interests in and to the Mortgaged Property insofar as such Mortgaged Property consists of goods, equipment, accounts, contract rights, general intangibles, insurance contracts, insurance proceeds, inventory, Hydrocarbons, as-extracted collateral (including but not limited to all oil, gas, casinghead gas, natural gas liquids, natural gasoline, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals), fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the Mortgaged Property is situated or that otherwise applies to any portion of the Mortgaged Property (the “Applicable UCC”) including without limitation, all accessions, additions, and attachments to any thereof, and the proceeds and products from any and all of such personal property (all of the foregoing being herein collectively called the “Collateral”); provided that, for the avoidance of doubt, “Collateral” shall not mean or include any Excluded Property.  Upon the occurrence and during the continuance of any Event of Default, Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with regard to the Collateral in which Mortgagee has been granted a security interest herein, or Mortgagee in accordance with the Credit Agreement may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this instrument in respect of the real property covered hereby.  Such rights, powers and remedies shall be cumulative and in addition to those granted Mortgagee under any other provision of this instrument or under any other instrument executed in connection with or as security for any of the Indebtedness.  Mortgagor, as debtor (and in this Article VI and otherwise herein called “Debtor”) covenants and agrees with Mortgagee, as secured party (and in this Article VI and otherwise herein called “Secured Party”) that:

(a)To the extent permitted by applicable law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after an Event of Default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed to Debtor in accordance with Section 9.2 of the Credit Agreement at least ten (10) Business Days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(b)If an Event of Default shall have occurred and be continuing, Secured Party is expressly granted the right at its option in accordance with the Credit Agreement, to dispose of the Collateral in accordance with the Applicable UCC and to receive the monies, income, proceeds, or benefits attributable or accruing thereto and to hold the same as security for the Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Indebtedness, whether or not then due, in such order or manner as Secured Party may elect.  All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(c)All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto,

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and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed to have been performed or to have occurred.

(d)To the extent consistent with the Credit Agreement, all expenses of preparing for sale, or other use or disposition, selling or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all reasonable attorneys’ fees, legal expenses and costs, shall be added to the Indebtedness.

(e)Should Secured Party elect to exercise its rights under the Applicable UCC as to part of the Collateral, this election shall not preclude Secured Party from exercising any other rights and remedies granted by this instrument as to the remainder of the Collateral.

(f)Any copy of this instrument may also serve as a financing statement under the Applicable UCC between the Debtor, whose present address is Mortgagor’s address listed on the execution page of this Mortgage, and Secured Party, whose present address is Mortgagee’s address listed on the execution page of this Mortgage.

(g)Secured Party is authorized to file, in any applicable jurisdiction where Secured Party deems it necessary to perfect or to maintain the perfection of any security interest granted under this Mortgage, a financing statement or statements describing the Collateral, and at the request of Secured Party, Debtor will join Secured Party in delivering one or more financing statements pursuant to the Applicable UCC in form satisfactory to Secured Party, and will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary to perfect or to maintain the perfection of any security interest granted under this Mortgage.  Debtor consents to the filing by Secured Party of one or more financing statements describing the Collateral as “all assets” of Mortgagor, or using words of similar meaning.

(h)Debtor’s chief executive office is the address set forth for Mortgagor on the execution page of this Mortgage or such other address as disclosed in writing to Secured Party in accordance herewith.

Section 6.2As Extracted Collateral and Fixtures.

(a)Portions of the Collateral consist of (i) oil, gas and other minerals produced or to be produced from the lands described in the Leases (as extracted collateral), or (ii) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Property, and Debtor hereby agrees that this instrument shall be filed in the real estate records of the counties in which the Mortgaged Property is located (or considered located if such Mortgaged Property is offshore of such county) as a financing statement to perfect the security interest of Secured Party in said portions of the Collateral.  The said oil, gas and other minerals will be financed at the wellhead of the oil and gas wells located on the lands described in the Leases.  Debtor is the record owner of the Mortgaged Property.  Nothing herein contained shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

(b)Mortgagor expressly covenants and agrees that the filing of this Mortgage in the real estate records in the county where the Mortgaged Property is located (or considered located if such Mortgaged Property is offshore of such county) shall also operate from the time of filing therein as a financing statement in accordance with Section 7-9A-502(c) of the Applicable UCC, or other applicable law.

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ARTICLE VII
Miscellaneous

Section 7.1Notices.  The provisions of Section 9.2 of the Credit Agreement with respect to notices relating to the Credit Agreement shall apply to notices and communications relating to this Mortgage, and all of such provisions are hereby incorporated into this Section 7.1 by reference, mutatis mutandis, as a part hereof.

Section 7.2Instrument Construed as Mortgage, Etc.  This Mortgage may be construed as a mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth.

Section 7.3Release of Mortgage.  Upon Security Termination, any security interest or Lien granted hereunder shall be automatically released without any further action required; provided that Mortgagee shall take any action reasonably requested by Mortgagor in order to effect or evidence the foregoing, without recourse or warranty by Mortgagee and at the sole expense of Mortgagor.  If any of the Collateral or Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by the Credit Agreement, then Mortgagee, at the request and sole cost and expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents necessary or reasonably desirable for the release of the liens and security interest created hereby on such Collateral or Mortgaged Property permitted to be so sold or disposed.

Section 7.4Severability.  If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 7.5Successors and Assigns of Parties. The terms used to designate Mortgagee and Mortgagor shall be deemed to include the respective legal representatives, permitted successors and assigns of such parties, subject to the limitations on assignment herein or in any other Loan Document.

Section 7.6Subrogation of Mortgagee.  This Mortgage is made with full substitution and subrogation of Mortgagee and its successors and assigns in and to all covenants, representations and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof.

Section 7.7Nature of Covenants.  The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

Section 7.8Notices.  All notices, requests, consents, demands and other communications required or permitted hereunder shall be given or furnished in the manner provided under the Credit Agreement.  Notwithstanding the foregoing, or anything else in the Loan Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by any Secured Party of its respective rights hereunder, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Mortgaged Property to which such statute is applicable) constitute proper notice.

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Section 7.9No Discharge of Mortgagor.  In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Indebtedness in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor’s liability hereunder or for the payment of the Indebtedness or performance of the obligations secured hereby.  No transfer of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of the time for the payment of the Indebtedness given by any holder of the Indebtedness, in whole or in part, shall vitiate or discharge the liability of Mortgagor hereunder or for obligations secured hereby or the liability of any other person hereunder or for obligations secured hereby or the liability of any other person hereunder or for the payment of the Indebtedness.

Section 7.10Counterparts.  This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one jurisdiction, descriptions of only those portions of the Mortgaged Property located in the jurisdiction in which a particular counterpart is recorded shall be attached as Exhibit A thereto.  Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Section 7.11GOVERNING LAW.  this Mortgage AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION MANDATORILY GOVERN THE ATTACHMENT, CREATION, VALIDITY, PRIORITY, PERFECTION OR MANNER OR PROCEDURE FOR ENFORCEMENT OF THE LIENS OR SECURITY INTERESTS CREATED BY THIS Mortgage; PROVIDED, HOWEVER, ANY REMEDIES PROVIDED IN this Mortgage WHICH ARE VALID UNDER THE LAWS OF THE JURISDICTION WHERE PROCEEDINGS FOR THE ENFORCEMENT OF this Mortgage ARE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY UNDER THE LAWS OF THE STATE OF TEXAS.

Section 7.12Submission to jurisdiction; WAIVERS.  THE PROVISIONS IN SECTIONS 9.6(C) AND 9.13 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED INTO THIS SECTION 7.12 BY REFERENCE, MUTATIS MUTANDIS, AS A PART HEREOF.

Section 7.13EXCULPATION PROVISIONS. each party hereto SPECIFICALLY AGREES THAT IT (A) HAS A DUTY TO READ this Mortgage AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF this Mortgage; (B) HAS IN FACT READ this Mortgage AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF this Mortgage; (C) HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF this Mortgage, AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO this Mortgage; AND (D) RECOGNIZES THAT CERTAIN OF THE TERMS OF this Mortgage RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  each party hereto AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF this Mortgage ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 7.14LIMITATION OF LIABILITY.  IN NO EVENT OR CIRCUMSTANCE

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SHALL MORTGAGEE BE PERSONALLY LIABLE UNDER OR AS A RESULT OF THIS MORTGAGE, EITHER AS A RESULT OF ANY ACTION BY MORTGAGEE IN THE EXERCISE OF THE POWERS HEREBY GRANTED OR OTHERWISE.  MORTGAGEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY MORTGAGEE OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER, (INCLUDING, WITHOUT LIMITATION, MORTGAGEE’S NEGLIGENCE OR BY OPERATION OF STRICT LIABILITY), EXCEPT TO THE EXTENT OF MORTGAGEE’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION.  MORTGAGEE SHALL HAVE THE RIGHT TO RELY ON ANY INSTRUMENT, DOCUMENT OR SIGNATURE AUTHORIZING OR SUPPORTING ANY ACTION TAKEN OR PROPOSED TO BE TAKEN BY MORTGAGEE HEREUNDER, BELIEVED BY MORTGAGEE TO BE GENUINE.

[Signature Page Follow]

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IN WITNESS WHEREOF, this Mortgage is executed as of the date written in the acknowledgement block below, but effective for all purposes as of the date first written above.

MORTGAGOR:

AQUASITION LLC, a Delaware limited liability company

By:

Shahid A. Ghauri

Vice President, General Counsel and Corporate Secretary

STATE OF TEXAS§

§

County OF HARRIS§

I, the undersigned Notary Public in and for said County, in said State, hereby certify that Shahid A. Ghauri, who is the Vice President, General Counsel and Corporate Secretary of AQUASITION LLC, a Delaware limited liability, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that being informed of the contents of the instrument, (s)he, as such Vice President, General Counsel and Corporate Secretary and with full authority, executed the same voluntarily as his free act and deed for and as the act of said limited liability company.

Given under my hand and official seal, this ___ day of May, 2021.

NOTARY PUBLIC

My Commission Expires: ___

Seal

Name and address of Mortgagor/Debtor: AQUASITION LLC 5718 Westheimer Road, Suite 700 Houston, TX Attention: Shahid Ghauri	Name and address of Mortgagee/Secured Party: MUNICH RE RESERVE RISK FINANCING, INC. 1790 Hughes Landing Blvd., Suite 275 The Woodlands, Texas 77380 Attn: Justin Moers

Signature Page to Mortgage

EXHIBIT A

ATTACHED TO AND MADE A PART OF THE MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT, AS-EXTRACTED COLLATERAL FILING and fixture filing

(Omitted)

Exhibit G to Credit Agreement

EXHIBIT G

TO

CREDIT AGREEMENT

FORM OF PLEDGE AGREEMENT

(Please see attached.)

Exhibit G to Credit Agreement

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as hereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of May 19, 2021 (the “Effective Date”), by Aquasition Energy LLC, a Delaware limited liability company (the “Pledgor”) in favor of MUNICH RE RESERVE RISK FINANCING, INC., a Delaware corporation, as Lender (as hereinafter defined) for the benefit of the Beneficiaries (as hereinafter defined) (together with its successors and assigns in such capacity, the “Secured Party”).

RECITALS:

A.WHEREAS, this Agreement is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of May 19, 2021 (as hereafter renewed, extended, amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among Aquasition LLC, a Delaware limited liability company (“Aquasition”), as borrower, Aquasition II LLC, a Delaware limited liability company (“Aquasition II” and together with Aquasition, the “Aquasition Parties”), as co-borrower, and Munich Re Reserve Risk Financing, Inc., a Delaware corporation, as lender (in such capacity, “Lender”).  Any capitalized term used in this Agreement and not defined in this Agreement shall have the meaning assigned to such term in the Credit Agreement.
B.WHEREAS, pursuant to the Credit Agreement, Lender has agreed to make a term loan to the Aquasition Parties.
C.WHEREAS, Aquasition and the other Loan Parties may from time to time enter into, or have previously entered into, one or more Qualified Hedging Agreements that constitute Obligations.
D.WHEREAS, each Grantor (as defined below) will directly or indirectly benefit from such Credit Agreement and Qualified Hedging Agreements and desires to grant a first-priority security interest in (and pledge and assign as applicable) the Collateral to Secured Party, for the benefit of itself and the other Beneficiaries as herein provided.

THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

ARTICLE I
Definitions and References
Section 1.1.Definitions in Credit Agreement.  Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Credit Agreement.
Section 1.2.Definitions in the UCC, Etc. Capitalized terms used in this Agreement that are defined in the UCC and not otherwise defined herein or in the Credit Agreement have the meanings specified in the UCC.
Section 1.3.Definitions in this Agreement.  The following terms have the following meanings:

“Agreement” has the meaning specified in the preamble.

“Aquasition Parties” has the meaning specified in Recital A.

“Beneficiaries” means Lender, any Secured Qualified Counterparty and any other Person to which any Secured Obligation is owed.

“Collateral” means, with respect to any Grantor, all property described in Section 2.1 in which such Grantor has any right, title or interest.  References to “Collateral” herein with respect to a Grantor are intended to refer to Collateral in which such Grantor has any right, title or interest and not to Collateral in which any other Grantor has any right, title or interest.

“Credit Agreement” has the meaning specified in Recital A.

“Effective Date” has the meaning specified in the preamble.

“Equity” in any Person means any share of capital stock issued by such Person, any general or limited partnership interest, profits interest, capital interest, membership interest, or other equity interest in such Person, any option, warrant or any other right to acquire any share of capital stock or any partnership, profits, capital, membership or other equity interest in such Person, and any other voting security issued by such Person.

“Grantor Accession Agreement” means the Grantor Accession Agreement substantially in the form of Exhibit A.

“Grantor” means the Pledgor and each other Person who becomes a party hereto pursuant to Section 7.3.  References to “Grantor” herein are intended to refer to each such Person as if such Person were the only grantor pursuant to this Agreement, except:

(a)that references to “any Grantor” or “each Grantor” and similar references are meant to refer to each Person that is a Grantor;

(b) that references to “the Grantors” are meant to refer collectively to all Persons that are Grantors; and

(c)as otherwise may be specifically set forth herein.

“Lender” has the meaning specified in Recital A.

“Pledged Equity” means all Investment Property and General Intangibles constituting or pertaining to Equity owned by Grantor in Aquasition, Aquasition II, any subsidiary of Aquasition or Aquasition II or, with respect to Pledgor, any other Person, including all Equity listed in Schedule 2.

“Pledgor” has the meaning specified in the preamble.

“Secured Obligations” means:

(a) the Obligations (including all future advances that may from time to time be made under the Credit Agreement);

(b) any sums advanced or expenses or costs incurred by Secured Party (or any receiver appointed hereunder) that are made or incurred pursuant to, or permitted by, the terms of the Credit Agreement, plus interest thereon at the rate from time to time in effect with respect thereto under the Credit Agreement and accruing from the date of such advances or the incurring of such expenses or costs until reimbursed;

(c)  the obligations of Aquasition II or any Loan Party to the Beneficiaries now or hereafter existing or arising, under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, costs, expenses or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable Governmental Authority); and

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(d) any extensions, refinancings, modifications or renewals of all such indebtedness and obligations described in paragraphs (a) through (c) above, whether or not any extension agreement or renewal instrument is executed.

“Secured Party” has the meaning specified in the preamble.

“Securities Act” means the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

“UCC” means the Uniform Commercial Code in effect in the State of Texas from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.4.Terms Generally; References and Titles.  Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.
ARTICLE II
Security Interest
Section 2.1.Grant of Security Interest.  As collateral security for the payment and performance of all Secured Obligations, Grantor pledges, collaterally assigns and grants to the Secured Party for the benefit of the Beneficiaries a continuing security interest in all right, title and interest of Grantor in and to all of the following property, whether now owned or existing or hereafter acquired or arising, regardless of where located and howsoever Grantor’s interests therein arise, whether by ownership, security interest, claim or otherwise:
(a)all Pledged Equity, together with the certificates or instruments representing such Pledged Equity, to the extent certificated (or any addendum thereto);
(b)all dividends, cash, options, warrants, rights, Instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity; and
(c)all proceeds, replacements, additions to and substitutions for the property set forth in paragraphs (a) and (b) above.

For the avoidance of doubt, no individual owner or member of the Grantor shall in his individual capacity have liability, indebtedness or other obligations owing to the Lender for the Secured Obligations, and Lender shall have no claims or recourse against the Grantor, other than solely to the assets of the Grantor as described in this Agreement or the other Loan Documents to which such Grantor is a party.

Section 2.2.Secured Obligations Secured.
(a)The security interest created hereby in the Collateral secures the payment and performance of all Secured Obligations.
(b)Without limiting the generality of the foregoing, this Agreement secures, as to Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by Aquasition II or any Loan Party to any Beneficiary under the Loan Documents but for the fact that they are

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unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Aquasition II or a Loan Party.
(c)Notwithstanding any other provision of this Agreement, with respect to any Grantor, the liability of such Grantor hereunder and under each other Loan Document to which it is a party shall be limited to the maximum liability that such Grantor may incur without rendering this Agreement and such other Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provision of any applicable state or federal law.
ARTICLE III
Representations and Warranties
Section 3.1.Representations and Warranties.  The Pledgor represents and warrants to the Beneficiaries to Pledgor's Knowledge as of the Effective Date and each other Grantor represents and warrants to the Beneficiaries to such Grantor's Knowledge as of the date it becomes a party hereto pursuant to Section 7.3 as follows:
(a)Each representation and warranty made by the Aquasition Parties with respect to the Pledgor in any other Loan Document is true and correct.
(b)Grantor has, and will have at all times, the right, power and authority to grant to the Secured Party as provided herein a first-priority security interest in the Collateral, free and clear of any Lien, other than Permitted Liens.  This Agreement creates a valid and binding security interest in favor of the Secured Party in the Collateral securing the Secured Obligations, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or similar laws of general application relating to the enforcement of creditors’ rights, and general equitable principles related to enforceability.
(c)With respect to Pledged Equity:
(i)All units and other securities constituting Pledged Equity have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person or of any agreement by which Grantor or any issuer of Pledged Equity is bound.
(ii)The Pledged Equity listed in Schedule 2 constitutes all Equity owned by Grantor in each of Aquasition and Aquasition II, any Subsidiary of Aquasition or Aquasition II or, with respect to Pledgor, any other Person.  All endorsements, deliveries, notifications and other actions required by Section 4.2 have been taken with respect to such Pledged Equity and all other Pledged Equity.
(iii)All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of any Pledged Equity (or rights in respect thereof) have been paid.
(iv)No restriction or condition that has not been waived, consented to, or otherwise satisfied exists with respect to the transfer, voting or capital of any Pledged Equity.
(v)Except as disclosed in Schedule 2, no Grantor or issuer of Pledged Equity has any outstanding subscription agreement, option, warrant or convertible security outstanding or any other right outstanding pursuant to which any Person would be entitled to have issued to it units of ownership interest in any issuer of Pledged Equity.

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(vi)Grantor has taken all actions, or concurrently herewith will take all actions, necessary to perfect the Secured Party’s security interest in Pledged Equity, including any registration, filing or notice that may be necessary or advisable under Article 8 or 9 of the UCC as in effect in the jurisdiction in which any issuer of such Pledged Equity was organized, and no other Person has any such registration, filing or notice in effect.
(vii)Schedule 2 correctly and completely reflects all Pledged Equity owned by Grantor and whether such Pledged Equity is a Security, and Schedule 2 accurately sets forth the percentage of each class or series of Equity issued by the issuer of such Pledged Equity that is held by Grantor.
(viii)Schedule 2 sets forth all agreements, including all operating, management, voting and shareholder agreements, to which Grantor is a party or by which it is bound and that relate to Pledged Equity, and a correct and complete copy of each such agreement has been delivered to counsel for the Secured Party.
(ix)No issuer of Pledged Equity has made any call for capital that has not been fully paid by Grantor and each other holder of Equity of such issuer.
(x)Neither Grantor nor any other holder of Equity issued by any issuer of Pledged Equity is in default under, or has otherwise breached or violated, in any material respect, any agreement relating to Pledged Equity.
(xi)Neither the execution, delivery or performance of this Agreement, nor the exercise of any right or remedy of the Secured Party hereunder, will cause a default under or otherwise breach or violate any agreement in respect of Pledged Equity or otherwise adversely affect or diminish any Pledged Equity.
(xii)Grantor’s rights under any agreement in respect of Pledged Equity are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or similar laws of general application relating to the enforcement of creditors’ rights and general equitable principles related to enforceability.
(d)Grantor has delivered to the Secured Party all certificates, if any, evidencing the Pledged Equity, duly indorsed, or accompanied by stock powers duly indorsed, in blank for transfer.
(e)Grantor is an entity of the type specified in Schedule 1 (or Schedule 1 to any Grantor Accession Agreement delivered by it pursuant to Section 7.3) opposite its name and is organized under the laws of the jurisdiction specified in such Schedule opposite its name, which is Grantor’s location pursuant to the UCC.  Grantor has not conducted business under any name except the name in which it has executed this Agreement, which is the exact name that appears in Grantor’s Constituent Documents.  Grantor’s organizational identification number and Federal Tax ID Number (EIN), if any, is set forth in Schedule 1.
(f)Pledgor, Aquasition II and the Loan Parties are, taken as a whole, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection with the Credit Agreement will be and will continue to be, Solvent.
ARTICLE IV
Covenants
Section 4.1.General Covenants Applicable to Collateral.  Grantor will at all times perform and observe the covenants contained in the Loan Documents that are applicable to Grantor (whether made by Grantor or made by the Aquasition Parties with respect to the Grantor or otherwise) until Security

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Termination.  In addition, Grantor will, so long as this Agreement shall be in effect, perform and observe the following:

(a)Without limitation of any other covenant herein, Grantor shall not cause or permit any change in its name, identity or organizational structure, or any change to its jurisdiction of organization, unless Grantor shall have first:
(i)notified the Secured Party of such change at least ten (10) Business Days prior to the effective date of such change (or such shorter notice as the Secured Party may reasonably approve in writing); and
(ii)taken all action reasonably requested in writing by the Secured Party (under the following paragraph (b) or otherwise) for the purpose of further confirming, maintaining and protecting the Secured Party’s first-priority security interest and rights under this Agreement and the perfection and priority thereof.

In any notice delivered pursuant to this paragraph (a), Grantor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Secured Party’s first-priority security interest in the Collateral.

(b)Grantor will, at its expense and as from time to time reasonably requested in writing by the Secured Party, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order:
(i)to confirm and validate this Agreement and the Secured Party’s rights and remedies hereunder;
(ii)to correct any error or omission in the description herein of the Secured Obligations or the Collateral or in any other provision hereof;
(iii)to perfect, register and protect the first-priority security interest and rights created or purported to be created hereby or to maintain or upgrade in rank the priority of such security interests and rights;
(iv)to enable the Secured Party to exercise and enforce its rights and remedies hereunder; and
(v)otherwise to give the Secured Party the full benefits of the rights and remedies described in or granted under this Agreement.

As part of the foregoing, Grantor will, whenever reasonably requested in writing by the Secured Party:

(A)execute and file any financing statement, continuation statement or other filing or registration relating to the Secured Party’s security interest and rights hereunder, and any amendment thereto; and
(B)mark its books and records relating to any Collateral to reflect that such Collateral is subject to this Agreement and the security interests hereunder.

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To the extent reasonably requested by the Secured Party in writing from time to time, Grantor will use commercially reasonable efforts to obtain from any account debtor or other obligor in respect of any property included in the Collateral an acknowledgment by such account debtor or obligor that such property is subject to this Agreement.

Grantor shall not take any action that would, or fail to take any action if such failure would, impair the enforceability, perfection or priority of the Secured Party’s first-priority security interest in any Collateral.

Section 4.2.Covenants for Specified Types of Collateral.  Until Security Termination:
(a)If Grantor shall at any time hold or acquire any certificated Security, Grantor will forthwith endorse, assign, and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably specify.
(b)If any Security now or hereafter acquired by Grantor is an Uncertificated Security and is issued to Grantor or its nominee directly by the issuer thereof, Grantor will promptly notify the Secured Party of such issuance and, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, cause the issuer thereof to agree to comply with instructions from the Secured Party as to such Security, without further consent of Grantor or such nominee, or take such other action as the Secured Party may request (including certificating such Security) in order to perfect the Secured Party’s security interest in such Security; provided, however, unless there shall occur and be continuing an Event of Default, the Secured Party shall not instruct each such issuer to take direction from the Secured Party.
(c)If any Security, whether certificated or uncertificated, or other Investment Property or other asset now or hereafter acquired by Grantor, is held by Grantor or its nominee through a securities intermediary or commodity intermediary, Grantor will promptly notify the Secured Party thereof, and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, cause such securities intermediary or commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other Investment Property, or to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of Grantor or such nominee.
(d)Grantor shall not permit any Pledged Equity that is an equity interest in a limited liability company or a limited partnership to constitute a Security without the prior written consent of the Secured Party and upon receipt of such consent  shall have taken such steps as the Secured Party shall reasonably request in connection with the perfection or priority of the Secured Party’s security interest therein as provided in paragraphs (a) and (b) above.
(e)Grantor hereby irrevocably consents to Secured Party or any transferee of Secured Party that acquires any Pledged Equity pursuant to an exercise of rights and remedies under this Agreement becoming a member of and holding an ownership interest in any issuer of Pledged Equity and Grantor upon such acquisition.
(f)Grantor shall not:
(i)except as permitted by the Credit Agreement, amend, supplement or otherwise modify (or consent to such amendment, supplement or modification of) the terms of any Constituent Document;

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(ii)except as permitted by the Credit Agreement, permit the creation of any additional Equity in any issuer of Pledged Equity, unless immediately upon creation the same is pledged to the Secured Party pursuant hereto to the extent necessary to give the Secured Party a first-priority security interest in such Pledged Equity after such creation that is in the aggregate at least the same percentage of such Pledged Equity as was subject hereto before such issue, whether such additional interest is presently vested or will vest upon the payment of money or the occurrence or nonoccurrence of any other condition; or
(iii)except as permitted by the Credit Agreement, enter into any agreement, other than the Loan Documents and the Constituent Documents of the Pledgor as of the Effective Date, creating, or otherwise permitting to exist, any restriction or condition upon the transfer or exercise of any rights in respect of any Pledged Equity, including any restriction or condition upon the transfer, voting or control of any Pledged Equity.

Grantor appoints the Secured Party as its attorney in fact to take each of the foregoing actions after the occurrence and during the continuation of any Event of Default.  Such power of attorney is irrevocable and coupled with an interest and is to be used by the Secured Party solely for the benefit of the Beneficiaries.

ARTICLE V
Voting and Distribution Rights in Respect of Pledged Equity
Section 5.1.Voting Rights.  Grantor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose; provided that Grantor shall not exercise or refrain from exercising any such right if such action would impair the value of any Pledged Equity or on the Secured Party’s security interest or the value thereof.
Section 5.2.Dividend Rights While No Event of Default Exists.  Grantor shall be entitled to receive and retain all dividends, interest and other distributions paid in respect of the Pledged Equity if and to the extent that the payment thereof is not otherwise prohibited by the Loan Documents; provided that:
(a)all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity;
(b)all dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and
(c)all cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity,

shall (i) be Collateral and (ii) without limitation of any other rights of the Secured Party under the Loan Documents,  if received by Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Grantor on the Secured Party’s request and be forthwith delivered by Grantor to the Secured Party as Pledged Equity in the same form as so received (with any necessary indorsement).

Section 5.3.Rights While an Event of Default Exists.  Upon the occurrence and during the continuance of an Event of Default upon written notice from Secured Party to the Grantor of Secured Party’s intent to exercise it corresponding right pursuant to this Section 5.3:

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(a)All rights of Grantor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2 shall automatically cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Equity such dividends, interest and other distributions.
(b)All dividends, interest and other distributions that are received by Grantor contrary to paragraph (a) above shall be received in trust for the benefit of the Secured Party, at the Secured Party’s request shall be segregated from other funds of Grantor and shall be forthwith paid over to the Secured Party as Pledged Equity in the same form as so received (with any necessary indorsement).
ARTICLE VI
Remedies, Powers and Authorizations
Section 6.1.Normal Provisions Concerning the Collateral.
(a)Grantor irrevocably authorizes the Secured Party at any time and from time to time to file, without the signature of Grantor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that:
(i)are in the form of Exhibit B attached hereto;
(ii)contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor; or
(iii)are necessary or appropriate to properly effectuate the transactions described in this Agreement, as determined by the Secured Party in its reasonable discretion.

Grantor will furnish any such information to the Secured Party promptly upon request.  A carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by the Secured Party.  Grantor ratifies and approves all financing statements heretofore filed by or on behalf of the Secured Party in any jurisdiction in connection with the transactions contemplated hereby.

(b)Grantor appoints the Secured Party as Grantor’s attorney in fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s discretion, while an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement.  Such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by the Secured Party for the sole benefit of the Beneficiaries.
(c)If Grantor fails to perform any agreement or obligation contained herein, the Secured Party may, but shall have no obligation to, itself perform, or cause performance of, such agreement or obligation, and the documented expenses of the Secured Party incurred in connection therewith shall be payable by Grantor under Section 6.5.
(d)If an Event of Default has occurred and is continuing, the Secured Party shall have the right, at any time in its reasonable discretion and upon one (1) Business Days’ advance written notice to Grantor, to transfer to or to register in the name of the Secured Party or any of its nominees any Investment Property or other Pledged Equity.  The Secured Party also shall have the right at such time to:

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(i)exchange certificates or instruments representing or evidencing such Investment Property or other Pledged Equity for certificates or instruments of smaller or larger denominations; and
(ii)convert Investment Property or other Pledged Equity consisting of financial assets credited to any Securities Account to Investment Property or other Pledged Equity consisting of financial assets held directly by the Secured Party, and to convert Investment Property or other Pledged Equity consisting of financial assets held directly by the Secured Party to Investment Property or other Pledged Equity consisting of financial assets credited to a Securities Account.
(e)Anything herein to the contrary notwithstanding:
(i)Grantor shall remain liable to perform all duties and obligations under the agreements included in the Collateral to the same extent as if this Agreement had not been executed.
(ii)The exercise by the Secured Party of any right hereunder shall not release Grantor from any duty or obligation under any agreement included in the Collateral.
(iii)No Beneficiary shall have any obligation or liability under the agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Beneficiary be obligated to perform any duty or obligation of Grantor thereunder or take any action to collect or enforce any claim for payment assigned hereunder.
Section 6.2.Event of Default Remedies.  If an Event of Default shall have occurred and be continuing, the Secured Party may from time to time in its discretion, without limitation and without notice, except as expressly provided below:
(a)Exercise in respect of the Collateral, in addition to any other right and remedy provided for herein, under the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and any other applicable law.
(b)Prior to the disposition of any Collateral, have access to and use Grantor’s books, records, and information relating to the Collateral.
(c)Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure.
(d)Dispose of, at its office, on the premises of Grantor or elsewhere, any Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (but that the sale of any Collateral shall not exhaust the Secured Party’s power of sale, and sales may be made from time to time, and at any time, until all of the Collateral has been sold or until Payment in Full), and at any such sale it shall not be necessary to exhibit any Collateral.
(e)Buy (or allow any Beneficiary to buy) Collateral, or any part thereof, at any public sale.
(f)Buy (or allow any Beneficiary to buy) Collateral, or any part thereof, at any private sale if any Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations.

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(g)Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Grantor consents to any such appointment.
(h)Comply with any applicable state or federal law requirement in connection with a disposition of Collateral and such compliance shall not be considered to affect adversely the commercial reasonableness of any sale of Collateral.
(i)Sell Collateral without giving any warranty, with respect to title or any other matter and for cash, on credit or for non-cash consideration as the Secured Party determines is appropriate.
(j)Give any entitlement order, instruction or direction in respect of any Investment Property to any issuer, bank, securities intermediary, or commodity intermediary, and to withhold its consent to the exercise of any withdrawal rights or dealing rights by Grantor.
(k)To the extent notice of sale shall be required by law with respect to Collateral, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; provided that, if the Secured Party fails in any respect to give such notice, its liability for such failure shall be limited to the liability (if any) imposed on it by law under the UCC.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Section 6.3.Application of Proceeds.  If an Event of Default shall have occurred and be continuing, any cash held by or on behalf of the Secured Party and all cash proceeds received by or on behalf of the Secured Party in respect of any sale of, collection from, or other realization upon any Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party for the benefit of the Beneficiaries against, any Secured Obligation, in the manner provided in Section 2.9 of the Credit Agreement.
Section 6.4.Private Sales of Investment Property and Other Pledged Equity.
(a)Grantor agrees that, because of the Securities Act, or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting the Secured Party in any attempts to dispose of certain portions of the Pledged Equity and for the enforcement of its rights.  For these reasons, the Secured Party is hereby authorized by Grantor, but not obligated, upon the occurrence and during the continuance of an Event of Default, to sell all or any part of the Pledged Equity at private sale, subject to investment letter or in any other manner which will not require the Pledged Equity, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations, at a price at such private sale or other distribution in the manner mentioned above.  Grantor understands that the Secured Party may in its reasonable discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Equity, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market.  Grantor agrees that any such private sale made under this Section 6.5 shall be deemed to have been made in a commercially reasonable manner, and that the Secured Party has no obligation to delay the sale of any Pledged Equity to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws.
(b)The Secured Party is authorized, in connection with any such sale, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Equity to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and

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not with a view to the distribution or sale of any of such Pledged Equity and (ii) to impose such other limitations or conditions in connection with any such sale as the Secured Party reasonably deems necessary in order to comply with applicable law.  Grantor covenants and agrees that Grantor will execute and deliver such documents and take such other action as the Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable law.  Upon any such sale, the Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Equity so sold.  Each purchaser at any such sale shall hold the Pledged Equity so sold absolutely free from any claim or right of Grantor of whatsoever kind, including any equity or right of redemption of Grantor.  Grantor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which they have or may have under any law now existing or hereafter enacted.
(c)Grantor agrees that ten (10) days’ written notice from the Secured Party to Grantor of the Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC.  Such notice shall (i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Equity, or the portion thereof so being sold, will first be offered for sale at such board or exchange and (iii) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale.  At any such sale, the Pledged Equity may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine.  The Secured Party shall not be obligated to make any such sale pursuant to any such notice.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.
(d)In case of any sale of all or any part of the Pledged Equity on credit or for future delivery, the Pledged Equity so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Equity so sold and in case of any such failure, such Pledged Equity may again be sold upon like notice.  The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests granted pursuant to this Agreement and sell the Pledged Equity, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
(e)Without limiting the foregoing, or imposing upon the Secured Party any obligations or duties not required by applicable law, Grantor acknowledges and agrees that, in foreclosing upon any of the Pledged Equity, or exercising any other rights or remedies provided the Secured Party hereunder or under applicable law, the Secured Party may, but shall not be required to, (i) qualify or restrict prospective purchasers of the Pledged Equity by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Equity or participation in any public or private foreclosure sale process, (ii) provide to prospective purchasers business and financial information regarding Grantor or the issuer of such Pledged Equity available in the files of the Secured Party at the time of commencing the foreclosure process, without the requirement that the Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (iii) offer for sale and sell the Pledged Equity with or without first employing an appraiser, investment banker or broker with respect to the evaluation of the Pledged Equity, the solicitation of purchasers for Pledged Equity, or the manner of sale of Pledged Equity.

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Section 6.5.Indemnity and Expenses.  WITHOUT LIMITING ANY OTHER OBLIGATION OF PLEDGOR OR ANY GRANTOR OR REMEDY OF THE SECURED PARTY UNDER THIS PLEDGE AGREEMENT, AND IN ADDITION TO AND AS A SEPARATE AND INDEPENDENT OBLIGATION FROM ANY OTHER OBLIGATION OF PLEDGOR OR ANY GRANTOR HEREUNDER, THE GRANTORS SHALL, JOINTLY AND SEVERALLY INDEMNIFY THE SECURED PARTY AND EACH OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS FROM AND AGAINST ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS PLEDGE AGREEMENT (INCLUDING ENFORCEMENT OF THIS PLEDGE AGREEMENT), IN THE SAME MANNER AND TO THE EXTENT PROVIDED IN SECTION 9.6 OF THE CREDIT AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE MUTATIS MUTANDIS, AS IF STATED VERBATIM HEREIN.
Section 6.6.Non-Judicial Remedies.  In granting to the Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, to the extent permitted by applicable law, Grantor waives, renounces and knowingly relinquishes any legal right that might otherwise require the Secured Party to enforce its rights by judicial process and confirms that such remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.  The Secured Party may, however, in its discretion, resort to judicial process.
Section 6.7.Limitation on Duty of the Secured Party in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Secured Party shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Secured Party shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith.
Section 6.8.Appointment of Other Agents.  At any time, in order to comply with any legal requirement in any jurisdiction, the Secured Party may appoint any bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Secured Party, or to act as separate agent or agents on behalf of the Secured Party, with such power and authority as may be necessary for the effective operation of the provisions hereof and may be specified in the instrument of appointment.
ARTICLE VII
Miscellaneous
Section 7.1.Notices.  Any notice or communication required or permitted hereunder shall be given in writing or by electronic transmission, sent  in the manner provided in the Credit Agreement, if to the Secured Party or to a Grantor that is a party to the Credit Agreement, to the address set forth in the Credit Agreement and, for any other Grantor, to the address specified opposite its name in Schedule 1, or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given as provided in the Credit Agreement for notices given thereunder.
Section 7.2.Amendments and Waivers.  Except as provided in Section 7.3, no amendment of this Agreement shall be effective unless it is in writing and signed by Grantor and the Secured Party, and no waiver of this Agreement or consent to any departure by Grantor herefrom shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the

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specific instance and for the specific purpose for that given and to the extent specified in such writing.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement.  No such amendment shall bind any Grantor not a party thereto, but no such amendment with respect to any Grantor shall require the consent of any other Grantor.

Section 7.3.Additional Grantors.  Upon the execution and delivery, or authentication, by any Person of a Grantor Accession Agreement:
(a)such Person shall become a Grantor hereunder, each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Person, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Person; and
(b)Schedule 2 attached to such Grantor Accession Agreement shall be incorporated into and become a part of and supplement Schedule 2 hereto, and the Secured Party may attach such supplemental schedule to Schedule 2; and each reference to Schedule 2 shall mean and be a reference to Schedule 2 as supplemented pursuant to such supplement.
Section 7.4.Preservation of Rights.  No failure on the part of the Secured Party or any Beneficiary to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Secured Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.
Section 7.5.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 7.6.Survival.  Each representation and warranty, covenant and other obligation of Grantor herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Loan Document and the creation of the Secured Obligations.
Section 7.7.Binding Effect and Assignment.  This Agreement shall:
(a)be binding on Grantor and its successors and assigns; and
(b)inure, together with all rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Beneficiaries and their respective successors, transferees and assigns (except as otherwise provided in any Loan Document).

Without limiting the generality of the foregoing, the Secured Party and any Beneficiary may (except as otherwise provided in any Loan Document), pledge, assign or otherwise transfer any right under any Loan Document to any other Person, and such other Person shall thereupon become vested with all benefits in respect thereof granted herein or otherwise.  No right or duty of Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party or a transaction permitted by the Credit Agreement.

Section 7.8.Release of Collateral; Termination.

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(a)Upon any sale, lease, transfer or other disposition of any Collateral of Grantor in accordance with the Loan Documents (other than sales of Inventory in the ordinary course of business), the Secured Party will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the release of such Collateral from the assignment and security interest granted hereby as set forth in Section 9.16 of the Credit Agreement.
(b)Upon, and only upon, Security Termination, this Agreement and the security interest created hereby shall terminate, all rights in the Collateral shall revert to Grantors, and the Secured Party, at Grantor’s request and at its expense, will:
(i)return to Grantor such of Grantor’s Collateral in the Secured Party’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and
(ii)execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

Prior to Security Termination, no Grantor is authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection with this Agreement without the prior written consent of the Secured Party, subject to Grantors’ rights under Sections 9.509(d)(2) and 9.518 of the UCC.  Notwithstanding the foregoing, Section 6.6 and this Section 7.8 shall survive the termination of this Agreement.

Section 7.9.Interest Rate Limitation.  Section 9.17 of the Credit Agreement, which limits the interest for which Grantor is obligated, is incorporated herein by reference, mutatis mutandis.
Section 7.10.Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.
Section 7.11.Submission to Jurisdiction; Waivers.  Each Grantor hereby agrees to the provisions of Sections 9.6(c) and 9.13 of the Credit Agreement and such provisions are incorporated herein, mutatis mutandis, as a part hereof.
Section 7.12.Final Agreement.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
Section 7.13.Counterparts; Facsimile; Electronic Transmission.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same agreement.  This Agreement may be validly delivered by facsimile or other electronic transmission (including “Portable Document Format”) of an executed counterpart of the signature page hereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

AQUASITION ENERGY LLC, a Delaware limited liability company, as a Grantor By: Name: Title:

Signature Page to Pledge Agreement

MUNICH RE RESERVE RISK FINANCING, INC.,

a Delaware corporation,

as Secured Party

By:

Name:

Title:

MUNICH RE RESERVE RISK FINANCING, INC.,

a Delaware corporation,

as Secured Party

By:

Name:

Title:

Signature Page to Pledge Agreement

EXHIBIT A

to
PLEDGE AGREEMENT

FORM OF GRANTOR ACCESSION AGREEMENT

_______ __, 20__

MUNICH RE RESERVE RISK FINANCING, INC.,

as the Secured Party for the Beneficiaries referred to

in the Pledge Agreement referred to below

1790 Hughes Landing Blvd., Suite 275

The Woodlands, Texas 77380

Attn: Justin Moers

Ladies and Gentlemen:

The undersigned refers to:

(i)the Credit Agreement dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among AQUASITION LLC, a Delaware limited liability company, Aquasition II LLC, a Delaware limited liability company, and you, as Lender, and
(ii)the Pledge Agreement dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Pledge Agreement”), made by the Grantors from time to time party thereto in your favor for the benefit of the Beneficiaries.

Terms defined in the Credit Agreement or the Pledge Agreement and not otherwise defined herein are used herein as defined, and rules regarding construction, references, and titles are as provided, in the Credit Agreement or the Pledge Agreement, as applicable.

SECTION 1.Grant of Security.  The undersigned grants to you, for the benefit of the Beneficiaries, a first-priority security interest in all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including the property of the undersigned set forth on the attached supplemental schedules to the Schedules to the Pledge Agreement.  For the avoidance of doubt, no individual owner or member of the undersigned shall in his individual capacity have liability, indebtedness or other obligations owing to the Lender for the Secured Obligations, and Lender shall have no claims or recourse against the undersigned, other than solely to the assets of the undersigned as described in this Agreement or the other Loan Documents to which the undersigned is a party.

Security for Obligations.  The grant of a first-priority security interest in the Collateral by the undersigned under this Grantor Accession Agreement and the Pledge Agreement secure the payment of the Secured Obligations.  Without limiting the generality of the foregoing, this Grantor Accession Agreement and the Pledge Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by Aquasition II or any Loan Party to any Beneficiary under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Aquasition II or a Loan Party.

Exhibit A to Pledge Agreement

Information Relating to the Undersigned.  The undersigned is an entity of the type specified in Schedule 1 attached hereto and is organized under the laws of the jurisdiction specified in Schedule 1 attached hereto and its address for notices is specified in Schedule 1 attached hereto.  Its organizational identification number and Federal Tax ID Number (EIN), if any, is set forth in Schedule 1 attached hereto.  The undersigned certifies, as of the date first-above written, that such Schedule 1 has been prepared by the undersigned in substantially the form of Schedule 1 to the Pledge Agreement and is true and complete.

Supplement to Pledge Agreement Schedule 2.  The undersigned has attached hereto a supplemental Schedule 2 to Schedule 2 to the Pledge Agreement, and the undersigned certifies, as of the date first-above written, that such supplemental Schedule 2 has been prepared by the undersigned in substantially the form of Schedule 2 to the Pledge Agreement and is true and complete.

Representations, Warranties, Agreements and Waivers.  The undersigned as of the date hereof makes each representation, warranty, agreement (including indemnification agreements), waiver and acknowledgment set forth in the Pledge Agreement (as supplemented by the attached supplemental schedules). The undersigned represents and warrants to the Beneficiaries that each representation and warranty made by the Aquasition Parties with respect to the undersigned in any other Loan Document is true and correct as of the date hereof, except as otherwise indicated in Schedule 3 attached hereto.

Obligations Under the Pledge Agreement.  As of the date first-above written, the undersigned hereby joins the Pledge Agreement as a party thereto and as a Grantor thereunder and agrees to be bound by all of the terms and provisions of the Pledge Agreement.  As of the date first-above written, each reference in the Pledge Agreement to a “Grantor” shall also mean and be a reference to the undersigned.

Governing Law.  THIS Grantor Accession Agreement AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR ACCESSION AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.

Counterparts; Facsimile; Electronic Transmission.  This Grantor Accession Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same agreement.  This Grantor Accession Agreement may be validly delivered by facsimile or other electronic transmission (including “Portable Document Format”) of an executed counterpart of the signature page hereof.

Sincerely,

[GRANTOR]

By: _________________________
Name:
Title:

ACCEPTED AND AGREED AS OF THE DATE
FIRST-ABOVE STATED.

Exhibit A to Pledge Agreement

MUNICH RE RESERVE RISK FINANCING, INC., as Secured Party

By: _________________________
Name:
Title:

Exhibit A to Pledge Agreement

EXHIBIT H

TO

CREDIT AGREEMENT

FORM OF guaranty

(Please see attached.)

Exhibit H to Credit Agreement

GUARANTY

This GUARANTY (as hereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of May 19, 2021 (the “Effective Date”), by each Guarantor (as hereinafter defined) that is listed on the signature pages hereof in favor of MUNICH RE RESERVE RISK FINANCING, INC., a Delaware corporation, as Lender (as hereinafter defined), for the benefit of the Beneficiaries (as hereinafter defined) (together with its successors and assigns in such capacity, the “Guaranteed Party”).

RECITALS:

A.WHEREAS, this Guaranty is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of May 19, 2021 (as hereafter renewed, extended, amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among Aquasition LLC, a Delaware limited liability company (“Aquasition”), as borrower,  Aquasition II LLC, a Delaware limited liability company (“Aquasition II” and together with Aquasition, the “Aquasition Parties”), as co-borrower, and Munich Re Reserve Risk Financing, Inc., a Delaware corporation, as lender (in such capacity, “Lender”).  Any capitalized term used in this Guaranty and not defined in this Guaranty shall have the meaning assigned to such term in the Credit Agreement.
B.WHEREAS, pursuant to the Credit Agreement, Lender has agreed to make a term loan to the Aquasition Parties.
C.WHEREAS, Aquasition and the Loan Parties may from time to time enter into, or have previously entered into, one or more Qualified Hedging Agreements that constitute Obligations.
D.WHEREAS, each Guarantor will directly or indirectly benefit from such Credit Agreement and Qualified Hedging Agreements and desires to enter into this Guaranty.

THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

ARTICLE I
Definitions and References
Section 1.1.Definitions in Credit Agreement.  Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Credit Agreement.
Section 1.2.Definitions in this Guaranty.  The following terms have the following meanings:

“Aquasition Parties” has the meaning specified in Recital A.

“Beneficiaries” means Lender, any Secured Qualified Counterparty and any other Person to which Guaranteed Obligations are owing.

“Credit Agreement” has the meaning specified in Recital A.

“Effective Date” has the meaning specified in the preamble.

“Guaranteed Obligations” means:

(a) the Obligations (including all future advances that may from time to time be made under the Credit Agreement);

(b) any sums advanced or expenses or costs incurred by Guaranteed Party (or any receiver appointed hereunder) that are made or incurred pursuant to, or permitted by, the terms of the Credit

Agreement, plus interest thereon at the rate from time to time in effect with respect thereto under the Credit Agreement and accruing from the date of such advances or the incurring of such expenses or costs until reimbursed;

(c) the obligations of Aquasition II or any Loan Party to the Beneficiaries now or hereafter existing or arising, under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, costs, expenses or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable Governmental Authority); and

(d) any extensions, refinancings, modifications or renewals of all such indebtedness and obligations described in paragraphs (a) through (c) above, whether or not any extension agreement or renewal instrument is executed.

“Guaranteed Party” has the meaning specified in the preamble.

“Guarantor” means each Person listed as a Guarantor on the signature pages to this Guaranty and each other Person who becomes a party hereto pursuant to Section 9.3.  References to “Guarantor” herein are intended to refer to each such Person as if such Person were the only guarantor pursuant to this Guaranty, except:

4.that references to “any Guarantor” or “each Guarantor” and similar references are meant to refer to each Person that is a Guarantor;
5.that references to “the Guarantors” are meant to refer collectively to all Persons that are Guarantors; and
6.as otherwise may be specifically set forth herein.

“Guaranty” has the meaning specified in the preamble.

“Lender” has the meaning specified in Recital A.

“Net Worth” has the meaning specified in Section 7.3.

“Post-Petition Interest” has the meaning specified in Section 7.1(b).

“Subordinated Obligations” has the meaning specified in Section 7.1.

Section 1.3.Terms Generally; References and Titles.  Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.
ARTICLE II
Guaranty
Section 2.1.Guaranty.  The Guarantors, jointly and severally, irrevocably and unconditionally, guarantee to each Beneficiary the prompt and complete payment and performance when due, no matter how the same shall become due, of all of the Guaranteed Obligations.
Section 2.2.Obligation as a Guarantor.  If the Aquasition Parties or any other Guarantor shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, upon written demand by the Guaranteed Party, pay such Guaranteed Obligation

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in full to the Guaranteed Party for the benefit of the Beneficiary to which such Guaranteed Obligation is owed.  If the Aquasition Parties or any other Guarantor shall for any reason fail to perform promptly any Guaranteed Obligation that is not for the payment of money, Guarantor will, upon written demand by the Guaranteed Party, cause such Guaranteed Obligation to be performed or, if specified by the Guaranteed Party, provide sufficient funds, in such amount and manner as the Guaranteed Party shall in good faith determine, for the prompt, full, and faithful performance of such Guaranteed Obligation by the Guaranteed Party or such other Person as the Guaranteed Party shall designate.  Without limiting the generality of the foregoing, Guarantor will pay all amounts that constitute part of the Guaranteed Obligations and would be owing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

Section 2.3.Fees and Expenses.  The Guarantors, jointly and severally, forthwith upon demand by the Guaranteed Party, will pay all of the documented expenses (including documented fees and expenses of counsel) incurred by the Guaranteed Party or any other Beneficiary in enforcing against any Guarantor any right under this Guaranty or any other Loan Document in accordance with Section 9.5 of the Credit Agreement, which is incorporated herein by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each Guarantor.
Section 2.4.Limitation of Liability of Certain Guarantors.  Notwithstanding any other provision of this Guaranty, the liability of any Guarantor for all obligations under this Guaranty and any other Loan Document to which it is a party shall be limited to the maximum liability that can be incurred by such Guarantor without rendering this Guaranty subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state or federal law.
ARTICLE III
Guaranty UNCONDITIONAL
Section 3.1.Unconditional Guaranty.
(a)Guarantor will pay the Guaranteed Obligations strictly in accordance with the terms of the Loan Documents, to the extent permitted by law, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any such term or any right of any Beneficiary with respect thereto.
(b)This is a guaranty of payment when due and not of collection.  The obligations of Guarantor under or in respect of this Guaranty and each other Loan Document to which Guarantor is a party are independent of the Guaranteed Obligations or any other obligation of Aquasition II or any Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty or any other Loan Document to which Guarantor is a party, irrespective of whether any action is brought against Aquasition II or any Loan Party or whether Aquasition II or any Loan Party is joined in any such action or actions.
(c)The obligations of Guarantor under this Guaranty and each other Loan Document to which Guarantor is a party shall not be affected by:
(i)any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of Aquasition II or any Loan Party;
(ii)any other proceeding involving Aquasition II or any Loan Party or any asset of Aquasition II or any Loan Party under any law for the protection of debtors; or

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(iii)any discharge, impairment, modification, release or limitation of the liability of, or stay of actions or lien enforcement proceeding against, Aquasition II or any Loan Party, any property of Aquasition II or any Loan Party, or the estate in bankruptcy of Aquasition II or any Loan Party in the course of or resulting from any such proceeding.
Section 3.2.No Release Based on Actions of the Beneficiaries.  No action that the Guaranteed Party or any other Beneficiary may take or omit to take in connection with any Loan Document, any Guaranteed Obligation (or any other indebtedness owing by the Aquasition Parties to any Beneficiary), or any Collateral (except as expressly contemplated herein or therein), and no course of dealing between any Beneficiary and the Aquasition Parties, any Guarantor, or any other Person, shall release or diminish Guarantor’s Guaranteed Obligations, liabilities, agreements, or duties hereunder, affect this Guaranty or any other Loan Document to which Guarantor is a party, or afford Guarantor any recourse against any Beneficiary, regardless of whether any such action or inaction may increase any risk to or liability of any Beneficiary, the Aquasition Parties or any other Loan Party or increase any risk to or diminish any safeguard of any collateral security.
Section 3.3.Waivers.  The liability of Guarantor under this Guaranty and each other Loan Document to which Guarantor is a party shall be irrevocable and unconditional irrespective of, and, to the fullest extent permitted by law, Guarantor irrevocably waives, for purposes of this Guaranty and each other Loan Document to which Guarantor is a party, any defense (except the defense of Security Termination) that it may now have or hereafter acquire relating to, any or all of the following (and Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth below and otherwise in this Guaranty are knowingly made in contemplation of such benefits):
(a)Any lack of validity or enforceability of any Loan Document, any agreement or instrument relating thereto, any defense arising by reason of any disability or other defense of any other Person, or the cessation from any cause whatsoever of the liability of any other Person.
(b)Any change in the time, manner, or place of payment of, or in any other term of, any Guaranteed Obligation or any other obligation of Aquasition II or any other Loan Party in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to Aquasition II or any Loan Party or any of its Subsidiaries or otherwise.
(c)Any taking, exchange, release, or non-perfection of any Collateral, or any taking, release, or amendment or waiver of, or consent to departure from any other guaranty of, any Guaranteed Obligation.
(d)Any manner of application of Collateral, or proceeds thereof, to any Guaranteed Obligation, or any manner of sale or other disposition of any Collateral securing any Guaranteed Obligation or any other obligation of Aquasition II or any Loan Party under the Loan Documents or any other asset of Aquasition II or any Loan Party or any of its Subsidiaries, and any other obligation to marshall assets.
(e)Any right to require any Beneficiary to proceed against any other Person, to exhaust any Collateral for the Guaranteed Obligations, to have any other Person joined with Guarantor in any suit arising out of the Guaranteed Obligations or this Guaranty, or to pursue any other remedy in any Beneficiary’s power.
(f)Any change or restructuring of the company, corporate, or partnership structure or termination of the existence of Aquasition II or any Loan Party or any of its Subsidiaries.

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(g)Any failure of any Beneficiary to disclose to Aquasition II or any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of Aquasition II or any other Loan Party now or hereafter known to such Beneficiary (each Guarantor waiving any duty on the part of the Beneficiaries to disclose such information).
(h)Any failure of any other Person to execute or deliver this Guaranty, any supplement hereto, or any other guaranty or agreement.
(i)Any release or reduction of the liability of any other Guarantor or other guarantor or surety with respect to the Guaranteed Obligations or any other compromise or settlement of the Guaranteed Obligations.
(j)Promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest, or dishonor and, to the extent permitted by law, any other notice with respect to any Guaranteed Obligation and this Guaranty, including notice of acceptance of this Guaranty and all rights of Guarantor under Section 43.002 of the Texas Civil Practice and Remedies Code, as amended.
(k)Any requirement that any Beneficiary create or perfect any Lien or protect or insure any property subject thereto.
(l)Any right to revoke this Guaranty or any other Loan Document to which Guarantor is a party.
(m)Any election of remedies by any Beneficiary that in any manner impairs, reduces, releases, or otherwise adversely affects any Collateral or any subrogation, reimbursement, exoneration, contribution, or indemnification right of Guarantor or other right of Guarantor to proceed against Aquasition II or any other Loan Party, any other guarantor, any other Person, or any collateral security.
(n)Any right of set-off or counterclaim (other than the defense of Security Termination) against or in respect of the Guaranteed Obligations of Guarantor hereunder or under any other Loan Document to which Guarantor is a party.
(o)Any neglect, failure, or refusal to take any action:
(i)for the collection or enforcement of any Guaranteed Obligation;
(ii)to realize on any Collateral;
(iii)to enforce any Loan Document;
(iv)to file or enforce a claim in any proceeding described in Section 3.1(c);
(v)in connection with the administration of any Loan Document; or
(vi)otherwise concerning the Guaranteed Obligations or the Loan Documents, or any delay in taking any such action.
(p)The fact that any Guarantor may have incurred directly any Guaranteed Obligation or is otherwise primarily liable therefor.

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(q)Any duty of any Beneficiary to disclose to Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Aquasition II or any other Loan Party or any of its Subsidiaries now or hereafter known by such Beneficiary.
(r)Any defense to the recovery by any Beneficiary against Guarantor of any deficiency after a non-judicial sale and any defense or benefit that may be afforded by applicable law (and in that connection Guarantor acknowledges that the Guaranteed Party may, without notice to or demand upon Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by non-judicial sale).
(s)Any statute of limitations applicable to the Guaranteed Obligations.
(t)Any other circumstance or any existence of or reliance on any representation by any Beneficiary under or in connection with the Loan Documents, except for Security Termination, that might otherwise constitute a defense available to, or a discharge of, Guarantor, Aquasition II, any other Loan Party, or any other guarantor or surety.
Section 3.4.Continuing Guaranty; Reinstatement.
(a)This Guaranty is a continuing guaranty and shall remain in full force and effect until Security Termination.
(b)This Guaranty and each other Loan Document to which Guarantor is a party shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Beneficiary as a result of the insolvency, bankruptcy, or reorganization of Aquasition II or any Loan Party or otherwise, all as though such payment had not been made, and the Guarantors jointly and severally will pay such amount to the applicable Beneficiary on demand.  Any transfer by subrogation that is made as contemplated in Section 7.2 prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in the Beneficiaries.
ARTICLE IV
Representations and Warranties
Section 4.1.Representations and Warranties.  Guarantor represents and warrants to the Beneficiaries that to Guarantor’s Knowledge on the date hereof:
(a)Each representation and warranty made with respect to such Guarantor in any other Loan Document is true and correct as of the date such Guarantor becomes a party to this Guaranty, except as otherwise disclosed to the Guaranteed Party in writing.
(b)As of the date such Guarantor becomes a party to this Guaranty, such Guarantor is an entity of the type specified opposite its name in Schedule 1 (or Schedule 1 to any guaranty supplement delivered by it pursuant to Section 9.3) and is organized under the laws of the jurisdiction specified in such schedule opposite its name.
(c)The execution, delivery and performance of this Guaranty by the Guarantor and the guaranty of the Borrowings under the Credit Agreement hereunder:
(i)will not violate any applicable Requirement of Law or any order of any Governmental Authority,

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(ii)will not violate or result in a default under any indenture, agreement or other instrument binding upon Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by Guarantor, and
(iii)will not result in the creation or imposition of any Lien on any asset of Guarantor other than Liens created under the Loan Documents.
(d)The execution, delivery and performance of this Guaranty by the Guarantor and the guaranty of the Borrowings under the Credit Agreement hereunder do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for such consents, approvals, registrations, authorizations, filings or notices described in the Credit Agreement.
(e)This Guaranty constitutes a legally valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(f)There is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or threatened by or against Guarantor or against any of its Properties (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) that could reasonably be expected to have a Material Adverse Effect.
(g)Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is a party, and Guarantor has established adequate means of obtaining from Aquasition II or each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties, and prospects of Aquasition II or each other Loan Party.
(h)The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of Guarantor hereunder and under each other Loan Document to which Guarantor is a party, and the incurrence of such liability in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly.
(i)Guarantor, Aquasition II and the Loan Parties are, taken as a whole, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection with the Credit Agreement will be and will continue to be, Solvent.

ARTICLE V
Covenants
Section 5.1.Covenants.  Guarantor will, until Security Termination, perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants, and agreements in the Loan Documents on its or their part to be performed or observed that otherwise apply to such Guarantor.

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ARTICLE VI
Remedies of the Beneficiaries
Section 6.1.Exercise of Remedies.  Each Beneficiary may upon the occurrence and during the continuation of an Event of Default, enforce, from time to time, in any order and at such Beneficiary’s sole discretion, any right, power or remedy that such Beneficiary may have under the Loan Documents or otherwise, including judicial foreclosure, the exercise of a right of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rents, rentals, revenues, production, or other property or right, whether real or personal, tangible or intangible.
Section 6.2.Liability for Deficiencies.  Guarantor shall be liable to each Beneficiary for any deficiency resulting from the exercise by any Beneficiary of any right or remedy, even though any right that Guarantor may have against the Aquasition Parties or others may be eliminated or diminished by the exercise of any such right or remedy.
Section 6.3.Delay not a Waiver; Remedies Cumulative.  No failure on the part of the Guaranteed Party or any other Beneficiary to exercise, and no delay in exercising, any right under this Guaranty or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Guaranteed Party and the other Beneficiaries provided in this Guaranty and the other Loan Documents are cumulative and are in addition to, and not exclusive of, any other right or remedy provided by law or otherwise.
Section 6.4.Right of Set-Off.  Guarantor grants to the Beneficiaries and their Affiliates a right of set-off on any and all money, securities and other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to any Beneficiary from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special), credits and claims of Guarantor at any time existing against any Beneficiary.  Upon the occurrence and during the continuance of any Default or Event of Default, each Beneficiary and its Affiliates are authorized at any time and from time to time, without notice to Guarantor, to set-off, appropriate, and apply any such items against the Guaranteed Obligations and Guarantor’s obligations and liabilities hereunder irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty and although such Guaranteed Obligations and liabilities may be contingent or unmatured.  Each Beneficiary will notify Guarantor in writing after any such set-off and application made by it; provided that the failure to give such notice shall not affect the validity of such set-off and application.
ARTICLE VII
Subordination; Subrogation; Contribution
Section 7.1.Subordination.  Guarantor subordinates all debts, liabilities, and other obligations owed to Guarantor by Aquasition II and each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations as follows:
(a)Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to Aquasition II or any other Loan Party), Guarantor may receive regularly scheduled payments from Aquasition II or any other Loan Party on account of the Subordinated Obligations in the normal course of business.  After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to Aquasition II or any other Loan Party), unless the Guaranteed Party otherwise agrees in writing, Guarantor shall not demand, accept or take any action to collect any payment on account of any Subordinated Obligation.

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(b)In any proceeding under any Debtor Relief Law relating to Aquasition II or any other Loan Party, the Beneficiaries shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and documented expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before Guarantor receives payment of any Subordinated Obligation.
(c)After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to Aquasition II or any other Loan Party), if  payments on account of the Subordinated Obligations are received by Guarantor, such payments shall be received in trust for the benefit of the Beneficiaries, segregated from the other funds of Guarantor and forthwith paid over to the Guaranteed Party in the same form as so received on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.
Section 7.2.Limited Right of Subrogation.
(a)Until Security Termination, Guarantor shall not exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim against Aquasition II or any Loan Party or any Collateral in connection with this Guaranty (including any right of subrogation under Section 43.004 of the Texas Civil Practice and Remedies Code, as amended).  Until Security Termination, Guarantor waives any right to enforce any remedy that Guarantor may have against Aquasition II or any other Loan Party and any right to participate in any collateral security.
(b)If any amount shall be paid to Guarantor on account of any subrogation or other right, any such other remedy, or any collateral security at any time prior to Security Termination, such amount shall be held in trust for the benefit of the Beneficiaries, segregated from the other funds of Guarantor and forthwith be paid over to the Guaranteed Party to be held by the Guaranteed Party for the benefit of the Beneficiaries as Collateral for, or then or at any time thereafter applied in whole or in part by the Guaranteed Party against, any Guaranteed Obligation, whether matured or unmatured, in accordance with the Credit Agreement.
(c)Upon Security Termination, the Guaranteed Party will, at Guarantor’s expense and reasonable request, execute and deliver to Guarantor (without recourse, representation, or warranty) appropriate documents necessary to evidence the transfer, without representation or warranty, by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor; provided that:
(i)such transfer shall be subject to Section 3.4(b); and
(ii)without the consent of the Guaranteed Party (which the Guaranteed Party may withhold in its discretion), Guarantor shall not have the right to be subrogated to any claim or right against Aquasition II or any Loan Party that has become owned by any Beneficiary, whose ownership has otherwise changed in the course of enforcement of the Loan Documents, or that the Guaranteed Party otherwise has released or wishes to release from its Guaranteed Obligations.
Section 7.3.Right of Contribution.  Upon Security Termination, the Guarantors that have made payments in respect of the Guaranteed Obligations shall be entitled to contribution from the other Guarantors, to the end that all such payments upon the Guaranteed Obligations shall be shared among all such Guarantors in proportion to their respective Net Worth; provided that the contribution obligations of each such Guarantor shall be limited to the maximum amount that it can pay at such time without rendering

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its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers.  “Net Worth” means, at any time and for any Guarantor:

(a)the fair value of such Guarantor’s assets (other than such right of contribution); minus
(b)the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Guaranteed Obligations).
ARTICLE VIII
Indemnification
Section 8.1.General Indemnification.  WITHOUT LIMITING ANY OTHER OBLIGATION OF ANY GUARANTOR OR REMEDY OF THE GUARANTEED PARTY UNDER THIS GUARANTY, AND IN ADDITION TO AND AS A SEPARATE AND INDEPENDENT OBLIGATION FROM ANY OTHER OBLIGATION OF GUARANTOR HEREUNDER, THE GUARANTORS SHALL, JOINTLY AND SEVERALLY INDEMNIFY THE GUARANTEED PARTY AND EACH OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS FROM AND AGAINST ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS GUARANTY (INCLUDING ENFORCEMENT OF THIS GUARANTY), IN THE SAME MANNER AND TO THE EXTENT PROVIDED IN SECTION 9.6 OF THE CREDIT AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE MUTATIS MUTANDIS, AS IF STATED VERBATIM HEREIN as agreements and obligations of each guarantor.
Section 8.2.Tax Indemnification.  Any and all payments made by Guarantor under or in respect of this Guaranty or any other Loan Document shall be made in accordance with Section 2.11 of the Credit Agreement (which section is incorporated herein by reference mutatis mutandis).
ARTICLE IX
Miscellaneous
Section 9.1.Notices.  Except as may otherwise be provided in any other Loan Document, any notice or communication required or permitted hereunder or any other Loan Document to which Guarantor is a party shall be given in writing, sent in the manner provided in the Credit Agreement, if to the Guaranteed Party or to a Guarantor that is a party to the Credit Agreement, to the address set forth in the Credit Agreement and, for any other Guarantor, to the address specified opposite its name in Schedule 1, or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given as provided in the Credit Agreement for notices given thereunder.
Section 9.2.Amendments and Waivers.  No amendment of this Guaranty shall be effective unless it is in writing and signed by Guarantor and the Guaranteed Party, and no waiver of this Guaranty or consent to any departure by Guarantor herefrom shall be effective unless it is in writing and signed by the Guaranteed Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement.  No such amendment shall bind any Guarantor not a party thereto, but no such amendment with respect to any Guarantor shall require the consent of any other Guarantor.
Section 9.3.Additional Guarantors.  Upon the execution and delivery, or authentication, by any Person of a supplement in substantially the form of Exhibit A, such Person shall become a Guarantor hereunder, and each reference in this Guaranty and the other Loan Documents to “Guarantor” shall also mean and be a reference to such Person.

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Section 9.4.Severability.  Any provision of this Guaranty or any other Loan Document to which Guarantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 9.5.Survival of Agreements.  All representations, warranties, covenants and agreements of Guarantor herein and in each other Loan Document to which Guarantor is a party shall survive the execution and delivery of this Guaranty, the execution and delivery of any other Loan Document and the creation of the Guaranteed Obligations.
Section 9.6.Binding Effect and Assignment.  This Guaranty and each other Loan Document to which Guarantor is a party shall:
(a)be binding on Guarantor and its successors and permitted assigns; and
(b)inure, together with all rights and remedies of the Guaranteed Party hereunder, to the benefit of the Guaranteed Party and the other Beneficiaries and their respective successors, transferees, and assigns.

Without limiting the generality of the foregoing, the Guaranteed Party and any other Beneficiary may (except as otherwise provided in any Loan Document), pledge, assign, or otherwise transfer any right under any Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise.  No right or duty of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Guaranteed Party.

Section 9.7.Governing Law.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GUARANTY WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.
Section 9.8.Submission to Jurisdiction; Waivers.  Each Guarantor hereby agrees to the provisions of Sections 9.6(c) and 9.13 of the Credit Agreement and such provisions are incorporated herein, mutatis mutandis, as a part hereof AND AS AGREEMENTS AND OBLIGATIONS OF EACH GUARANTOR.
Section 9.9.Final Agreement.  THIS GUARANTY AND THE OTHER Loan DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
Section 9.10.Counterparts; Facsimile.  This Guaranty and each other Loan Document to which Guarantor is a party may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same agreement.  This Guaranty and each other Loan Document to which Guarantor is a party may be validly delivered by facsimile or other electronic transmission of an executed counterpart of the signature page hereof.

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Section 9.11.Limitation on Interest.  Section 9.17 of the Credit Agreement, which limits the interest for which Guarantor is obligated, is incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first written above.

AQUASITION ENERGY LLC,

a Delaware limited liability company,

as a Guarantor

By:

Name:

Title:

Signature Page to Guaranty

SCHEDULE 1
to
GUARANTY

Guarantor Information

Name of Guarantor	Type of Organization	Jurisdiction of Organization	Address for Notices
Aquasition Energy LLC	Limited liability company	Delaware	W&T Offshore, Inc. 5718 Westheimer Road, Suite 700 Houston, TX 77057 Attention: Shahid Ghauri Email: [Redacted]

Schedule 1 to Guaranty

EXHIBIT A
to
GUARANTY

FORM OF GUARANTY SUPPLEMENT

_______ __, 20__

MUNICH RE RESERVE RISK FINANCING, INC.,

as the Guaranteed Party on behalf of the Beneficiaries

referred to in the Guaranty referred to below
1790 Hughes Landing Blvd., Suite 275

The Woodlands, Texas 77380

Attn: Justin Moers

Ladies and Gentlemen:

The undersigned refers to:

(i)the Credit Agreement dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among AQUASITION LLC, a Delaware limited liability company, AQUASITION II LLC, a Delaware limited liability company, and you, as Lender, and; and
(ii)the Guaranty dated as of May 19, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Guaranty”), made by the Guarantors from time to time party thereto in your favor for the benefit of the Beneficiaries.

Terms defined in the Credit Agreement or the Guaranty and not otherwise defined herein are used herein as defined, and rules regarding construction, references, and titles are as provided, in the Credit Agreement or the Guaranty, as applicable.

SECTION 1.Guaranty.  The undersigned, jointly and severally with the other Guarantors, irrevocably and unconditionally guarantees to each Beneficiary the prompt and complete payment and performance when due, and no matter how the same shall become due, of all of the Guaranteed Obligations and otherwise agrees to be bound in all respects by the Guaranty as if an original Guarantor party thereto, subject to any limitation set forth therein. As of the date first-above written, each reference in the Guaranty to a “Guarantor” shall also mean and be a reference to the undersigned.
SECTION 1.Information Relating to the Undersigned.  The undersigned is an entity of the type specified in Schedule 1 attached hereto, is organized under the laws of the jurisdiction specified in Schedule 1 attached hereto, and its address for notices is specified in Schedule 1 attached hereto.  The undersigned certifies, as of the date first-above written, that such Schedule 1 has been prepared by the undersigned in substantially the form of Schedule 1 to the Guaranty and is true and complete.
SECTION 2.Representations and Warranties.  The undersigned as of the date hereof makes each representation and warranty set forth in Section 4.1 of the Guaranty.
SECTION 3.Governing Law.  This Guaranty Supplement AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIM OR

Exhibit A to Guaranty

CONTROVERSY ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF TEXAS.

Very truly yours,

[GUARANTOR]

By: _________________________
Name:
Title:

ACCEPTED AND AGREED AS OF THE DATE
FIRST-ABOVE STATED.

MUNICH RE RESERVE RISK FINANCING, INC., as Guaranteed Party

on behalf of the Beneficiaries

By: _________________________
Name:
Title:

Exhibit A to Guaranty